UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Travelers Companies, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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485 Lexington Avenue New York, New York 10017

April 5, 2019

Dear Shareholders:

Please join us for The Travelers Companies, Inc. Annual Meeting of Shareholders on Wednesday, May 22, 2019, at 9:00 a.m. (Eastern Daylight Time) at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

At this year’s meeting, you will be asked to:

1.	Elect the 10 director nominees listed in the Proxy Statement;
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019;
3.	Consider a non-binding vote to approve executive compensation;
4.	Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan;
5.	Consider a shareholder proposal relating to a diversity report, including EEOC data, if presented at the Annual Meeting; and
6.	Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in the Proxy Statement, FOR items 2, 3 and 4 and AGAINST item 5.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing a paper proxy card and returning it by mail. You may also vote in person at the Annual Meeting.

Thank you for your continued support of Travelers.

Sincerely,

Alan D. Schnitzer
Chairman and Chief Executive Officer

How To Vote By Proxy

If, at the close of business on March 26, 2019 (the “Record Date”), you were a shareholder of record or held shares through The Travelers Companies, Inc. (the “Company” or “Travelers”) 401(k) Savings Plan or through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote in person at the Annual Meeting of Shareholders to be held on May 22, 2019 (the “Annual Meeting”). For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and as described on page 85.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 21, 2019 to be counted.

If you hold shares through Travelers’ 401(k) Savings Plan, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 20, 2019 to be counted. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

To Vote by Proxy Over the Internet
●Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
●You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card.

To Vote by Proxy Over the Telephone
●From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
●You will need the 16-digit number included on your Notice or on your proxy card.

To Vote by Proxy by Mail
●If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.
●When you receive the proxy card, mark your selections on the proxy card.
●Date and sign your name exactly as it appears on your proxy card.
●Mail the proxy card in the postage-paid envelope that will be provided to you.

How To Vote In Person

If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as a driver’s license) along with your Notice, proxy card or proof of ownership (and if your shares are held in street name, a bank or brokerage account statement as proof of ownership). You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the recordholder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the meeting.

Your vote is important. Thank you for voting.

Notice of Annual Meeting of Shareholders

Date and Time May 22, 2019 9:00 a.m. Eastern Daylight Time	Location Hartford Marriott Downtown 200 Columbus Boulevard Hartford, Connecticut 06103	Who Can Vote — Record Date You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 26, 2019

Items of Business

Board Recommendation
1.	Elect the 10 director nominees listed in the Proxy Statement.	FOR each director nominee
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	FOR
3.	Consider a non-binding vote to approve executive compensation.	FOR
4.	Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan.	FOR
5.	Consider a shareholder proposal relating to a diversity report, including EEOC data, if presented at the Annual Meeting.	AGAINST

Voting by Proxy

To ensure your shares are voted, you may vote your shares by proxy on the Internet, by telephone or by completing a paper proxy card and returning it by mail. Internet and telephone voting procedures are described on the preceding page and in the General Information About the Meeting section beginning on page 84 of the Proxy Statement and on the proxy card.

Shareholders will also consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Wendy C. Skjerven
Corporate Secretary

This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 5, 2019.

Proxy Statement

The Travelers Companies, Inc. | 2019 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This Proxy Statement summary highlights certain information contained in this Proxy Statement, but does not contain all of the information you should consider when voting your shares. Please read the entire Proxy Statement carefully before voting.

Item 1	Election of Directors
Your Board recommends a vote FOR each director nominee.	See page 4

Director Nominees

Committees
Name	Independent
Alan L. Beller Senior Counsel of Cleary Gottlieb Steen & Hamilton LLP	✓
Janet M. Dolan President of Act 3 Enterprises, LLC	✓
Patricia L. Higgins President and Chief Executive Officer of Switch and Data Facilities, Inc. (retired)	✓
William J. Kane Audit Partner with Ernst & Young (retired)	✓
Clarence Otis Jr. Chairman and Chief Executive Officer of Darden Restaurants, Inc. (retired)	✓
Philip T. (Pete) Ruegger III Chairman of the Executive Committee of Simpson Thacher & Bartlett LLP (retired)	✓
Todd C. Schermerhorn Senior Vice President and Chief Financial Officer of C. R. Bard, Inc. (retired)	✓
Alan D. Schnitzer Chairman and Chief Executive Officer of Travelers
Donald J. Shepard Chairman of the Executive Board and Chief Executive Officer of AEGON N.V (retired)	✓
Laurie J. Thomsen Executive Partner of New Profit, Inc. (retired)	✓
Member

2019 Proxy Statement | The Travelers Companies, Inc.	1

Proxy Statement Summary

Corporate Governance Highlights

The Travelers Board is committed to high standards of corporate governance. Highlights include:

BOARD COMPOSITION AND ACCOUNTABILITY	SHAREHOLDER RIGHTS	BOARD COMPENSATION
✓All committees other than the Executive Committee are comprised of independent directors
✓Engaged Lead Independent Director
✓Regular executive sessions
✓Active risk oversight
✓Director education on matters relevant to the Company, its business plan and risk profile
✓Annual Board evaluations
✓Annually elected directors ✓Majority voting standard for director elections ✓Single voting class ✓Proxy access ✓No poison pill
✓Robust director stock ownership guidelines
✓Non-management directors currently receive more than 50% of their annual compensation under the Director Compensation Program in the form of deferred stock units
✓Biennial review to assess the appropriateness of the Director Compensation Program

Item 2	Ratification of Independent Registered Public Accounting Firm
Your Board recommends a vote FOR this Item.	See page 25

Item 3	Non-Binding Vote to Approve Executive Compensation
Your Board recommends a vote FOR this Item.	See page 27

Executive Compensation Highlights

With our pay-for-performance philosophy and compensation objectives as our guiding principles, we deliver annual executive compensation through the following elements:

Element		CEO Compensation Mix	Other NEOs

Base Salary Page 36	●Base salaries are appropriately aligned with Compensation Comparison Group.

Annual Cash Bonus Page 37
●Core return on equity is the primary factor in the Compensation Committee’s evaluation of the Company’s performance.
●In addition, the Committee considers other metrics, including, core income and core income per diluted share, and the metrics that contribute to those results.

Long-Term Stock Incentives Page 41
●Annual awards of stock-based compensation are typically in the form of stock options and performance shares. Because our performance shares only vest if specified core return on equity thresholds are met, and because stock options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based.
●The mix of long-term incentives for the CEO and other named executive officers is approximately 60% performance shares and 40% stock options, based on the grant date fair value of the awards.

2	The Travelers Companies, Inc. | 2019 Proxy Statement

Proxy Statement Summary

The Compensation Committee has adopted the following practices, among others:

What We DO:	What We DO NOT Do:
✓Maintain robust share ownership requirement
✓Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers
✓Prohibit hedging transactions as specified in our securities trading policy
✓Prohibit pledging shares without the consent of the Company (no pledges have been made)
✓Engage in outreach and maintain a dialogue with shareholders relating to the Company’s governance and compensation practices

✕No excise tax “gross-up” payments in the event of a change in control
✕No tax “gross-up” payments on perquisites for named executive officers
✕No repricing of stock options and no buy-out of underwater options
✕No excessive or unusual perquisites
✕No dividends or dividend equivalents paid on unvested performance shares
✕No above-market returns provided for in deferred compensation plans
✕No guaranteed equity or bonuses for named executive officers

Item 4	Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan
Your Board recommends a vote FOR this Item.	See page 67

Item 5	Shareholder Proposal Relating to a Diversity Report, Including EEOC Data
Your Board recommends a vote AGAINST this Item.	See page 76

2019 Proxy Statement | The Travelers Companies, Inc.	3

Corporate Governance  |  Item 1 and Nominees for Election of Directors

Corporate Governance

Item 1	Election of Directors

There are currently 12 members of the Board of Directors (the “Board”). On February 6, 2019, the Board, upon recommendation of its Nominating and Governance Committee, unanimously nominated the 10 directors listed below for re-election to the Board at the Annual Meeting. Current directors, Mr. John Dasburg and Mr. Kenneth Duberstein, will retire from the Board effective as of the Annual Meeting pursuant to our director retirement policy and will not stand for re-election. Mr. Dasburg’s quarter century of service on the Board included his extraordinary stewardship as the Company’s Lead Director for 12 years and his expert direction as Chair of the Audit Committee for 13 years. Mr. Duberstein’s 21 years of service included his service on four Board committees and a decade of exceptional leadership as Chair of the Nominating and Governance Committee. The Board is grateful to Mr. Dasburg and Mr. Duberstein for all they have done for our Company, our shareholders and our employees.

The directors elected at the Annual Meeting will hold office until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons (the “proxyholders”) named in the form of proxy card attached to this Proxy Statement, as filed with the Securities and Exchange Commission (“SEC”), intend to vote the proxies held by them for the election of the 10 nominees named below. The proxies cannot be voted for more than 10 candidates for director. The Board knows of no reason why these nominees would be unable or unwilling to serve, but if that would be the case, proxies received will be voted for the election of such other persons, if any, as the Board may designate.

Your Board recommends you vote FOR the election of all director nominees.

Nominees for Election of Directors

Director since 2007 Committees: Audit Risk
Alan L. Beller
Background
Mr. Beller, 69, is Senior Counsel of the law firm of Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), based in the New York City office. Mr. Beller joined Cleary in 1976 and was a partner in the firm from 1984 through 2001. From 2002 to 2006, he served as the Director of the Division of Corporation Finance of the SEC and as Senior Counselor to the SEC. He returned to Cleary in August 2006 and was a partner in the firm until 2014 when he became Senior Counsel.

Other Board Service
Mr. Beller is a member of the Board of Trustees of the IFRS Foundation and the Board of Directors of the Sustainability Accounting Standards Board (“SASB”) Foundation.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Beller’s senior-level public service and his significant experience and expertise in the areas of law, risk management oversight and corporate governance. In addition, the Committee considered Mr. Beller’s significant experience and expertise with respect to financial reporting, financial accounting, auditing and audit committee matters and their regulation and his increased expertise in the area of sustainability governance and disclosure.

4	The Travelers Companies, Inc. | 2019 Proxy Statement

Corporate Governance  |  Item 1 and Nominees for Election of Directors

Director since 2001 Committees: Compensation Executive Investment and Capital Markets Nominating and Governance
Janet M. Dolan
Background
Ms. Dolan, age 69, has been President of Act 3 Enterprises, LLC, a consulting services company, since August 2006. She served as President and Chief Executive Officer of Tennant Company, a manufacturer of nonresidential floor maintenance equipment and products, from April 1999 until her retirement in December 2005, and she had served in a number of senior executive positions with Tennant Company from 1986 until April 1999. Prior to joining Tennant Company, Ms. Dolan was a director of the Minnesota Lawyers’ Professional Responsibility Board.

Other Board Service
Ms. Dolan was a director of Wenger Corporation until December 2018 and a director of Donaldson Company, Inc. until November 2014.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Dolan’s experience as a public company CEO and her significant experience and expertise in management and in legal and compliance matters.

Director since 2007 Committees: Audit Risk
Patricia L. Higgins
Background
Ms. Higgins, age 69, served as President and Chief Executive Officer of Switch and Data Facilities, Inc., a provider of neutral interconnection and collocation services, from September 2000 until her retirement in February 2004. In 1999 and 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairman and Chief Executive Officer of the Research Board, a segment of the Gartner Group. From 1997 to 1999, she served as Corporate Vice President and Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of Unisys Corporation. From 1977 to 1995, she served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent.

Other Board Service
Ms. Higgins is a director of Barnes & Noble, Inc., Dycom Industries and the Dali Museum and was a director of Internap Corporation until June 2018.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Higgins’ experience as a public company Chief Information Officer and her significant experience and expertise in management, as well as information technology strategy and operations.

Director since 2012 Committees: Audit Executive Risk
William J. Kane
Background
Mr. Kane, age 68, served as an audit partner with Ernst & Young for 25 years until his retirement in 2010, during which time he specialized in providing accounting, auditing and consulting services to the insurance and financial services industries. Prior to that he served in various auditing roles with Ernst & Young.

Other Board Service
Mr. Kane is a director of Transamerica Corporation.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Kane’s experience as an audit partner of a registered public accounting firm and his significant experience and expertise in financial controls, financial reporting, management and the insurance industry.

2019 Proxy Statement | The Travelers Companies, Inc.	5

Corporate Governance  |  Item 1 and Nominees for Election of Directors

Director since 2017 Committees: Compensation Investment and Capital Markets Nominating and Governance
Clarence Otis Jr.
Background
Mr. Otis, age 62, served as Chairman and Chief Executive Officer of Darden Restaurants, Inc., the largest company-owned and operated full-service restaurant company in the world. He became Darden’s Chief Executive Officer in 2004, assumed the additional role of Chairman in 2005 and served in both capacities until his retirement in 2014. Mr. Otis joined Darden Restaurants, Inc. in 1995 and served in various roles with Darden, including Vice President and Treasurer, and Senior Vice President and Chief Financial Officer.

Other Board Service
Mr. Otis is a director of Verizon Communications, Inc., VF Corporation and MFS Mutual Funds and was a Class B director of the Federal Reserve Bank of Atlanta until December 2015.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Otis’s experience as a public company CEO and his significant experience and expertise in operations, financial oversight and risk management.

Director since 2014 Committees: Compensation Investment and Capital Markets Nominating and Governance
Philip T. (Pete) Ruegger III
Background
Mr. Ruegger, age 69, served as Chairman of the Executive Committee of the law firm Simpson Thacher & Bartlett LLP from 2004 until his retirement in 2013. He was a member of the firm’s executive committee from 1993 through June 2013. Mr. Ruegger joined Simpson Thacher & Bartlett LLP in 1974 and became a partner in 1981. At Simpson Thacher & Bartlett LLP, he advised clients on mergers and acquisitions, corporate governance, investigations, corporate finance and general corporate and securities law matters.

Other Board Service
Mr. Ruegger is Chairman of the Executive Committee of the Henry Street Settlement, a New York City based not-for-profit.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Ruegger’s experience as the leader of a large international corporate law firm and his significant experience and expertise in mergers and acquisitions and other corporate transactional matters, as well as risk management.

Director since 2016 Committees: Audit Executive Risk
Todd C. Schermerhorn
Background
Mr. Schermerhorn, age 58, served as Senior Vice President and Chief Financial Officer of C. R. Bard, Inc., a multinational developer, manufacturer and marketer of life-enhancing medical technologies, from 2003 until his retirement in 2012. Prior to that, he had been Vice President and Treasurer of C. R. Bard from 1998 to 2003. From 1985 to 1998, Mr. Schermerhorn held various other management positions with C. R. Bard.

Other Board Service
Mr. Schermerhorn was a director of The Spectranetics Corporation until August 2017 and was a director of Thoratec Corporation until October 2015.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Schermerhorn’s experience as a public company Chief Financial Officer and his significant experience and expertise in management, accounting and business operations, including international operations.

6	The Travelers Companies, Inc. | 2019 Proxy Statement

Corporate Governance  |  Item 1 and Nominees for Election of Directors

Director since 2015 Committees: Executive
Alan D. Schnitzer
Background
Mr. Schnitzer, age 53, is Chairman and Chief Executive Officer of Travelers. He was previously the Company’s Vice Chairman and Chief Executive Officer, Business and International Insurance from July 2014 to December 2015. He was Vice Chairman—Financial, Professional and International Insurance and Field Management; Chief Legal Officer from May 2012 until July 2014. Prior to that, he was Vice Chairman and Chief Legal Officer since joining the Company in April 2007 and Executive Vice President—Financial, Professional and International Insurance since May 2008. Prior to joining the Company, he was a partner at Simpson Thacher & Bartlett LLP.

Other Board Service
Mr. Schnitzer serves as a trustee of the University of Pennsylvania and as a director of Memorial Sloan Kettering Cancer Center, New York City Ballet and the Connecticut Council for Education Reform.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Schnitzer’s position as Chairman and CEO of the Company and his significant experience in the management of the Company in various roles, including as Chief Executive Officer of Business and International Insurance, the Company’s largest business segment, as well as his significant experience and expertise in management, finance and law.

Director since 2009 Committees: Compensation Executive Investment and Capital Markets Nominating and Governance
Donald J. Shepard
Background
Mr. Shepard, age 72, served as Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., an international life insurance and pension company, from April 2002 until his retirement in April 2008. Prior to that, he served as Chief Executive Officer of AEGON USA since 1989, and in 1992, he became a member of the Executive Board of AEGON N.V.

Other Board Service
Mr. Shepard is a director of PNC Financial Services Group, Inc. and was a director of CSX Corporation until June 2017.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Shepard’s experience as a public insurance company CEO and his significant experience and expertise in management and international business.

Director since 2004 Committees: Audit Risk
Laurie J. Thomsen
Background
Ms. Thomsen, age 61, served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, she was a co-founder, General Partner and Retiring General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, she worked at the venture capital firm Harbourvest Partners in Boston, where she was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984.

Other Board Service
Ms. Thomsen is a director of Dycom Industries and MFS Mutual Funds and an emeritus Trustee of Williams College.

Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Thomsen’s experience as a general partner of a venture capital firm and her significant experience and expertise in investments, finance and the development of emerging businesses.

2019 Proxy Statement | The Travelers Companies, Inc.	7

Corporate Governance  |  Governance of Your Company

Governance of Your Company

Governance Highlights

Our commitment to good corporate governance is reflected in our Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Governance Guidelines are reviewed annually by the Nominating and Governance Committee, and any changes deemed appropriate by the Committee in light of emerging practices or otherwise are submitted to the full Board for consideration. Our Governance Guidelines can be found on the Corporate Governance page of the “For Investors” section on our website at www.travelers.com.

Board Composition and Accountability

Independence	All of our director nominees other than our Chairman and CEO are independent.
Committee independence	All committees are comprised of independent directors other than the Executive Committee on which our Chairman and CEO serves.
Independent Chair or independent Lead Director	The Board has an independent Chair or independent Lead Director whenever the Chair is a member of management or not otherwise independent.
Executive session	Independent members of the Board and each of the committees regularly meet in executive session with no member of management present.
Risk oversight	The Board and committees annually review their oversight of risk and the allocation of risk oversight among the committees.
Director education	The Nominating and Governance Committee oversees educational sessions for directors on matters relevant to the Company, its business plan and risk profile.
Board evaluation	The Board and each of its committees evaluate and discuss its respective performance and effectiveness every year.
Diversity of skills and experience	The composition of the Board encompasses a broad range of skills, expertise, industry knowledge and diversity.
Board tenure	The Board’s balanced approach to refreshment results in an appropriate mix of long-serving and new directors.

Shareholder Rights

Annually elected directors	The annual election of directors reinforces the Board’s accountability to shareholders.
Majority voting standard for director elections

Directors must be elected under a “majority voting” standard in uncontested elections — a director who receives fewer votes “For” his or her election than “Against” must promptly tender his or her resignation to the Board.

Single voting class	Our common stock is the only class of shares outstanding.
Proxy access

Each shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for at least three years may, in accordance with the terms specified in our bylaws, nominate and include in our proxy materials director nominees constituting the greater of two directors or 20% of the Board.

Poison pill	The Company does not have a poison pill.

Board Compensation

Director stock ownership	Non-employee directors are required to accumulate and retain a level of ownership of our equity securities to align the interests of the non-employee directors and the shareholders.
Deferred stock units	Non-employee directors currently receive over 50% of their annual compensation under the Director Compensation Program in the form of deferred stock units, and the shares underlying these units are not distributed to a director until at least six months after the director leaves the Board.
Compensation review	The Nominating and Governance Committee reviews the appropriateness of the Director Compensation Program at least once every two years.

8	The Travelers Companies, Inc. | 2019 Proxy Statement

Corporate Governance  |  Governance of Your Company

Governance Structure of the Board – Chairman and Lead Director

Our bylaws provide that the Board, at its regular meeting each year immediately following the annual shareholders meeting, shall elect a Chairman of the Board. The Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer (“CEO”) should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. Our Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is a director who does not qualify as an independent director.

Our Current Board Leadership Structure

Alan D. Schnitzer Chairman and Chief Executive Officer	Mr. Schnitzer serves as Chairman of the Board and Chief Executive Officer. The combined role of Chairman and Chief Executive Officer, in the case of the Company, means that the Chair of the Board has longstanding experience with property and casualty insurance and ongoing executive responsibility for the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance shareholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.
John H. Dasburg Lead Director

Upon the election of Mr. Schnitzer as Chairman, the independent directors elected Mr. Dasburg as independent Lead Director of the Board. The independent directors will elect an independent Lead Director to replace Mr. Dasburg, who is retiring, at its upcoming meeting immediately following the Annual Meeting. Among other things, under our Governance Guidelines, the independent Lead Director has the authority to:

●convene,set the agendas for, and chair the regular executive sessions of the independent directors;
●convene and chair other meetings of the independent directors as deemed necessary;
●provide direction regarding the meeting schedules, information to be sent to the Board and input regarding meeting agenda items;
●act as a liaison between the independent directors, committee chairs and senior management;
●receive and review correspondence sent to the Company’s office addressed to the Board or independent directors and, together with the CEO, to determine appropriate responses if any; and
●in concert with the chairs of the Board’s committees, recommend to the Board the retention of consultants and advisors who directly report to the Board, without consulting or obtaining the advance authorization of any officer of the Company.

In addition, in accordance with our Governance Guidelines, the Lead Director is responsible for coordinating the efforts of the independent and non-management directors “in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management”.

The Board believes that its current leadership structure is appropriate for the Company at this time. The Board believes that the responsibilities of the Lead Director help to assure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the Lead Director is enhanced by the Board’s independent character. In addition, as described in more detail under “Nominees for Election of Directors—Nomination Considerations”, the Lead Director and the independent directors have substantial experience with public company management and governance, in general, and the Company, in particular. This structure facilitates the continued strong communication and coordination between management and the Board and enables the Board to fulfill its risk oversight responsibilities. A complete description of the role of the independent Lead Director is set forth in our Governance Guidelines.

2019 Proxy Statement | The Travelers Companies, Inc.	9

Corporate Governance  |  Governance of Your Company

Committees of the Board and Meetings

There are six standing committees of the Board: the Audit Committee; the Compensation Committee; the Executive Committee; the Investment and Capital Markets Committee; the Nominating and Governance Committee; and the Risk Committee.

The Board has adopted a written charter for each of these committees, copies of which are posted on our website at www.travelers.com under “For Investors: Corporate Governance: Charter Documents”. Each committee reviews its charter annually and, when appropriate, presents to the Nominating and Governance Committee and the Board any recommended amendments for consideration and approval.

Non-employee members of the Board regularly meet in executive session with no members of management present. Executive sessions are chaired by the independent Lead Director. Each of the committees also meets regularly in executive session.

The following table summarizes the current membership of the standing committees of the Board, as well as the number of times each committee met during 2018.

Director	Audit	Compensation	Executive	Investment and Capital Markets	Nominating and Governance	Risk
Mr. Beller
Mr. Dasburg
Ms. Dolan
Mr. Duberstein
Ms. Higgins
Mr. Kane
Mr. Otis
Mr. Ruegger
Mr. Schermerhorn
Mr. Schnitzer
Mr. Shepard
Ms. Thomsen
Meetings in 2018	9	5	-	4	5	4
Member	Chair

The Board held five meetings in 2018. Directors are encouraged and expected, but not required, to attend each annual meeting of shareholders.

●	Each of the directors is independent, other than Mr. Schnitzer, who currently serves as our Chairman and Chief Executive Officer.
●	Each committee of the Board, other than the Executive Committee on which Mr. Schnitzer serves, is composed solely of independent directors.

With respect to attendance:

●	Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2018.
●	All of the directors serving at the time of last year’s annual meeting, other than Mr. Killingsworth, who retired effective at such meeting, attended last year’s annual meeting of shareholders.

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Audit Committee

All members of the Audit Committee are “independent”, consistent with our Governance Guidelines, the New York Stock Exchange (“NYSE”) listing standards and SEC rules applicable to boards of directors in general and audit committees in particular. In addition, the Board has determined that all members of the Audit Committee meet the financial literacy requirements of the NYSE. The Board also has determined that Mr. Kane’s extensive experience as an audit partner with Ernst & Young for 25 years qualifies him as an audit committee financial expert. In addition, the Board designated Mr. Dasburg as an audit committee financial expert after considering his experience with Marwick from 1973 to 1980, his service as a KPMG Tax Partner from 1978 to 1980, his experience as Chief Financial Officer of Marriott Corporation, Chief Executive Officer of Northwest Airlines, Burger King Corporation and ASTAR and his service on the audit committees of other public companies. The Board also designated Mr. Schermerhorn as an audit committee financial expert after considering his experience as Senior Vice President and Chief Financial Officer with C. R. Bard, Inc. from 2003 to 2012, his service as Vice President and Treasurer of C. R. Bard, Inc. from 1998 to 2003 and his service on the audit committees of other public companies. In addition, the Board designated Ms. Higgins as an audit committee financial expert after considering her experience as Chief Executive Officer of Switch and Data Facilities, Inc., during which she supervised its principal financial officer, and her experience serving as an audit committee financial expert of other public companies.

The duties and responsibilities of the Audit Committee include the following:

●	assist the Board in exercising its oversight of the Company’s accounting and financial reporting process and audits of the Company’s financial statements;
●	appoint our independent registered public accounting firm and review its qualifications, performance and independence;
●	review and pre-approve the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm;
●	review the adequacy of the work performed by our internal audit group;
●	review reports from management, the internal auditors and the independent registered public accounting firm with respect to the adequacy of the Company’s internal controls; and
●	oversee the Company’s compliance with legal and regulatory requirements.

With respect to reporting and disclosure matters, the duties and responsibilities of the Audit Committee include reviewing our audited financial statements and recommending to the Board that they be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Compensation Committee

All members of the Compensation Committee are “independent” consistent with our Governance Guidelines, the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). With respect to general compensation matters, the duties and responsibilities of the Compensation Committee include the following:

●	review and approve the performance goals and individual objectives for our CEO and those members of our Management Committee who are executive officers or report directly to the CEO (together with the CEO, the “Committee Approved Officers”);
●	review the performance and approve the salaries and incentive compensation of the Committee Approved Officers;
●	review and approve policies with respect to perquisites of the CEO and other members of management;
●	approve and monitor compliance with stock ownership guidelines applicable to the CEO and other members of management;
●	review and approve our compensation philosophy and objectives and recommend to the Board for approval compensation and benefit programs determined by the Compensation Committee to be appropriate;
●	review the operation of our overall compensation program to evaluate its objectives and its execution and recommend to the Board steps to modify our compensation programs to better conform them with the established compensation objectives;
●	review and approve any new equity compensation plans and material amendments to existing plans where shareholder approval has not been obtained and oversee management’s administration of such plans;
●	review our regulatory compliance with respect to compensation matters;
●	review and approve any severance or similar termination payments proposed to be made to any current or former executive officer;
●	review and approve all stock option, restricted stock, restricted stock unit, performance share and similar stock-based grants;

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●	conduct an independence assessment prior to selecting any compensation consultant, legal counsel or other adviser that will provide advice to the Compensation Committee; and
●	evaluate, at least annually, whether any work provided by the Compensation Committee’s compensation consultant raised any conflict of interest.

With respect to reporting and disclosure matters, the duties and responsibilities of the Compensation Committee include reviewing and discussing the “Compensation Discussion and Analysis” with management and recommending to the Board that it be included in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The Compensation Committee may, in its discretion, delegate any of its duties and responsibilities to a subcommittee of the Compensation Committee.

Establishment of Annual Bonus and Equity Award Pools

The Compensation Committee approves the individual salary, annual bonus and equity awards for the Committee Approved Officers. In addition, the Compensation Committee approves the aggregate annual bonuses and equity awards to employees who are not Committee Approved Officers.

The Compensation Committee considered recommendations from the CEO regarding compensation for each of the executive officers named in the “Summary Compensation Table” on page 52 and other officers.

Delegation of Authority for “Off-Cycle” Equity Grants

The Compensation Committee has delegated limited authority to the CEO to make equity grants outside of the annual equity grant process, or “off-cycle grants”, to employees and new hires who are not Committee Approved Officers. The delegation is subject to maximum grant date values of equity that can be granted to any one person. These grants can only be made on the grant dates established by our Governance Guidelines for “off-cycle” equity awards. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by FW Cook are conducted under the direction or authority of the Compensation Committee and all work performed by FW Cook must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee. Neither FW Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates, other than advising the Nominating and Governance Committee with respect to director compensation. In November 2018, the Compensation Committee evaluated whether any work provided by its Compensation Committee consultant raised any conflict of interest and determined that it did not.

As requested by the Compensation Committee, FW Cook’s services to the Compensation Committee in 2018 included, among other things:

●	advising with respect to the Compensation Committee meeting materials;
●	evaluating potential changes to incentive plans;
●	advising with respect to individual compensation for the Committee Approved Officers;
●	reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards;
●	preparing comparative analyses of executive compensation levels and design at peer group companies;
●	advising as to how actions taken by the Compensation Committee compare to the pay and performance of our peer group companies; and
●	advising in connection with the preparation of certain of the information included in the proxy statement.

An FW Cook representative participated in each of the five Compensation Committee meetings in 2018.

In addition to the independent outside compensation consultant discussed above, our corporate staff (including Finance, Human Resources and Legal staff members) supports the Compensation Committee in its work. Other than with respect to the CEO’s recommendations regarding compensation to be paid to executive officers, no executive officer determines or recommends to the Compensation Committee the amount or form of executive compensation to be paid to an executive officer.

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Executive Committee

The Board has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board in the oversight of our business during the intervals between Board meetings in order to provide a degree of flexibility and ability to respond to time-sensitive business and legal matters. The Executive Committee meets only as necessary.

Investment and Capital Markets Committee

All members of the Investment and Capital Markets Committee are independent consistent with our Governance Guidelines. The Investment and Capital Markets Committee assists the Board in exercising its oversight of the Company’s management of its investment portfolios (including credit risk monitoring) and certain financial affairs of the Company (including capital management, such as dividend policy and actions, stock splits, repurchases of stock or other securities, financing arrangements, debt and equity financing and liquidity).

The Investment and Capital Markets Committee also reviews and either approves or recommends appropriate Board action with respect to, among other matters, the issuance of securities, the establishment of bank lines of credit and certain purchases and dispositions of real property, capital expenditure budgets and acquisitions and divestitures of assets.

Nominating and Governance Committee

All members of the Nominating and Governance Committee are “independent” consistent with our Governance Guidelines, the NYSE listing standards and SEC rules applicable to board of directors in general. The duties and responsibilities of the Nominating and Governance Committee include the following:

●	establish criteria for the selection of candidates to serve on the Board;
●	identify and recommend director candidates for election or re-election to the Board;
●	identify and recommend directors for appointment to serve on the committees of the Board and as chair of such committees;
●	recommend adjustments, from time to time, to the size of the Board or of any Board committee;
●	establish procedures for the annual evaluation of Board and director performance;
●	oversee continuing education of directors in light of the Governance Guidelines;
●	review the director compensation program and policies and recommend changes to the Board;
●	establish and review our Governance Guidelines;
●	review the Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to directors and employees and recommend changes to the Board when appropriate;
●	develop and recommend to the Board standards for determining the independence of directors and the absence of material relationships between the Company and a director;
●	review succession plans for our CEO and the direct reports to the CEO;
●	review and approve or ratify all related person transactions under our Related Person Transaction Policy;
●	review the Company’s public policy initiatives;
●	review and discuss with the Company’s head of Government Relations the Company’s participation in the political process, including political contributions and lobbying expenditures;
●	review and discuss with the Company’s senior management the Company’s strategies and initiatives relating to diversity and inclusion;
●	review the Company’s strategies and initiatives relating to community relations and charitable giving; and
●	recommend to the Board any guidelines for the removal of directors, as it determines appropriate.

Risk Committee

All members of the Risk Committee are independent consistent with our Governance Guidelines. The Risk Committee assists the Board in exercising its oversight of the Company’s operational activities and the identification and review of those risks that could have a material impact on us. The duties and responsibilities of the Risk Committee include oversight of management’s risk management activities in the following areas:

●	our enterprise risk management program;
●	the underwriting of insurance;
●	the settlement of claims;
●	the management of catastrophe exposure;
●	the retention of insured risk and appropriate levels and types of reinsurance;
●	the credit risk in our insurance operations and ceded reinsurance program;
●	our information technology operations, including cyber risk and information security; and
●	the business continuity and executive crisis management for the Company and its business operations.

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Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness, as required by the Governance Guidelines. These evaluations cover a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Governance Guidelines and committee charters. The evaluations address the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Each committee reviews, among other topics, how the committee has satisfied the responsibilities contained in its charter in the past year as well as the organization of the committee, the committee meeting process and the committee’s oversight. Each committee reports the results of its evaluation to the Board.

Director Nominations

Process and Criteria Generally

Pursuant to our Governance Guidelines, the Nominating and Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election.

As required by our Governance Guidelines, the Board, based on the Nominating and Governance Committee’s recommendation, selects nominees after considering the following criteria:

●	personal qualities and characteristics, accomplishments and reputation in the business community;
●	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
●	ability and willingness to commit adequate time to Board and committee matters;
●	the fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and
●	diversity of viewpoints, background, experience and other demographics.

The evaluation of these criteria involves the exercise of careful business judgment. Accordingly, although the Nominating and Governance Committee and the Board at a minimum assess each candidate’s ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, working style, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters. The Nominating and Governance Committee and the Board do not have specific minimum qualifications that are applicable to all director candidates. The Board seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

Director Search

In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral.

Diversity

As mentioned above, the Nominating and Governance Committee and the Board include diversity of “viewpoints, background, experience and other demographics” as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Governance Committee carefully consider is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with

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backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Governance Guidelines, result in the Board having “a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business”. As part of its annual self-evaluation, the Board assesses and confirms compliance with this Governance Guideline.

Shareholder Recommendations

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, resume and biographical information to the attention of the Corporate Secretary, The Travelers Companies, Inc., 485 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Governance Committee for its consideration.

Proxy Access

Our bylaws permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws, which are posted on our website at www.travelers.com. Shareholder requests to include shareholder-nominated directors in the Company’s proxy materials for the 2020 annual meeting of shareholders must be received by the Company no earlier than November 7, 2019 and no later than December 7, 2019.

Specific Considerations Regarding 2019 Nominees

Overview

In considering the 10 director nominees named in this Proxy Statement and proposed for election by you at the Annual Meeting, the Nominating and Governance Committee and the Board evaluated and considered, among other factors:

●	each nominee’s experiences, qualifications, attributes and skills, in light of the Governance Guidelines’ criteria for nomination discussed on page 14, including the specific skills identified by the Board as relevant to the Company;
●	the contributions of those directors recommended for re-election in the context of the Board self-evaluation process and other needs of the Board;
●	the tenure of individual directors;
●	the mix of long-serving and new directors on the Board;
●	the specific needs of the Company given its business and industry; and
●	the diversity of viewpoints, background, experience and other demographics of the director nominees.

Individual and Overall Tenure

With respect to the individual and overall tenure of Board members, the Board and the Nominating and Governance Committee believe that the Company’s industry is one where a long-term perspective is critical and a historical perspective on risk is important, and, accordingly, the Company benefits from having longstanding directors serve on the Board, including in leadership positions. At the same time, the Board and Nominating and Governance Committee also believe that incorporating new perspectives on the Board through regular refreshment is important to maintaining the right mix and diversity of viewpoints on the Board.

In considering the 10 director nominees named in this Proxy Statement, the Nominating and Governance Committee and the Board considered the mix of tenure of the director nominees. As illustrated below, there is a balance of tenure among the independent director nominees.

NOMINEE TENURE

In light of the foregoing, the Board and the Nominating and Governance Committee concluded that there was an appropriate mix of long-serving and new directors.

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Background and Experiences

The Board and the Nominating and Governance Committee, in considering each nominee, principally focused on the background and experiences of the nominee, as described in the biographies beginning on page 4. The Board and the Nominating and Governance Committee considered that each nominee has experience serving in senior positions with significant responsibility, where each has gained valuable expertise in a number of areas relevant to the Company and its business. The Board and the Nominating and Governance Committee also considered that a number of directors have gained valuable experience and skills through serving as a director of other public and private companies.

Director Age Limit

The Governance Guidelines provide that no person who will have reached the age of 74 on or before the date of the next annual shareholders meeting will be nominated for election at that meeting without an express waiver by the Board.

The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director.

Director Independence and Independence Determinations

Under our Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules.

The Board has established categorical standards of director independence to assist it in making independence determinations. These standards, which are included in our Governance Guidelines, set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has determined to be material or immaterial in assessing a director’s independence. The Nominating and Governance Committee annually reviews the independence of all directors and reports its determinations to the full Board.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the categorical independence standards, the independent members of the Board determine in their judgment whether such relationship is material.

Our Governance Guidelines require that:

●	all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee be independent; and
●	no more than two members of the Board may concurrently serve as officers of the Company.

The Board has determined that all of its current directors are independent, other than our Chairman and Chief Executive Officer, Mr. Alan Schnitzer. Consequently, assuming election of all the nominees included in this Proxy Statement, 90% of the directors on the Board will be independent. The Board had also determined that Mr. Killingsworth, who served as a director until the 2018 annual shareholders meeting, was independent.

In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Specifically, the Board’s independence determinations included reviewing membership dues, contributions and research fees paid to a trade association and affiliated entities where Mr. Donald Shepard served as a director in 2018 (but not as an executive officer or employee). Payments to the organization constituted less than 1% of such organization’s consolidated gross revenues during its last completed fiscal year and were below the thresholds set forth under our categorical standards of director independence.

The Board determined that the transactions identified were not material and did not affect the independence of such director under either the Company’s Governance Guidelines or the applicable NYSE rules.

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Board’s Role in Risk Management

Enterprise Risk Management

Enterprise Risk Management (“ERM”) is a Company-wide initiative that involves the identification and assessment of a broad range of risks that could affect our ability to fulfill our business objectives or execute our corporate strategy and the development of plans to mitigate their effects. Our ERM is overseen by our Board of Directors. The Risk Committee and the other committees of the Board, as well as our separate management-level enterprise risk and underwriting risk committees, are key elements of our ERM structure and help to establish and reinforce our strong culture of risk management. For example, having both a Board Risk Committee that oversees operational risks and the Company’s ERM activities, and a management-level enterprise risk committee that reports regularly to the Board Risk Committee, enables a high degree of coordination between management and the Board.

We describe our ERM function in more detail in our Annual Report on Form 10-K, under “Business—Enterprise Risk Management”. We also discuss the alignment of our executive compensation with our risk management below under “Risk Management and Compensation”.

Oversight of Corporate Strategy and Sustainability and Allocation of Risk Oversight

The Board works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In setting and monitoring strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model and whether the strategy is consistent with the Company’s risk appetite. The Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term sustainability. The Board oversees these efforts in part through its various committees based on each Committee’s responsibilities and expertise.

The Board has allocated and delegated risk oversight responsibility to various committees of the Board in accordance with the following principles:

The Audit Committee is responsible for:

●Oversight of risks related to integrity of financial statements, including oversight of financial reporting principles and policies and internal controls.
●Oversight of the process for establishing insurance reserves.
●Risks related to regulatory and compliance matters generally.

The Risk Committee is responsible for:

●Oversight responsibility generally for our Enterprise Risk Management activities.
●Oversight of risks related to business operations, including insurance underwriting and claims; reinsurance; catastrophe risk and the impact of changing climate conditions; credit risk in insurance operations; information technology, including cyber security.
●Business continuity plans.

The Compensation Committee is responsible for:

●Oversight of risks related to compensation programs, including formulation, administration and regulatory compliance with respect to compensation matters.

The Investment and Capital Markets Committee is responsible for:

●Oversight of risks in the Company’s investment portfolio (including valuation and credit risks), capital structure, financing arrangements and liquidity.

The Nominating and Governance Committee is responsible for:

●Oversight of risks related to corporate governance matters, including succession planning, director independence and related person transactions.
●Oversight of the Company’s workforce diversity and inclusion efforts, public policy initiatives and community relations.

Each committee is also responsible for monitoring reputational risk to the extent arising out of its area of responsibility.

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As a result, each committee charter contains specific risk oversight functions delegated by the Board, consistent with the principles set forth above. In that way, monitoring of strategic objectives, risk oversight responsibilities and oversight of the Company’s sustainability more generally are shared by all committees of the Board. Further, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risks and opportunities.

The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company. On at least an annual basis, the Board reviews significant risks that management, through its ERM efforts, has identified. The Board then evaluates, and may change, the allocation among the various committees of oversight responsibility for each identified risk. Further, each committee periodically reports to the Board on its risk oversight activities. In addition, at least annually, the Company’s Chief Risk Officer conducts a review of the interrelationships of risks and reports the results to the Risk Committee and the Board. These reports and reviews are intended to inform the Board’s annual evaluation of the allocation of risk oversight responsibility.

Risk Management and Compensation

Our compensation structure is intended to encourage a careful balance of risk and reward, both on an individual risk basis and in the aggregate on a Company-wide basis, and promote a long-term perspective.

As discussed in more detail under “Compensation Discussion and Analysis” in this Proxy Statement, consistent with our goal of achieving a core return on equity in the mid-teens over time, the Compensation Committee selected adjusted core return on equity as the quantitative performance measure for the performance share portion of our stock-based long-term incentive program and as a material factor, although not the only factor, in determining amounts paid under our annual cash bonus program. Because core return on equity is a function of both core income and shareholders’ equity, it encourages senior executives, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investing activities and capital management.

In addition, the long-term nature of our stock-based incentive awards (which generally do not vest until three years after the award is granted), our significant executive stock ownership requirements and the fact that more than 40% of our named executive officers’ total direct compensation in the aggregate was in the form of stock-based long-term incentives for each of the last five years, including 2018, all encourage prudent enterprise risk management and discourage excessive risk taking to achieve short-term gains.

Moreover, neither the long-term incentive awards nor annual cash bonuses require growth in revenues or earnings in order for our executives to be rewarded, and none of our executives are paid based on a formulaic percentage of revenues or profits. As a result of this and the mix of short- and long-term performance criteria across our compensation programs, among other factors, we believe that our compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

Furthermore, the Compensation Committee’s independent compensation consultant evaluates and advises the Compensation Committee as to the design and risk implications of our incentive plans and other aspects of our compensation programs to ensure that the mix of compensation, the balance of performance measures and the overall compensation framework all support our short-and long-term objectives.

Dating and Pricing of Equity Grants

The Board has adopted a Governance Guideline establishing fixed grant dates for the grant of equity awards made at times other than at a regularly scheduled meeting of the Compensation Committee, so as to avoid the appearance that equity grant dates have been established with a view to benefiting recipients due to the timing of material public announcements.

In addition, to further ensure the integrity of our equity awards process, the Compensation Committee requires that the exercise price of all stock options granted, and the fair value of all equity awards made, must be determined by reference to the closing price for a share of our common stock on the NYSE on the date of any such grant or award. Under the Company’s stock plans, the Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option, unless such action is approved by the Company’s shareholders in accordance with applicable rules of the NYSE.

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Code of Business Conduct and Ethics

We maintain a Code of Business Conduct, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The Code of Conduct may be found on our website at www.travelers.com under “For Investors: Corporate Governance: Code of Conduct”. Our Chief Ethics and Compliance Officer is responsible for overseeing compliance with the Code of Conduct as part of fulfilling her responsibility for overseeing our ethics and compliance functions throughout the organization. Our Chief Ethics and Compliance Officer also assists in the communication of the Code of Conduct and oversees employee education regarding its requirements through the use of global, computer-based training, supplemented with focused in-person sessions where appropriate. All employees and directors are required to certify annually that they have reviewed, understand and agree to comply with the contents of the Code of Conduct.

Ethics Helpline

We maintain an Ethics Helpline, which is administered by an independent third party, through which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is available seven days a week, 24 hours a day and can be accessed by individuals online or through a toll-free number. In either case, employees can report concerns anonymously. We maintain a formal non-retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith.

Once an Ethics Helpline report is filed, the Ethics and Compliance Office investigates the matter and addresses any ethical or compliance-related issues. Our Chief Ethics and Compliance Officer provides the Audit Committee with quarterly summaries of matters reported through the Ethics Helpline and more frequent compliance updates as appropriate. Additionally, the Audit Committee receives reports on all matters reported to the Chief Ethics and Compliance Officer that involve accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls.

Communications with the Board

As described on our website at www.travelers.com, interested parties, including shareholders, who wish to communicate with a member or members of the Board, including the Lead Director of the Board, the Nominating and Governance Committee, the non-employee directors as a group, or the Audit Committee may do so by addressing their correspondence as follows: if intended for the full Board or one or more non-employee directors, to the Lead Director; if intended for the Lead Director, to the Lead Director; and if intended for the Audit Committee or the Nominating and Governance Committee, to the Chair of such Committee.

All such correspondence should be sent c/o Corporate Secretary, The Travelers Companies, Inc., 385 Washington Street, Saint Paul, Minnesota 55102. The office of the Corporate Secretary will forward such correspondence as appropriate.

Shareholder Engagement

In addition to the general correspondence process above, the Nominating and Governance Committee oversees a shareholder engagement program relating to the Company’s governance and compensation practices. Under this program, at the direction of the Nominating and Governance Committee, management reaches out to the Company’s largest shareholders at least once each year to facilitate a dialogue regarding governance, compensation and other matters. Management reports on the resulting conversations with those investors to the Nominating and Governance Committee and also, as appropriate, to the Compensation Committee. In 2018, the Company also carried out a comprehensive engagement initiative aimed at understanding its shareholders’ views with respect to Environmental, Social and Governance matters. Through these combined efforts, in 2018, the Company engaged with shareholders representing more than 40% of the Company’s outstanding shares. The shareholder engagement program

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continues to influence and inform the Company’s policies and practices. In addition, for example, in the past few years based in part on investor input:

●	the Compensation Committee enhanced the disclosure in the “Compensation Discussion and Analysis”;
●	the Company provided disclosure on its website regarding its pay equity practices;
●	the Company made clarifying changes to its policy regarding participation in the political process and provided additional disclosure of political contributions and lobbying activities on its website;
●	the Company provided additional disclosure regarding the Board’s oversight of the Company’s enterprise risk management program, including risks related to changing climate conditions; and
●	the Board amended the charter of the Nominating and Governance Committee to make explicit the committee’s oversight responsibility with respect to the Company’s diversity and inclusion initiatives, lobbying activities and charitable giving.

Transactions with Related Persons

General

The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy are prohibited, unless approved or ratified by the Board or by the Nominating and Governance Committee. Our directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the policy) to the Corporate Secretary, who in turn must promptly forward such notice and information to the Chair of the Nominating and Governance Committee and to our counsel for analysis, to determine whether the particular transaction constitutes a Related Person Transaction requiring compliance with the policy. The analysis and recommendation of counsel are then presented to the Nominating and Governance Committee for consideration at its next regular meeting.

In reviewing Related Person Transactions for approval or ratification, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

●	the commercial reasonableness of the terms;
●	the benefit (or lack thereof) to the Company;
●	opportunity costs of alternate transactions;
●	the materiality and character of the related person’s interest, including any actual or perceived conflicts of interest; and
●	with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under our Governance Guidelines, the NYSE rules (including those applicable to committee service) and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee, (2) status as an outside director under Section 162(m), if such non-employee director serves on the Compensation Committee, or (3) status as a “non-employee director” under Rule 16b-3 of the Exchange Act, if such non-employee director serves on the Compensation Committee.

The Nominating and Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

●	the Company was or is to be a participant;
●	the amount involved exceeds $120,000; and
●	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available on our website at www.travelers.com under “For Investors: Corporate Governance: Related Person Transaction Policy”.

In addition to the Related Person Transaction Policy, our Code of Conduct requires that all employees, officers and directors avoid any situation that involves or appears to involve a conflict of interest between their personal and professional relationships. Our Audit Committee provides oversight regarding compliance with our Code of Conduct and discusses any apparent conflicts of interest with senior management. The policies of the Company also require that all employees seek approval from our Chief Ethics and Compliance Officer prior to accepting a position as a director or officer of any unaffiliated for-profit company or organization.

20	The Travelers Companies, Inc. | 2019 Proxy Statement

Corporate Governance | Non-Employee Director Compensation

Employment Relationships

We employ approximately 30,400 employees, approximately 7,400 of whom work in and around Hartford, Connecticut. The following employees are related to executive officers:

●	Mr. Jay Benet is Vice Chairman and served as Chief Financial Officer of the Company until September 1, 2018. His stepson, Mr. Jon-Paul Mucha, has been employed by the Company since 2003. In 2018, his total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $135,000. His compensation is commensurate with that of his peers.
●	Ms. Diane Bengston is Executive Vice President and Chief Human Resources Officer of the Company. Her son, Mr. Scott Bengston, has been employed by the Company since 2010. In 2018, his total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $157,000. His compensation is commensurate with that of his peers.
●	Mr. Brian MacLean served as President and Chief Operating Officer of the Company until April 2, 2018. His daughter, Ms. Erin Cha, and his son-in-law, Mr. Junghwan Cha, have been employed by the Company since 2005 and 2009, respectively. In 2018, their combined total compensation, including salary, bonuses, equity awards and other benefits, totaled approximately $253,000. Their compensation is commensurate with that of their peers.
●	Mr. MacLean’s son-in-law, Mr. Mark Dunlap has been employed by the Company since 2012. In 2018, his total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $145,000. His compensation is commensurate with that of his peers.

Third-Party Transactions

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of voting securities of the Company and, as a result, are considered a “related person” under the Related Person Transaction Policy. These organizations may provide services to the Company or its benefit plans. In addition, the Company may provide insurance coverage to these organizations. In 2018, the following transactions occurred with investors who reported beneficial ownership of 5% or more of the Company’s voting securities:

●	An affiliate of BlackRock, Inc. (“BlackRock”) provides investment management services to the Company’s Canadian Savings Plan. The participants in the Canadian Savings Plan paid approximately $165,000 in management fees to BlackRock in 2018. The investment management agreement was entered into on an arm’s-length basis. In 2018, BlackRock paid premiums of approximately $977,000 for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.
●	An affiliate of State Street Corporation (“State Street”) provides investment management services to funds included in the Company’s 401(k) Savings Plan. The participants in the 401(k) Savings Plan paid approximately $304,000 in management fees to State Street in 2018. The investment management agreement was entered into on an arm’s-length basis. In 2018, State Street paid premiums of approximately $401,000 for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.
●	An affiliate of The Vanguard Group (“Vanguard”) provides investment management services to funds included in the Company’s 401(k) Savings Plan and the qualified and non-qualified pension plans. The participants in the 401(k) Savings Plan and the Company paid approximately $1.22 million and $909,000, respectively, in management fees to Vanguard in 2018. The investment management agreements were entered into on an arm’s-length basis. In 2018, Vanguard paid premiums of approximately $1.34 million for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.

Non-Employee Director Compensation

The Nominating and Governance Committee of the Board recommends to the full Board for approval the amount and composition of Board compensation for non-employee directors (the “Director Compensation Program”). Directors who are our employees are not compensated for their service on the Board. In accordance with the Company’s Governance Guidelines, the Nominating and Governance Committee reviews the significance and appropriateness of each of

2019 Proxy Statement | The Travelers Companies, Inc.	21

Corporate Governance  |  Non-Employee Director Compensation

the components of the Director Compensation Program at least once every two years. The Compensation Committee’s independent compensation consultant, FW Cook, advises the Nominating and Governance Committee with respect to director compensation.

The objectives of the Nominating and Governance Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity. It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Elements of Non-Employee Director Compensation

Element		Timing

Annual Retainer	Each non-employee director receives an annual retainer of $130,000.

Annual retainers and committee chair fees are paid in quarterly installments, in arrears at the end of each quarter, either (1) in cash or, (2) if the director so elects, in common stock units credited to his or her deferred compensation account (discussed under “Director Deferral Plan” below) and distributed at a later date designated by the director.

Committee Chair Fees and Lead Director Retainer

The chairs of certain committees are paid additional fees in cash in connection with their services as follows:

●Audit Committee—$25,000;
●Compensation Committee—$25,000;
●Nominating and Governance Committee—$20,000;
●Investment and Capital Markets Committee—$20,000; and
●Risk Committee—$25,000.

The Lead Director is paid an additional $35,000 annual cash retainer.

Annual Deferred Stock Award

Under the Director Compensation Program, during 2018, each non-employee director nominated for re-election to the Board was awarded $175,000 in deferred stock units. The deferred stock units were granted under our Amended and Restated 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) and vest in full one day prior to the date of the annual shareholder meeting occurring in the year following the year of the date of grant so long as the non-employee director continuously serves on the Board through that date. The value of deferred stock units rises or falls as the price of our common stock fluctuates in the market. Dividend equivalents (in an amount equal to the dividends paid on shares of our common stock) on the deferred stock units are deemed “reinvested” in additional deferred stock units.

Directors are subject to a stock ownership target as described under “Director Stock Ownership” on page 23.

The accumulated deferred stock units, including associated dividend equivalents, in a director’s account are distributed in the form of shares of our common stock either in a lump sum or in annual installments, at the director’s election, beginning at least six months following termination of his or her service as a director.

Director Deferral Plan

In addition to receiving the annual deferred stock award in the form of deferred stock units, non-employee directors may elect to have all or any portion of their annual retainer and any lead director or committee chair fees paid in cash or deferred through our Deferred Compensation Plan for Non-Employee Directors. Deferrals of the annual retainer and any lead director or committee chair fees are notionally “invested” in common stock units. Any director who elects to have any of his or her fees credited to his or her deferred compensation plan account as common stock units will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash, based on the closing market price of our common stock on such date.

The value of common stock units rises or falls as the price of our common stock fluctuates in the market. In addition, dividend equivalents (in an amount equal to the dividends paid on shares of our common stock) on the units are deemed “reinvested” in additional common stock units. The accumulated common stock units, including associated dividend equivalents, in a director’s account are distributed in the form of shares of our common stock on pre-designated dates, usually following termination of service as a director. Shares of common stock issued in payment of the deferred fees are awarded under our 2014 Stock Incentive Plan.

22	The Travelers Companies, Inc. | 2019 Proxy Statement

Corporate Governance  |  Non-Employee Director Compensation

Director Stock Ownership

The Board believes its non-employee directors should accumulate and retain a level of ownership of our equity securities to align the interests of the non-employee directors and the shareholders. Accordingly, the Board has established an ownership target for each non-employee director equal to four times the director’s most recent annual deferred stock award. Each new director is expected to meet or exceed this target within four years of his or her initial election to the Board, provided that, if the annual deferred stock award for any of such four years is less than the most recent previous annual deferred stock award, such director is expected to meet or exceed the higher target within five years of his or her initial election to the Board.

All of our current non-employee directors have achieved stock ownership levels in excess of the target amount, other than Mr. Schermerhorn, who was first elected to our Board in 2016, and Mr. Otis, who was first elected to our Board in 2017. Non-employee directors currently receive over 50% of their annual compensation in the form of deferred stock units. The shares underlying these units are not distributed to a director until at least six months after the director leaves the Board. Accordingly, all of our non-employee directors hold equity interests that they cannot sell for so long as they serve on the Board and at least six months afterwards.

Legacy Directors’ Charitable Award Program

Prior to 2004, directors of the Company were eligible to participate in a Directors’ Charitable Award Program, under which a director could designate up to four tax-exempt charitable, educational or other organizations to receive contributions from the Company over a period of ten years following the death of the director, in an aggregate amount over such period of up to $1 million per director.

This program was discontinued for new participants in April 2004; however, it continues to be actively administered with respect to the vested interests of Messrs. Dasburg and Duberstein. The Company carries life insurance policies on these two current directors. The premiums in connection with this program were fully paid by the Company in 2013.

Director Compensation for 2018

The 2018 compensation of non-employee directors is displayed in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Alan L. Beller	130,000	174,936	—	304,936
John H. Dasburg	165,000	174,936	—	339,936
Janet M. Dolan	150,000	174,936	—	324,936
Kenneth M. Duberstein	150,000	174,936	1,457	326,393
Patricia L. Higgins	130,000	174,936	—	304,936
William J. Kane	155,000	174,936	—	329,936
Cleve L. Killingsworth Jr.(3)	51,428	—	427	51,855
Clarence Otis Jr.	130,000	174,936	—	304,936
Philip T. Ruegger III	130,000	174,936	—	304,936
Todd C. Schermerhorn	155,000	174,936	—	329,936
Donald J. Shepard	155,000	174,936	—	329,936
Laurie J. Thomsen	130,000	174,936	—	304,936
(1)	The fees earned for all non-employee directors consist of an annual retainer, committee chair fees and a lead director annual retainer. All of the non-employee directors, other than Mr. Otis, Mr. Ruegger and Mr. Shepard, received all of their fees in cash. Mr. Otis, Mr. Ruegger and Mr. Shepard elected to receive the 2018 annual retainer and Mr. Shepard elected to receive his committee chair fee in the form of common stock units, which will be accumulated in their respective deferred compensation plan account and distributed at a later date (Mr. Otis—1,022 common stock units, Mr. Ruegger—1,022 common stock units and Mr. Shepard—1,218 common stock units). The table above does not include a value for dividend equivalents attributable to the common stock units received in lieu of cash fees because they are earned at the same rate as the dividends on the Company’s common stock and are not preferential.

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Corporate Governance  |  Non-Employee Director Compensation

(2)

The dollar amounts represent the grant date fair value of deferred stock units granted in 2018, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), without taking into account estimated forfeitures, based on the closing market price on the NYSE of our common stock on the grant date. The dividend equivalents attributable to the annual deferred stock unit awards are deemed “reinvested” in additional deferred stock units and are distributed, together with the underlying deferred stock units, in the form of shares of our common stock beginning at least six months following termination of service as a director. In accordance with the SEC’s rules, dividend equivalents on stock awards are not required to be reported because the amounts of future dividends are factored into the grant date fair value of the awards. For a discussion of annual deferred stock awards, see “Elements of Non-Employee Director Compensation, Annual Deferred Stock Award” above.

On February 6, 2018, each non-employee director nominated for re-election to the Board was granted 1,242 deferred stock units (determined by dividing $175,000 by the closing market price on the NYSE of our common stock of $140.85 on February 6, 2018). The entire award is subject to forfeiture if a director leaves the Board prior to the day prior to our 2019 Annual Meeting of Shareholders (May 21, 2019).

The following table provides information with respect to aggregate holdings of common stock units and unvested and vested deferred stock units beneficially owned by our non-employee directors at December 31, 2018. The amounts below include dividend equivalents credited (in the form of additional common stock units or deferred stock units, respectively) on common stock units and deferred stock units.

Name	Unvested Deferred Stock Units (#)	Common Stock Units and Vested Deferred Stock Units (#)
Alan L. Beller	1,271	30,444
John H. Dasburg	1,271	74,299
Janet M. Dolan	1,271	42,985
Kenneth M. Duberstein	1,271	60,437
Patricia L. Higgins	1,271	30,444
William J. Kane	1,271	12,256
Clarence Otis Jr.	1,271	2,571
Philip T. Ruegger III	1,271	8,174
Todd C. Schermerhorn	1,271	3,139
Donald J. Shepard	1,271	34,024
Laurie J. Thomsen	1,271	44,050
(3)	Mr. Killingsworth retired from the Company’s Board of Directors effective May 23, 2018, the date of our 2018 annual meeting of shareholders. The fees earned by Mr. Killingsworth consist of the pro-rated portion of the annual retainer for the period through such date.

24	The Travelers Companies, Inc. | 2019 Proxy Statement

Audit Committee Matters  |  Item 2 and Audit and Non-Audit Fees

Audit Committee Matters

Item 2	Ratification of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for 2019.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Travelers Property Casualty Corp. (“TPC”) and The St. Paul Companies, Inc. (“The St. Paul”) merged in 2004 (the “Merger”) to form the Company. KPMG has continuously served as the independent registered public accounting firm of TPC since 1994. KPMG had continuously served as the independent registered public accounting firm of The St. Paul and its subsidiaries from 1968 through the time of the Merger, when TPC was deemed the acquirer for accounting purposes.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of KPMG’s lead audit partner. The Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Your Board recommends you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2019.

Audit and Non-Audit Fees

In connection with the audit of the 2018 financial statements, we entered into an agreement with KPMG which set forth the terms by which KPMG would perform audit services for the Company. The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2018 and 2017 and fees billed for other services rendered by KPMG for those periods:

	2018	2017
Audit fees(1)	$9,459,300	$9,364,000
Audit-related fees(2)	704,700	948,400
Tax fees(3)	135,400	122,500
All other fees(4)	4,900	52,400
Total	$10,304,300	$10,487,300
(1)	Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.
(2)	Services primarily consisted of audits of employee benefit plans, actuarial attestations and reports on internal controls not required by applicable regulations.
(3)	Tax fees related primarily to tax return preparation and assistance services and occasionally to domestic and international tax compliance-related services.
(4)	2018 other fees relate to training services; 2017 other fees relate to international regulatory advisory services.

The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining KPMG’s independence and concluded that it was.

2019 Proxy Statement | The Travelers Companies, Inc.	25

Audit Committee Matters  |  Report of the Audit Committee

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized our Chief Auditor to approve KPMG’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee must approve any such permitted non-audit service within the budget if the expected cost for that service exceeds $100,000. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Governance of Your Company—Committees of the Board and Meetings—Audit Committee” in this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

William J. Kane (Chair)	Patricia L. Higgins
Alan L. Beller	Todd C. Schermerhorn
John H. Dasburg	Laurie J. Thomsen

26	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Item 3

Executive Compensation

Item 3	Non-Binding Vote to Approve Executive Compensation

The Company is requesting that shareholders vote, on a non-binding basis, to approve the compensation of our named executive officers as discussed in the “Compensation Discussion and Analysis” beginning on page 28 and the tabular executive compensation disclosure on pages 52 to 66, including the “Summary Compensation Table” and accompanying narrative disclosure. At the Company’s 2017 annual meeting of shareholders, our shareholders indicated their preference to hold the non-binding shareholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next such vote is expected to be held at the Company’s 2020 Annual Meeting of Shareholders. While the Board intends to consider carefully the results of this vote, the final vote is advisory in nature and is not binding on the Company or the Board.

The Board recommends that shareholders vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, compensation tables and related narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis”, our executive compensation programs are structured consistent with our longstanding pay for performance philosophy and utilize performance measures that are intended to align compensation with the creation of shareholder value and to reinforce a long-term perspective.

In deciding how to vote on this proposal, the Board encourages you to read the “Compensation Discussion and Analysis”, particularly the “2018 Overview”. In making compensation decisions for the 2018 performance year, the Compensation Committee considered the Company’s strong results in 2018 and over time on both an absolute basis and relative to our peers, as well as the financial metrics and other factors described in the “Compensation Discussion and Analysis”.

Your Board recommends you vote FOR approval of named executive officer compensation.

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Executive Compensation  |  Compensation Discussion and Analysis

Compensation Discussion and Analysis

2018 Overview

The overview below summarizes a number of performance highlights in 2018 and how that performance affected the amount of variable compensation awarded to the named executive officers in February 2019 with respect to the 2018 performance year.

Continued Strong Performance in 2018
Performance	Net Income of $2.52 billion increased 23% from 2017	Return on Equity of 11.0% increased from 8.7% in 2017	Core Income* of $2.43 billion increased 19% from 2017	Core Return on Equity* of 10.7% increased from 9.0% in 2017	Grew adjusted book value per share* after returning more than $2.1 billion to shareholders and continuing to make strategic investments in our business
Underwriting
Underwriting gain* of $681 million pre-tax despite pre-tax catastrophe losses of $1.72 billion. Underlying underwriting gain* (which is our underwriting gain excluding the impact of catastrophes and net favorable prior year reserve development) of more than $1.5 billion after-tax was the highest in over a decade.

Expense Ratio
60 basis point improvement year-over-year in our expense ratio, as we increased revenues, made important investments in ongoing and new strategic initiatives and delivered on our objective of improving productivity and efficiency through technology and workflow enhancements.

Execution of our Marketplace Strategy
Record net written premiums of $27.7 billion, up 6% year-over-year, with all three business segments contributing to our growth, thanks to excellent execution of our strategic initiatives as well as our marketplace strategy of:

✓Retaining our best business ✓Improving the profitability of business where needed ✓Creating opportunities to write attractive new business
Investment Performance	Our high-quality investment portfolio generated pre-tax net investment income of $2.47 billion and after-tax net investment income of $2.10 billion.
Performance for Customers
Due to our highly sophisticated claims handling model, we were able to adjust virtually 100% of our more than 1.7 million claims with our own claim professionals and without the need for independent adjusters, a better outcome for our customers and a more efficient outcome for us. During 2018, we resolved approximately 95% of our customers’ property claims arising out of the largest catastrophe events within 30 days.

2018 Performance-Based Compensation

As discussed in this Compensation Discussion and Analysis, the Compensation Committee considered, among other things, our strong 2018 financial results, the continued successful execution of our ongoing strategic initiatives and the progress we have made on our ambitious innovation agenda and made the following compensation decisions:

Element	CEO Outcomes	Other NEO Outcomes

Annual Bonus	●Mr. Schnitzer’s cash bonus increased 11% year-over-year (from $4.7 million to $5.2 million).
●The average annual cash bonus for Messrs. Heyman and Kess increased 6% year-over-year.
●Mr. Benet’s cash bonus decreased 9% year-over-year, reflecting his transition out of the role of CFO, effective September 1, 2018, and his continued service on the senior leadership team as Vice Chairman.
●Mr. Frey, who was appointed CFO effective September 1, 2018, received a cash bonus of $1.0 million, and Mr. Toczydlowski received a cash bonus of $2.3 million. Neither Mr. Frey nor Mr. Toczydlowski was a named executive officer last year.

Long-Term Incentives	●Mr. Schnitzer’s annual equity award increased by 10% (from $8.2 million to $9.0 million).
●The average annual equity award for Messrs. Heyman and Kess increased 6% year-over-year.
●Mr. Benet’s annual equity award decreased 9% year-over-year, reflecting the change in his role and responsibilities.
●Messrs. Frey and Toczydlowski, neither of whom were named executive officers last year, received annual equity awards of $1.625 million and $1.75 million, respectively.

*	See “Annex A–Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions” on page A-1.

28	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Compensation Discussion and Analysis

Consistent Performance Over Time

Our strong results in 2018 in the face of severe catastrophes demonstrate the continued successful execution of our long-term financial strategy to create shareholder value.

STRATEGIC OBJECTIVE	TRAVELERS 10-YEAR PERFORMANCE
Deliver superior returns on equity by leveraging our competitive advantages
✓Produced industry leading return on equity with a low level of volatility
✓Increased dividends per share at an average annual rate of 10%
✓Returned more than $34 billion of excess capital to our shareholders
✓Increased our book value per share by 101%
✓Delivered a total return to shareholders of 240%

Generate earnings and capital substantially in excess of our growth needs
Thoughtfully rightsize capital and grow book value per share over time

The Company’s successful execution of this long-term financial strategy is demonstrated by the results we have achieved over time as discussed below.

Continued Profitability and Quality Underlying Underwriting Results

●	Our business starts with risk selection, underwriting and pricing segmentation.
●	As illustrated by the chart, our 2018 underlying underwriting gain (our “underwriting margin” excluding the impact of catastrophes and net favorable prior year reserve development) of more than $1.5 billion after-tax increased by 23% compared to 2017 and was the highest in more than a decade.
●	This result demonstrates the quality of our underwriting and the discipline with which we run our business.
TRAVELERS’ UNDERLYING UNDERWRITING GAIN

The results we deliver are due to our deliberate and consistent approach to creating shareholder value. Our consistently articulated objective is to produce an appropriate return on equity for our shareholders over time. We emphasize that the objective is measured over time because we recognize that weather, reserve developments and interest rates, among a number of other factors, impact our results sometimes significantly from year-to-year. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time. The Compensation Committee believes that our compensation program should continue to reinforce this long-term perspective, as it has historically.

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Executive Compensation  |  Compensation Discussion and Analysis

Achieved a Superior Return on Equity
As demonstrated by the following chart, our return on equity has meaningfully outperformed the average return on equity for the property and casualty industry in each of the past 10 years.
●	In 2018, we produced a return on equity of 11.0% and a core return on equity of 10.7%.
●	Our 2018 return on equity exceeded the average return on equity for the domestic property and casualty industry in 2018 of approximately 5.2%, as estimated by the Insurance Information Institute.
●	For this 10-year period, our return on equity has also been less volatile as compared to each member of our Compensation Comparison Group. We believe that our performance over time demonstrates the soundness of our long-term strategy, the quality of our underwriting and investment approach and the discipline with which we run our business. This performance also demonstrates the value of our competitive advantages.
RETURN ON EQUITY 2009 – 2018

(1)	Average GAAP return on equity from Insurance Information Institute for 2009-2018; 2017 and 2018 are estimates.

Increased Adjusted Book Value Per Share and Returned Significant Excess Capital to Our Shareholders
Over the last 10 years, we achieved significant growth in both book value per share and adjusted book value per share (which excludes the after-tax impact of unrealized gains and losses on investments) while at the same time continuing to invest meaningfully in our competitive advantages and returning substantial excess capital to shareholders.
●	Changes in interest rates impact the fair value of our fixed income securities. During 2018, as we expected, rising interest rates caused a 1% decrease in our reported book value per share compared to year-end 2017. Because we generally hold our fixed income investments to maturity and maintain a very high quality investment portfolio, we manage based on adjusted book value per share. Our adjusted book value per share increased by 5% during 2018.
●	Over the last 10 years, the compound annual growth rate of both our book value per share and adjusted book value per share were 7%.
●	During 2018, we returned more than $2.1 billion of excess capital to shareholders through approximately $1.3 billion of share repurchases and more than $800 million of dividends.
GROWING ADJUSTED BOOK VALUE PER SHARE(1)

(1)	Excludes unrealized investment gains (losses), net of taxes.

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Executive Compensation  |  Compensation Discussion and Analysis

Since we began our current share repurchase program in 2006, we have returned approximately $43 billion of excess capital to shareholders through share repurchases (at an average price per share of $65.84) and dividends, an amount that:

●	exceeds the Company’s market capitalization of approximately $30 billion at the time the repurchase program was initially authorized in 2006; and
●	is significantly greater relative to market capitalization than any other member of the Compensation Comparison Group during that period.

Achieved Superior Total Return to Shareholders Over Time

Strong financial results have led to outstanding total returns to shareholders over time (measured as the change in stock price plus the cumulative amount of dividends, assuming dividend reinvestment on the respective dividend payment dates).

We measure our success in executing on our financial strategy over time. This long-term perspective is especially important in the property and casualty insurance industry where a short-term focus could create incentives for management to relax the Company’s underwriting or investment standards to increase revenue and reported profit in the near term but creating excessive risk for shareholders over the longer term. Moreover, results in the property and casualty insurance industry can vary significantly when measured year-to-year due to a variety of factors, including the periodic occurrence of significant catastrophes, such as in 2017 and 2018. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time. Consequently, in assessing total shareholder return, the Compensation Committee generally gives greater weight to performance over a longer period of time.

●	Our total return to shareholders in 2018, including dividends, was approximately (9.6)% for the year as compared to (12.3)% for our Compensation Comparison Group, (3.5)% for the Dow 30 Index and (4.4)% for the S&P 500 Index.
●	For the three-year, five-year and ten-year periods ended December 31, 2018, our shareholder returns were 14%, 48% and 240%, respectively. These returns placed the Company at the 44th, 67th and 56th percentile of our Compensation Comparison Group for the three-year, five-year and ten-year periods, respectively.
●	As demonstrated by the chart, for the period beginning January 1, 2008 (prior to the 2008 financial crisis) and ending December 31, 2018, our total shareholder return of 193.2% exceeded that of our Compensation Comparison Group, the Dow 30 Index and the S&P 500 Index.
TOTAL RETURN TO SHAREHOLDERS CALCULATED FROM JANUARY 1, 2008

250%
200%
150%
100%
50%
0%
-50%
-100%
Jan.1, 2008
Dec. 31, 2008
Dec. 31, 2009
Dec. 31, 2010
Dec. 31, 2011
Dec. 31, 2012
Dec. 31, 2013
Dec. 31, 2014
Dec. 31, 2015
Dec. 31, 2016
Dec. 31, 2017
Dec. 31, 2018
Travelers
Dow 30
S&P 500
Compensation Comparison Group

Source: Bloomberg and S&P Global Market Intelligence

Based on the achievements discussed above and elsewhere in this “Compensation Discussion and Analysis”, and other factors, the Compensation Committee determined to increase the performance-based compensation of the named executive officers, as discussed in more detail below.

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Executive Compensation  |  Compensation Discussion and Analysis

Pay-for-Performance Philosophy
Our compensation program, the objectives and structure of which have been stable over time and aligned with our articulated financial strategy, is designed to reinforce a long-term perspective and align the interests of our executives with those of our shareholders. We measure our success in executing on our financial strategy over time. This long-term perspective is especially important in the property and casualty insurance industry where a short-term focus could create incentives for management to relax the Company’s underwriting or investment standards to increase revenue and reported profit in the near term but creating excessive risk for shareholders over the longer term. Moreover, results in the property and casualty insurance industry can vary significantly when measured year-to-year due to a variety of factors, including the periodic occurrence of significant catastrophes, such as in 2017 and 2018. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time.
Consistent with our longstanding pay-for-performance philosophy, the Compensation Committee believes that:	In addition, to a greater extent than many of the companies included in our Compensation Comparison Group, due to the absence of time-based restricted stock in our ongoing program and, in the case of our CEO, a base salary that is low relative to the peer group, a substantial majority of the ultimate value of our named executive officer compensation is performance-based and is tied to operating results and increases in shareholder value over time.
When we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group.
When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.

While the objectives and structure of our compensation program have been stable over time, compensation levels vary significantly from year-to-year and correlate with our results. The following two charts illustrate the directional relationship for the past ten performance years (“PY”) between total direct compensation for the CEO (Mr. Schnitzer for PY2016 through PY2018 and Mr. Jay Fishman, our CEO until December 2015, for PY2009 through PY2015) and the Company’s performance, as reflected by core return on equity (“ROE”). As explained under “—Objectives of Our Executive Compensation Program”, the Compensation Committee believes that the effective management of catastrophes can only be evaluated over a longer period of time and that compensation levels should encourage a long-term perspective. Therefore, the Compensation Committee believes that, while catastrophe losses (“CATs”) should impact compensation levels, compensation levels should not be as volatile from year-to-year as changes in financial results due to catastrophe losses.

CEO TOTAL DIRECT COMPENSATION (SUPPLEMENTAL TABLE)	CORE ROE WITH CATs AT AVERAGE LEVEL AND AS REPORTED(1)

(1)	The chart is intended to facilitate a year-to-year comparison of core ROE by showing core ROE both as reported and as adjusted to reflect a consistent level of catastrophe losses for each year to eliminate the volatility that undermines the comparison of period-to-period results. The average annual after-tax catastrophe losses for the ten-year period presented was $829 million (reflecting a U.S. corporate income tax rate of 21% for 2018 and 35% for prior years). Actual catastrophe losses for each year are presented in Annex A.
(2)	Return on equity as reported for each performance year in the ten-year period was as follows:
PY2009	PY2010	PY2011	PY2012	PY2013	PY2014	PY2015	PY2016	PY2017	PY2018
13.5%	12.1%	5.7%	9.8%	14.6%	14.6%	14.2%	12.5%	8.7%	11.0%
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Executive Compensation  |  Compensation Discussion and Analysis

Differences between total direct compensation for each performance year in the chart above and information included in the “Summary Compensation Table” are discussed in “—Total Direct Compensation for 2016-2018 (Supplemental Table)” and “—The Differences Between this Supplemental Table and the Summary Compensation Table” on page 51.

Objectives of Our Executive Compensation Program

With our overarching pay-for-performance philosophy in mind, the Compensation Committee has approved the following five primary objectives of our executive compensation program.

1. Link compensation to the achievement of our short- and long-term financial and strategic objectives

The Compensation Committee believes that a properly structured compensation system should measure and reward performance on multiple bases. To ensure an appropriate degree of balance in the program, the compensation system is designed to measure short- and long-term financial and operating performance, the efficiency with which capital is employed in the business, the effective management of risk, the achievement of strategic initiatives and the individual performance of each executive.

The Compensation Committee further believes that the most senior executives, who are responsible for the development and execution of our strategic and financial plans, should have the largest portion of their compensation tied to performance-based incentives, including stock-based compensation, the ultimate value of which is dependent on the performance of our stock price over time and our three-year core return on equity. Accordingly, the proportion of total compensation that is performance-based increases with successively higher levels of responsibility. In addition, in evaluating the Company’s overall performance, the Compensation Committee takes into account that our business is subject to year-to-year volatility outside of management’s control, including natural and man-made catastrophic events. The Compensation Committee believes that, because the impact of catastrophes in any given year can produce significant volatility, the effective management of catastrophes can only be evaluated over a longer period of time. As a result, although the Compensation Committee believes that the impact of catastrophes on the Company’s financial results should be reflected in its executive compensation decisions, the Compensation Committee does not believe it is appropriate for compensation levels to be subject to as much volatility year-to-year as may be caused by actual catastrophes.

2. Provide competitive compensation opportunities to attract, retain and motivate high-performing executive talent

Our overall compensation levels are designed to attract and retain the best executives in light of the competition for executive talent. We recognize that to continue to produce industry leading results over time, we need to continuously cultivate that talent. We do so with competitive compensation programs that are designed to attract, motivate and retain our best people, development programs that foster personal and professional growth and a focus on diversity as a business imperative.

In addition, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.

The Compensation Committee may also take into account other relevant facts and circumstances in awarding compensation in order to attract, retain and motivate high-performing talent.

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Executive Compensation  |  Compensation Discussion and Analysis

3. Align the interests of management and shareholders by paying a substantial portion of total compensation in stock-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure

The Compensation Committee believes that the interests of executives and shareholders should be aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based compensation. The components of the annual stock-based compensation granted to the named executive officers in 2019 and 2018 were stock options and performance shares. Stock options provide value only if our stock appreciates and performance shares vest only if specified core return on equity thresholds are met. In addition, as discussed below, senior executives are expected to achieve specified stock ownership targets prior to selling any stock acquired upon the exercise of stock options or the vesting of performance shares or restricted stock units. Both the portion of total compensation attributable to stock-based programs and the expected level of executive stock ownership increase with successively higher levels of responsibility.

4. Maximize, to the extent equitable and practicable, the financial efficiency of the overall compensation program

As part of the process of approving the initial design of incentive plans, or any subsequent modifications made to such plans, and determining awards under the plans, the Compensation Committee evaluates the aggregate economic costs and dilutive impact to shareholders of such compensation, the expected tax and accounting treatment and the impact on our financial results. The Compensation Committee attempts to balance the various financial implications of each program to ensure that the system is as efficient as possible and that unnecessary costs are avoided.

5. Reflect established and evolving corporate governance standards

The Compensation Committee, with the assistance of our Human Resources Department and the Compensation Committee’s independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it deems appropriate.

As a result of this process, the Compensation Committee has adopted the following practices, among others:

What We DO:	What We DO NOT Do:
✓Maintain robust share ownership requirement
✓Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers
✓Prohibit hedging transactions as specified in our securities trading policy
✓Prohibit pledging shares without the consent of the Company (no pledges have been made)
✓Engage in outreach and maintain a dialogue with shareholders relating to the Company’s governance and compensation practices

✕No excise tax “gross-up” payments in the event of a change in control
✕No tax “gross up” payments on perquisites for named executive officers
✕No repricing of stock options and no buy-out of underwater options
✕No excessive or unusual perquisites
✕No dividends or dividend equivalents paid on unvested performance shares
✕No above-market returns provided for in deferred compensation plans
✕No guaranteed equity or bonuses for named executive officers

For a description of the duties of the Compensation Committee and its use of an independent compensation consultant, see “Governance of Your Company—Committees of the Board and Meetings—Compensation Committee” on page 11.

34	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Compensation Discussion and Analysis

Compensation Elements and Decisions

With our pay-for-performance philosophy and compensation objectives discussed above as our guiding principles, we deliver annual executive compensation through the following elements:

2018 COMPENSATION MIX(1)

(1)	Pay mix of total direct compensation for the 2018 performance year as reported in the Supplemental Table on page 51.

Cash-based Compensation	Stock-based Compensation
Consistent with recent years, the Compensation Committee has determined that the allocation of compensation between performance-based annual cash bonus and stock-based, long-term incentives should be somewhat more heavily weighted towards cash bonus as compared to our Compensation Comparison Group. The Compensation Committee believes that this allocation is appropriate in light of the fact that a higher percentage of the named executive officers’ total compensation (and total direct compensation) is performance-based as compared to the peer average and peer median of the Compensation Comparison Group. In particular, unlike a number of other companies in our Compensation Comparison Group, annual equity awards made to the named executive officers are typically all performance-based.	Annual awards of stock-based compensation are typically in the form of stock options and performance shares. Because our performance shares only vest if specified core return on equity thresholds are met, and because stock options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based; that is, the compensation typically awarded annually to our CEO and other named executive officers generally does not include awards that are earned solely due to the passage of time without regard to performance.

The following chart illustrates the mix of performance-based compensation to non-performance-based compensation of our CEO, compared to the CEOs of our Compensation Comparison Group.

TRAVELERS CEO PAY MIX(1) AND PEER AVERAGE CEO PAY MIX(2)

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Executive Compensation  |  Compensation Discussion and Analysis

(1)	Pay mix of total direct compensation for the 2018 performance year as reported in the Supplemental Table on page 51.
(2)	Peer Average CEO Pay Mix reflects the pay mix of total direct compensation for our Compensation Comparison Group for their 2017 performance year (the most recent year for which data was publicly available) and was calculated by the Company using data provided by the Compensation Committee’s independent compensation consultant. As part of that calculation, the independent compensation consultant annualized special non-recurring long-term incentive grants (for example, new hire, retention and promotion awards) to reflect an estimate of “per year” value when appropriate.

We also provide benefits and modest perquisites. In addition, from time to time, the Compensation Committee may make special cash or equity awards to one or more of our named executive officers. No special cash or equity awards were made to our named executive officers for the 2018 performance year.

Base Salary

Metrics

The Compensation Committee’s philosophy is to generally set base salary for executive officers other than the CEO at a level that is intended to be on average at or near the 50th percentile for equivalent positions in our Compensation Comparison Group.

Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the tenure and experience the executive brings to the position and the performance and potential of the executive in his or her role.

Base salaries are reviewed annually, and adjustments are made from time to time as the Compensation Committee deems appropriate to recognize performance, changes in duties and/or changes in the competitive marketplace.

Link to Strategy

The Compensation Committee’s base salary positioning supports the attraction and retention of high-quality talent, ensures an affordable overall cost structure, and mitigates excessive risk taking.

2018 Base Salaries

Mr. Schnitzer’s current base salary as CEO is below the 10th percentile when compared to other CEOs in our Compensation Comparison Group. The Compensation Committee set the base salary for our CEO below the 50th percentile because it believes that the CEO’s compensation should be more heavily weighted to variable performance-based compensation, as shown in the chart on page 35. Mr. Schnitzer’s base salary has not increased since he was appointed CEO in 2015.

At its February 2019 meeting, the Compensation Committee increased (effective April 1, 2019) the base salaries for each of the named executive officers other than the CEO by $50,000, except with respect to Mr. Benet who received a $30,000 increase in base salary, reflecting the change in his role and responsibilities in 2018. In increasing the base salaries, the Compensation Committee considered that these other named executive officers, with the exception of Mr. Frey who was recently promoted to CFO, had not received an increase in base salary since 2016.

After this February 2019 increase, the base salaries for the named executive officers other than the CEO are on average at approximately the 55th percentile of our Compensation Comparison Group, based on the most recently available data as provided by the Compensation Committee’s independent compensation consultant. Because salaries for executive officers are typically changed infrequently, at the time the Compensation Committee increases the salaries of executives who have not received an increase in several years, such salaries on average may, initially and for a period of time following such increases, be higher than the 50th percentile of our Compensation Comparison Group indicated by the most recently available data on the basis that over time the average is expected to be at, or near, approximately the 50th percentile.

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Executive Compensation  |  Compensation Discussion and Analysis

Annual Cash Bonus

The named executive officers are eligible to earn performance-based annual cash bonuses under the Senior Executive Performance Plan, a plan approved by our shareholders. The annual bonuses are based upon the individual performance of each executive as well as that of the Company as a whole. The annual cash bonuses are designed to further our goals described under “—Objectives of Our Executive Compensation Program”, including motivating and promoting the achievement of our short-term and long-term financial and strategic objectives.

Metrics

The Compensation Committee evaluates a broad range of financial and non-financial metrics in awarding performance-based incentives each year.

The Compensation Committee believes that a formulaic approach to the determination of performance-based compensation, particularly in the property and casualty insurance industry, could result in unintended consequences and is not an appropriate substitute for the Compensation Committee’s informed and thorough deliberation and the application of its reasoned business judgment. The Compensation Committee believes that there is no substitute for understanding the Company’s results and how those results were achieved. The Compensation Committee’s current approach allows it to appropriately assess the quality of performance results and ensures that executives are not unduly rewarded, or disadvantaged, based purely on the application of a mechanical formula.

Core Return on Equity

Core Return on Equity is a principal factor in the Compensation Committee’s evaluation of the Company’s performance. The Committee believes that core return on equity should not be viewed as a single metric. Rather, by being a function of both core income and shareholders’ equity (excluding unrealized gains and losses on investments), core return on equity reflects a number of separate areas of financial performance related to both the Company’s income statement and balance sheet.

When evaluating core return on equity, the Compensation Committee considers:

●	the Company’s cost of equity;
●	recent and historical trends with respect to core return on equity for the Company; and
●	recent and historical trends with respect to return on equity for the domestic property and casualty insurance industry, including the industry peers included in the Compensation Comparison Group.

Additional Metrics

The Compensation Committee also evaluates the Company’s performance with respect to a wide range of other metrics from the financial plan approved by the Board prior to the beginning of the year, including:

●	Core income and core income per diluted share*, and the metrics that contribute to those results, such as:
	●	written and earned premiums;
	●	investment income;
	●	insurance losses; and
	●	expense management.

In evaluating performance against the metrics, however, the Compensation Committee does not use a formula or pre-determined weighting, and no one metric is individually material other than core return on equity. In setting performance-based compensation for the 2018 performance year, the Compensation Committee also took into account the increase in core income as compared to 2017.

Further Considerations

In light of the Company’s objective to create shareholder value by generating significant earnings and taking a balanced approach to capital management, the Compensation Committee also reviews per share growth in book value and adjusted book value over time.

However, because (1) book value can be volatile due to, among other things, the impact of changing interest rates on the fair value of the Company’s fixed-income investment portfolio (as was the case in 2018) and (2) the Company’s capital management strategy also emphasizes returning excess capital to shareholders, the Compensation Committee does not set a specific target for per share growth in book value or adjusted book value. Further, while it evaluates changes in book value and adjusted book value in the context of overall results, the Compensation Committee does not believe such changes, by themselves, are always the most meaningful indicators of relative performance.

Link to Strategy
Senior executives, as well as other employees with management responsibility, are encouraged to focus on multiple performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investment decisions, the pricing of our policies, the effectiveness of our claims management and the efficacy of our capital and risk management.
*	See “Annex A–Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions” on page A-1.

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Executive Compensation  |  Compensation Discussion and Analysis

Factors Considered in Awarding 2018 Bonuses

In determining the actual annual bonuses awarded, the Compensation Committee applied its business judgment and considered a number of factors, including:

✓	our strong financial performance in 2018 despite another year of historically high catastrophes, as described above under “—2018 Overview”;
✓	our successful execution of our marketplace and capital management strategies, as described under “—2018 Overview”;
✓	the consolidated, business segment and/or investment results relative to the various financial measures set forth in our 2018 business plan that was established and approved by the Board at the end of 2017;
✓	our effective management of expenses, as we increased revenues, made important investments in ongoing and new strategic initiatives and delivered on our objective of improving productivity and efficiency through technology and workflow enhancements which enabled us to keep our general and administrative expenses only slightly higher than the prior year while growing net written premiums by 6% to record levels;
✓	our successful execution of our underwriting strategies as reflected in our strong underwriting results in 2018, including after-tax underlying underwriting gain that was the highest in over a decade;
✓	our strategic positioning and progress made on strategic initiatives;
✓	our continued advancement of our innovation agenda focused on our three priorities of: extending our advantage in risk expertise; providing great experiences for our customers, agents and brokers; and optimizing productivity and efficiency;
✓	our overall response to the 2018 catastrophes and specifically the claim organization’s excellent performance based on our highly sophisticated claims handling model, which produced a better experience for our customers and a better outcome for us;
✓	our performance relative to the companies in our Compensation Comparison Group along with other companies in the property and casualty insurance industry, with a particular emphasis on core return on equity;
✓	compensation market practices as reflected by the Compensation Comparison Group in the most recent publicly available data;
✓	the performance of the executive;
✓	the tenure and compensation history of the executive; and
✓	the demonstration of leadership and teamwork.

In addition, with respect to Mr. Schnitzer, the Compensation Committee also considered the successful leadership transition among the senior management team over the past three years.

As discussed below, the Compensation Committee generally weighs financial performance measures, particularly core return on equity, and comparable compensation information more heavily than other factors. In particular, when assessing results, the Compensation Committee considers the Company’s overall financial performance relative to prior years’ performance, the financial plan, the performance of industry peers and, in the case of core return on equity, the Company’s cost of equity.

The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees, nor precludes, the payment of an award, but is considered by the Compensation Committee as one of several factors among the other factors noted above and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure.

As discussed under “Annual Cash Bonus—Metrics” on page 37, the Compensation Committee believes that a formulaic approach to compensation is not appropriate in the property and casualty insurance industry and is not an appropriate substitute for the Compensation Committee’s informed and thorough deliberation and the application of its reasoned business judgment as it would not allow the Compensation Committee to assess the quality of the performance results and could result in negative unintended consequences. For example, a formulaic bonus plan tied to revenue growth (a common metric used in formulaic bonus plans) could create an incentive for management to relax the Company’s underwriting or investment standards to increase revenue and reported profit on a short-term basis, thereby driving higher short-term bonuses, but creating excessive risk for shareholders over the longer term. This is of particular concern in the property and casualty insurance industry due to the fact that the “cost of goods sold” (that is, the amount of insured losses) is not known at the time of sale and develops over time—in some cases over many years.

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Executive Compensation  |  Compensation Discussion and Analysis

2018 Financial Metrics, Including Core Return on Equity Target

In evaluating the foregoing factors, the Compensation Committee reviewed management’s progress in meeting a broad range of financial and operational metrics included in the 2018 financial plan approved by the Board in December 2017. As discussed above, of the various financial metrics evaluated by the Compensation Committee, the Compensation Committee considered core return on equity to be the most important metric in its evaluation of the Company’s annual performance, and it reviewed other metrics in light of their contribution to the Company’s return on equity goals. For the 2018 performance year, the Compensation Committee also considered the 19% increase in core income as compared to 2017.

Core Return on Equity Target

The Compensation Committee established in February 2018 specific targets for both: (1) core return on equity and (2) adjusted core return on equity, which excludes catastrophes and prior year reserve development, if any, related to asbestos and environmental coverages. In particular, the 2018 financial plan targeted: (1) a core return on equity of 10.0% and (2) an adjusted core return on equity of 12.9%.

One of management’s important responsibilities is to produce an appropriate return on equity for our shareholders and to develop and execute financial and operational plans consistent with our financial goal of achieving a mid-teens core return on equity over time. We emphasize that the objective is measured over time because we recognize that interest rates, reserve development and weather, among other factors, impact our results from year to year, and that there are years – or longer periods – and environments in which a mid-teens return is not attainable and other years in which we expect we will achieve or exceed a mid-teens return. For example, we established the mid-teens goal when the 10-year Treasury was yielding approximately 5%, and in that environment a mid-teens return on equity was industry leading. Our ability to achieve a mid-teens return over time going forward will depend on interest rates returning to more normal levels by historical standards. In any event, the Company aspires to generate a core return on equity that is industry leading.

The targeted returns for 2018 reflected interest rates remaining at historically low levels and assumed that catastrophes would be consistent with more normalized levels reflecting long-term historical experience. In addition, in evaluating the appropriateness of the targets set for return on equity, the Compensation Committee considers our return on equity relative to the Compensation Comparison Group, the U.S. property and casualty insurance industry generally and our estimated cost of equity. This relationship to industry returns, over time, is described in the chart on page 30. As a result, when the Board approved our 2018 business plan, both management and the Board believed the plan to be reasonably difficult to achieve.

Notably, the Company’s financial plan—and thus its targets—did not include any planned reserve development, positive or negative. The Company’s actuarial estimates always reflect management’s best estimates of ultimate loss as of the relevant date. As a result, when developing financial plans, the Company does not budget for, or target, prior year reserve development. Adjustments to actual adjusted core return on equity for prior year reserve development related to asbestos and environmental coverages are made because, to a significant degree, those items relate to policies that were written decades ago and, particularly in the case of asbestos, arise to a significant extent as a result of court decisions and other trends that have attempted to expand insurance coverage far beyond what we believe to be the intent of the original parties. Accordingly, their financial impact is largely beyond the control of current management. With respect to core return on equity and adjusted core return on equity, the targets in the 2018 plan were comparable to the targets in the 2017 plan.

For 2018, our results compared to our targets were as follows:

CORE RETURN ON EQUITY	ADJUSTED CORE RETURN ON EQUITY
Excluding catastrophes and prior year reserve development related to asbestos and environmental coverages.

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Executive Compensation  |  Compensation Discussion and Analysis

The Compensation Committee also considered these results relative to the U.S. property and casualty insurance industry as a whole. In particular, the Company’s 2018 return on equity of 11.0% exceeded the average return on equity for the domestic property and casualty industry in 2018 of approximately 5.2%, as estimated by the Insurance Information Institute.

Other Financial Metrics

In determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company’s performance with respect to not only core return on equity, but also a broad range of other financial metrics including, among other things, core income and core income per diluted share and other metrics that contribute to those amounts, such as written and earned premiums, investment income and expense management. In 2018, other than with respect to the increase in core income, no one of these other financial metrics was individually material to 2018 compensation decisions.

The relevant targets for these other financial metrics were included in the 2018 financial plan approved by the Board at the end of 2017. The following charts show actual 2018 core income, core income per diluted share and adjusted core income (excluding prior year reserve development related to asbestos and environmental and catastrophes) compared to the corresponding metrics contained in the Company’s 2018 financial plan and to actual 2017 results. Core income of $2.43 billion in 2018 was higher than the goal in the Company’s financial plan and higher than 2017 actual results.

CORE INCOME	CORE INCOME PER DILUTED SHARE	CORE INCOME BEFORE A&E AND CATASTROPHES

(1)	As discussed above, the 2018 targets for core income and core income per diluted share do not include any planned reserve development, either positive or negative and assume catastrophes consistent with more normalized levels reflecting long-term historical experience. In addition, the targets were set using the tax rate applicable at the time and do not reflect the impacts of the Tax Cuts and Jobs Act of 2017.

Amount of 2018 Annual Cash Bonuses

At its February 2019 meeting, the Compensation Committee considered the quantitative and qualitative factors described above and the substantial contributions made by the named executive officers in achieving the 2018 results described above.

The Compensation Committee believed that all of the named executive officers individually performed at superior levels and contributed substantially to our strong results. The Compensation Committee also placed significant weight on the fact that the Company’s executive officers, including the named executive officers, have been highly effective working as a team in driving the Company’s strategic financial plan and innovation agenda.

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Executive Compensation  |  Compensation Discussion and Analysis

In light of the foregoing, the Compensation Committee determined in its judgment to award cash bonuses for the 2018 performance year as follows:

CEO Bonus	Other NEO Bonus
●Mr. Schnitzer—cash bonus of $5,200,000, which is $500,000, or 11%, higher than that awarded to him for the 2017 performance year.
●Messrs. Heyman and Kess—aggregate cash bonuses totaling $5,625,000, which were an average of 6% higher than the bonuses awarded to them for the 2017 performance year.
●Mr. Benet—cash bonus of $2,320,000, which was 9% lower than the bonus awarded to him for the 2017 performance year, reflecting the change in his role and responsibilities in 2018.
●Mr. Frey—cash bonus of $1,000,000, in light of his appointment to CFO effective September 1, 2018.
●Mr. Toczydlowski—cash bonus of $2,300,000.

Long-Term Stock Incentives

The Compensation Committee believes that the interests of executives and shareholders should be closely aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based long-term incentive awards.

Metrics

In determining the size of the total long-term incentive opportunity, the Compensation Committee considers a number of factors, including the factors applied with regard to the determination of the annual cash bonus award. Once the performance share award has been granted, the number of shares that a named executive officer will receive upon vesting, if any, depends on the Company’s attainment of specific financial targets related to core return on equity. These targets, which are described on page 44, are specified at the time the awards are granted and, unlike the practice of most companies, disclosed in advance to shareholders to enable a full evaluation of the rigor of our performance goals and how the performance schedule compares to our cost of equity. The value provided by the stock options is determined solely on the appreciation of the stock price subsequent to the time of the award.

Link to Strategy
Long-term stock incentives ensure that our executive officers have a continuing stake in our long-term success and manage the business with a long-term, risk-adjusted perspective.

Guidelines for the Allocation of Annual Equity Grants

The Compensation Committee, with advice from its independent compensation consultant, has developed guidelines for the allocation of annual grants of equity compensation between performance shares and stock options. Under the guidelines, the mix of long-term incentives, for the named executive officers, based on the grant date fair value of the awards, is approximately:

These allocations are intended to result in a mix of annual long-term incentives that is sufficiently performance-based and will result in:

●	a large component of total compensation being tied to the achievement of specific, multi-year operating performance objectives and changes in shareholder value (performance shares); and
●	an appropriate portion being tied solely to changes in shareholder value (stock options).

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The mix of annual long-term incentive compensation reflects the Compensation Committee’s judgment as to the appropriate balance of these incentives to achieve its objectives. While the aggregate grant date fair values of equity awards granted to the named executive officers take into account both individual and Company performance, the mix of equity incentives awarded annually is fixed and generally does not vary from year-to-year. For a description of the equity awards granted in fiscal year 2018, refer to “—Grants of Plan-Based Awards in 2018” on page 54.

Annual Equity Grants

At its February 2019 meeting, the Compensation Committee granted the following stock-based long-term incentive awards:

	Stock-based long-term incentive award grant date fair value	Change in grant date fair value vs. 2018
Mr. Schnitzer	$9.0 million	Increase of $800,000 (10% higher)
Messrs. Benet, Heyman and Kess	3.0 times their base salary	Increase from 2.8 times base salary (6% higher for Messrs. Heyman and Kess and 9% lower for Mr. Benet, reflecting the change in his role and responsibilities in 2018)
Messrs. Frey and Toczydlowski	2.5 times their base salary	This was their first grant as a named executive officer

The Compensation Committee set the amounts of the above incentive grants in order to position the total direct compensation for these named executive officers higher for the 2018 performance year compared to the 2017 performance year, reflecting the strong performance in 2018 and the increase in core income from 2017, despite another year of historically high level of catastrophes. These equity awards, approved at the February 2019 meeting, will be reflected in the Summary Compensation Table in our Proxy Statement for our 2020 annual meeting.

At its February 2018 meeting, the Compensation Committee granted the following stock-based long-term incentive awards:

	Stock-based long-term incentive award grant date fair value	Change in grant date fair value vs. 2017
Mr. Schnitzer	$8.2 million	Decrease of $800,000 (9% lower)
Messrs. Benet and Heyman	2.8 times their base salary	Decrease from 3.2 times their base salary. (9% lower)
Mr. Kess	$2.4 million (2.8 times his base salary)	This was the first grant of annual stock-based long-term incentive awards to Mr. Kess; prior equity grants were made in connection with the commencement of Mr. Kess’s employment with the Company

The Compensation Committee set the amounts of the above incentive grants in order to position the total direct compensation for these named executive officers lower for the 2017 performance year as compared to the 2016 performance year, reflecting the strong 2017 performance, particularly in light of the high levels of catastrophes in 2017, but taking into account the decline in core income year-over-year.

The equity awards approved for the named executive officers at the February 2018 meeting, are reflected in the “Summary Compensation Table” on page 52.

The ultimate value of stock-based long-term incentive awards at the time of vesting or, in the case of stock options, exercise may be greater than or less than the grant date fair value, depending upon our operating performance and changes in the value of our stock price. The grant date fair values of long-term incentive awards are computed in accordance with the accounting standards described in footnote (1) to the “Summary Compensation Table” on page 52.

Consistent with our historical practice, 60% of the stock-based long-term incentive awards were granted in the form performance shares and 40% of the stock-based long-term incentive awards were granted in the form of stock options in each of 2019 and 2018.

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Performance Shares

Under our program for granting performance shares, we may grant performance shares to certain of our employees who hold positions of vice president (or its equivalent) or above, including the named executive officers. These awards provide the recipient with the right to receive a variable number of shares of our common stock based upon our attainment of specified performance goals. The performance goals for performance share awards granted in 2019 and 2018 are based upon our attaining various adjusted returns on equity over three-year performance periods commencing January 1, 2019 and ending December 31, 2021 and commencing January 1, 2018 and ending December 31, 2020, respectively (in each case, “Performance Period Return on Equity”). Performance Period Return on Equity represents the average of the “Adjusted Return on Equity” for each of the three calendar years in the performance period. The “Adjusted Return on Equity” for each calendar year is determined by dividing “Adjusted Operating Income” by “Adjusted Shareholders’ Equity” for the year, each as defined in the Performance Share Awards Program and described below.

“Adjusted Operating Income”, as defined in the Performance Share Awards Program and referred to herein as “Adjusted Core Income”, excludes the after-tax effects of:

●	specified losses from officially-designated catastrophes;
●	asbestos and environmental reserve charges or releases;
●	net realized investment gains or losses in the fixed maturities and real estate portfolios;
●	extraordinary items; and
●	the cumulative effect of accounting changes and federal income tax rate changes, and restructuring charges, each as defined by GAAP and each as reported in our financial statements (including accompanying footnotes and management’s discussion and analysis);

and is then reduced by the after-tax dollar amount for expected “normal” catastrophe losses. In the first year of the performance period, such expected “normal” catastrophe losses are represented by a fixed amount set forth in the terms of the performance shares ($832 million for 2018, based on the current 21% U.S. corporate income tax rate). In the two subsequent years of the performance period, such fixed amount for catastrophes is adjusted up or down by formula to reflect any increases or decreases, as the case may be, in written premiums in specified catastrophe-exposed commercial and personal lines.

“Adjusted Core Income” is also reduced by an amount reflecting the historical level of credit losses (on an after-tax basis) associated with our fixed-income investments. The Compensation Committee believes this reduction of Adjusted Core Income is appropriate because credit losses in our fixed-income portfolio are part of reported net income but not core income and thus, absent making this reduction, would not be reflected in Adjusted Core Income. Specifically, for performance share awards granted in February 2019 and February 2018, the annual reduction is determined by multiplying a fixed factor (expressed as 2.25 basis points) by the amortized cost of the fixed maturity investment portfolio at the beginning of each quarter during the relevant year in the performance period and adding such amounts (on an after-tax basis) for each year in the performance period.

“Adjusted Shareholders’ Equity” for each year in the performance period is defined in the Performance Share Awards Program as the sum of our total common shareholders’ equity, as reported on our balance sheet as of the beginning and end of the year (excluding net unrealized appreciation or depreciation of investments and adjusted as set forth in the immediately following sentence), divided by two. In calculating Adjusted Shareholders’ Equity, our total common shareholders’ equity as of the beginning and end of the year is adjusted to remove the cumulative after-tax impact of the following items during the performance period: (1) discontinued operations and (2) the adjustments and reductions made in calculating Adjusted Core Income.

The Compensation Committee selected Performance Period Return on Equity as the performance measure in the Performance Share Plan because the Compensation Committee believes it is the best measure of return to shareholders and efficient use of capital over a multi-year period, as described further above under “—Pay-for-Performance Philosophy and Objectives of Our Executive Compensation Program”.

The Compensation Committee seeks to establish the Performance Period Return on Equity standards such that 100% vesting requires a level of performance over the performance period that is expected to be in the top tier of the industry. In considering what would constitute such top tier performance over a future three-year period, the Compensation Committee considers:

Core Considerations	Additional Considerations
●Recent and historical trends in return on equity for the domestic property and casualty insurance industry, including industry peers included in our Compensation Comparison Group
●Recent and historical trends in core return on equity for the Company
●Current and expected underwriting and investment market conditions ●Our business plan and the Company’s cost of equity

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For example, the Compensation Committee noted in respect of the performance shares granted in 2019 that the Performance Period Return on Equity of 10.0% that is required for 100% vesting would meaningfully exceed the average return on equity for the domestic property and casualty insurance industry of 5.2% for 2018, as estimated by the Insurance Information Institute.

Accordingly, while the Compensation Committee decided not to implement a formulaic calculation based on performance relative to other companies in the industry, which it believed could result in over or under compensation, it did set the Performance Period Return on Equity standards after considering the level of historical and expected performance that would constitute superior returns.

See the chart on page 30, which shows historical returns on equity for the Company and the domestic property and casualty insurance industry. In establishing the Performance Period Return on Equity standards shown in the chart below, the Compensation Committee also considered our financial goal of achieving a mid-teens core return on equity over time will depend on interest rates returning to more normal levels by historical standards and that the ongoing objective of achieving an industry leading core return on equity over any period, and in particular a short- or medium-term period such as three years, would, in its view, be reasonably difficult to achieve. The Compensation Committee further considered that in light of the multi-year nature of the performance period, there is uncertainty, particularly in the second and third years of the performance period, with respect to aspects of the operating environment that are beyond management’s control. For example, changes in the competitive environment for pricing, the level of economic activity and interest rates, all of which impact the Company’s ability to meet its performance objectives, are difficult to forecast. Accordingly, the Compensation Committee determined that the Performance Period Return on Equity standards should be set to contemplate that uncertainty. In addition, the Compensation Committee considered that, because the Company’s actuarial estimates reflect management’s best estimates of ultimate loss as of the relevant date, the Company’s future financial plans do not include any prior year reserve development, positive or negative.

For performance shares granted in 2019 and 2018, actual distributions are contingent upon our attaining Performance Period Return on Equity as indicated on the following chart. Performance falling between any of the identified points in the applicable chart below will result in an interpolated vesting percentage (for example, a Performance Period Return on Equity of 14% will yield a vesting of 115%).

PERFORMANCE SHARES GRANTED IN 2019 AND 2018: PERFORMANCE PERIOD RETURN ON EQUITY STANDARDS

	Vesting Percentage	Performance Period Return on Equity for Performance Shares Granted in 2019 and 2018
Maximum	150%	≥16.0%
	140%	15.5%
	130%	15.0%
	120%	14.5%
	110%	13.5%
	100%	10.0%
	75%	8.5%
Threshold	50%	8.0%
	0%	<8.0%

The performance shares are a long-term incentive intended to align a significant portion of our executives’ compensation with return on equity objectives over time. The Compensation Committee from time to time makes adjustments to the Performance Period Return on Equity standards for a year’s awards when, at the time of grant, it determines that there have been significant changes in the returns that it expects should constitute top tier performance.

For performance shares granted in 2019, the Compensation Committee decided not to make any changes to the Performance Period Return on Equity standards. This decision reflected the fact that the Compensation Committee believed that returns that qualify as top tier performance over the next several years will continue to be somewhat lower than longer term historical levels.

The Committee also observed that the Performance Period Return on Equity required for 100% vesting exceeds the actual average return on equity for the domestic property and casualty insurance industry for each of the last 10 years as estimated by the Insurance Information Institute.

In granting future awards, the Compensation Committee intends to continue to review Performance Period Return on Equity standards in light of the then current operating environment and will consider adjustments if, among other reasons, investment yields increase to more normal levels by historical standards.

To support our recruitment and retention objectives and to encourage a long-term focus on our operations, the performance shares vest subject to both the satisfaction of the requisite performance goals and the participant meeting specified service period criteria. The program provides for accelerated vesting and/or waiver of service requirements in

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the event of death or disability or qualifying “retirement,” as defined in the awards. In the event of a participant’s voluntary termination for “good reason” or involuntary termination without “cause” within 24 months following a change in control of the Company, the service vesting requirements with respect to the 2018 and 2019 performance share grants will be waived. Further, under his employment agreement, Mr. Schnitzer is entitled to conversion of all of his performance shares into time-vesting awards upon a change in control and he is entitled to accelerated vesting of all of his equity awards if his equity awards are not assumed by the surviving entity following a change in control or in the event of a voluntary termination for “good reason” or an involuntary termination without “cause” (each as defined in his employment letter) within 24 months following a change in control of the Company. These provisions are included to minimize the potential influence of the treatment of these equity awards in connection with a change in control on Mr. Schnitzer’s and our other executives’ decision-making process and to conform the terms of our program more closely to compensation practices among our peers. The Compensation Committee believes that these provisions will enhance Mr. Schnitzer’s and our other executives’ independence and objectivity when considering a potential transaction. Additionally, under the terms of Mr. Kess’s offer letter, the service requirements applicable to his 2017 performance share grant would be waived in the event of his voluntary termination for “good reason” or involuntary termination without “cause” at any time prior to the scheduled vesting date for such award (without regard to the occurrence of a change in control transaction). These provisions are described in more detail under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer’s Employment Letter and Mr. Kess’s Offer Letter”.

New performance share cycles commence annually and overlap one another, helping to foster retention and reduce the impact of the volatility in compensation associated with changes in our annual return on equity performance. Dividend equivalent shares are paid only when and if performance shares vest, and are paid, in shares, at the same vesting percentage as the underlying performance shares.

Payment of Performance Shares Granted for the 2016-2018 Period

In February 2019, the Compensation Committee reviewed and subsequently certified the results for the performance shares granted to the named executive officers in 2016. Payout of shares under these performance share awards was subject to attaining specified adjusted returns on equity over the three-year performance period commencing on January 1, 2016 and ending on December 31, 2018. The adjusted return on equity for such performance period was 13.3%, which resulted in the vesting of the performance shares at 109.4%.

Stock Options

All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Our annual award of stock options generally vests 100% three-years after the date of grant and has a maximum expiration date of 10 years from the date of grant. Following a change of control, the named executive officers are entitled to accelerated vesting of their stock options under the corresponding situations, and for the same reasons, described above with respect to their performance shares.

Under the Amended and Restated 2014 Stock Incentive Plan, stock options cannot be “repriced” unless such repricing is approved by our shareholders.

Other Compensation

Pension Plans

We provide retirement benefits as part of a competitive pay package to retain employees. Specifically, we currently offer all of our U.S. employees a tax-qualified defined benefit plan with a cash-balance formula, with some grandfathered participants accruing benefits under a final average pay formula. Also, a number of employees and executives participate or have accrued benefits in other pension plans which are frozen as to new participants and/or new accruals. Under the cash-balance formula, each enrolled employee has a hypothetical account balance, which grows with interest and pay credits each year.

In addition, we sponsor a non-qualified excess benefit retirement plan that covers all U.S. employees whose tax-qualified plan benefit is limited by the Internal Revenue Code with respect to the amount of compensation that can be taken into account under a tax-qualified plan. The non-qualified plan makes up for the benefits that cannot be provided by the qualified plan as a result of those Internal Revenue Code limits by using the same cash-balance pension formula that applies under the qualified plan. The purpose of this plan is to ensure that employees who receive retirement benefits only through the qualified cash-balance plan and employees whose qualified plan benefit is limited by the Internal Revenue Code are treated substantially the

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same. The details of the existing plans are described more fully under “—Post-Employment Compensation—Pension Benefits for 2018” on page 59.

Deferred Compensation

In the United States, we offer a tax-qualified 401(k) plan to all of our employees and a non-qualified deferred compensation plan to employees who hold positions of vice president or above. Both plans are available to the named executive officers.

The non-qualified deferred compensation plan allows an eligible employee to defer receipt of a portion of his or her salary and/or annual bonus until a future date or dates elected by the employee. This plan provides an additional vehicle for employees to save for retirement on a tax-deferred basis. The deferred compensation plan is not funded by us and does not provide preferential rates of return. Participants have only an unsecured contractual commitment by us to pay amounts owed under that plan.

For further details, see “—Post-Employment Compensation—Non-Qualified Deferred Compensation for 2018” on page 61.

Other Benefits

We also provide other benefits described below to our named executive officers, which are not tied to any performance criteria. Rather, these benefits are intended to support objectives related to the attraction and retention of highly skilled executives and to ensure that they remain appropriately focused on their job responsibilities without unnecessary distraction.

Personal Security

We have established a security policy in response to a study prepared by an outside consultant that analyzed security risks to our CEO based on a number of factors, including travel patterns and past security threats. This security policy is periodically reviewed by an outside security consultant. In accordance with the security policy, a Company car and driver or other ground transportation arrangements are provided to our CEO for business and personal travel. These ground transportation services provide security for our CEO and enable him to conduct business on behalf of the Company while in transit. The methodologies we use to value the personal use of a Company car and driver and other ground transportation arrangements as a perquisite are described in footnote (5) to the “Summary Compensation Table”. In 2018, the aggregate incremental cost for personal use of a Company car and driver and other ground transportation provided pursuant to our security policy for our CEO was $9,657.

As required by the security policy, our CEO uses our aircraft for business and personal air travel. Use of our Company aircraft provides the necessary security for our CEO and enables him to be immediately available to respond to business priorities from any location and to use his travel time productively for the Company’s benefit. Our CEO reimburses the Company for personal travel on our aircraft in an amount equal to the incremental cost to the Company associated with such personal travel, provided that the amount does not exceed the maximum amount legally payable under FAA regulations, in which case our CEO reimburses such maximum amount.

Our CEO is responsible for all taxes due on any income imputed to him in connection with his personal use of Company-provided transportation.

In addition, under the security policy described above, we provide our CEO with additional home security enhancements and other protections. The methodology we use to value the incremental costs of providing additional home security enhancements and other protections to our CEO is the actual cost to us of the installation of home security and other equipment and any other incremental related expenses. In 2018, the aggregate incremental cost of security for our CEO was $3,037 as shown in footnote (5) to the “Summary Compensation Table”.

Other Transportation on Company Aircraft

We also on occasion provide transportation on Company aircraft for spouses or others, although under SEC rules, such spousal or other travel may not always be considered to be directly and integrally related to our business. Consistent with past practice, we only reimburse the named executive officers for any tax liabilities incurred with respect to travel by spouses or others if such travel is considered directly and integrally related to business.

Health Benefits; Treatment of Higher Paid and Lower Paid Employees

We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees, such as the named executive officers.

Accordingly, our higher paid employees pay a significantly higher percentage of the cost of their health benefits than our lower paid employees.

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Additional Compensation Information

Compensation Comparison Group

Our Compensation Comparison Group includes:

Key competitors in the property and casualty insurance industry —

●Allstate Corporation
●Chubb Ltd.
●Hartford Financial Services Group
●Progressive Corporation

General financial services and life and health insurance companies of relatively similar size and complexity —

●Aetna, Inc.(1)
●American Express
●CIGNA Corporation
●Manulife Financial Corporation
●MetLife Inc.
●Prudential Financial Inc.

We regard these companies as potential competition for executive talent.

(1)	In November 2018, CVS Health Corporation acquired Aetna, Inc. The peer group compensation data utilized by the Compensation Committee for purposes of analyzing fiscal 2018 compensation decisions included data for Aetna, Inc., as the Committee considered peer group compensation data for the 2017 performance year, the most recent year for which compensation data is publicly available. Comparisons of financial performance to the Compensation Comparison Group as of or for a period ended December 31, 2018 contained in this Compensation Discussion and Analysis do not include financial or other information for Aetna, Inc. due to its acquisition prior to December 31, 2018.

As of December 31, 2018, the Company was in approximately the 22nd percentile of the Compensation Comparison Group based on assets, net income and market capitalization, the 56th percentile based on return on equity and the 11th percentile based on revenues.

The Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons, and in light of the Aetna, Inc. merger, expects to make changes to the peer group in 2019.

Non-Competition Agreements

All members of our Management Committee, including the named executive officers, have signed non-competition agreements. The agreements provide that, upon an executive’s termination of employment, we may elect to, and in the event of Mr. Schnitzer’s voluntary termination for “good reason” or involuntary termination without “cause” within the 24-month period following a change in control, we have elected to, impose a six-month non-competition obligation upon the executive that would preclude the executive, subject to limited exceptions, from (1) performing services for or having any ownership interest in any entity or business unit that is primarily engaged in the property and casualty insurance business or (2) otherwise engaging in the property and casualty insurance business. This restriction will apply in the United States and any other country where we are physically present and engaged in the property and casualty insurance business as of the executive’s termination date.

If we elect to enforce the non-competition terms, and the executive complies with all of the obligations under the agreement, then the executive will be entitled to:

●	receive a lump sum payment at the end of the six-month restricted period equal to the sum of (1) six-months’ base salary plus (2) 50% of the executive’s average annual bonus for the prior two years plus (3) 50% of the aggregate grant date fair value of the executive’s average annual equity awards for the prior two years; and
●	reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive’s termination date during the six-month non-competition period or payment of an equivalent amount, payable at the end of the six-month restricted period.

Timing and Pricing of Equity Grants

The Compensation Committee typically makes annual awards of equity at its meeting held in early February, which is set in advance as part of the Board’s annual calendar of scheduled meetings. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us.

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Under our Governance Guidelines, the Compensation Committee may make off-cycle equity grants only on previously determined dates in each calendar month, which will be either (1) the date of a regularly scheduled Board or Compensation Committee meeting, (2) the next succeeding 15th day of the calendar month (or if the 15th is not a business day, the business day immediately preceding the 15th), or (3) in the case of grants in connection with new hires and/or promotions, on, or within 15 days of, the first day of employment or other personnel change. The grant date of equity grants to executives is the date of Compensation Committee approval. As discussed above, the exercise price of stock option grants is the closing market price of our common stock on the date of grant.

As discussed under “Governance of Your Company—Committees of the Board and Meetings—Compensation Committee” on page 11, the Compensation Committee has delegated to the CEO, subject to the prior written consent of our Executive Vice President and General Counsel, the authority to make limited “off-cycle” grants to employees who are not Committee Approved Officers on the grant dates established by our Governance Guidelines. For these grants, as discussed above, the grant date is the date of such approval, and the exercise price of all stock options is the closing market price of our common stock on the date of grant.

Under the 2014 Stock Incentive Plan, stock options cannot be “repriced” unless such repricing is approved by our shareholders. See “Governance of Your Company—Dating and Pricing of Equity Grants” on page 18.

We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Severance and Change in Control Agreements

All of our current senior executives, other than Mr. Schnitzer, are covered by our severance plan. Mr. Schnitzer’s letter agreement, discussed at greater length below under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements” on page 65, contains severance benefits that are triggered under some circumstances, including some circumstances related to a change in control of the Company.

Each of our named executive officers, other than Mr. Schnitzer, has entered into an agreement with us pursuant to which the named executive officer is granted enhanced severance benefits in exchange for agreeing to non-solicitation and non-disclosure provisions. Under the terms of such agreements, these named executive officers are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than “cause” or if they are asked to take a substantial demotion. The terms of these agreements, including a description of the severance package included in Mr. Kess’s offer letter, are described more fully under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements” on page 65.

In addition, based on the advice of its compensation consultant and consistent with market practice, the equity awards made in February 2019 and 2018, including those made to the named executive officers, provide for waiver of service vesting conditions in the event of a voluntary termination for “good reason” or an involuntary termination without “cause” within 24 months of a change in control.

The Compensation Committee believes that these severance agreements and, in some circumstances, change in control arrangements are necessary to attract and retain the talent necessary for our long-term success. The Compensation Committee also believes that these severance and change in control programs allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of an involuntary termination without cause or a constructive discharge or following a change of control, as applicable. For these reasons, and based on advice of the Compensation Committee’s independent compensation consultant, the Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of our Compensation Comparison Group and their executive officers.

None of the severance and change in control agreements with the named executive officers include excise tax gross-up protections.

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Stock Ownership Guidelines, Anti-Hedging and Pledging Policies, and Other Trading Restrictions

We maintain an executive stock ownership policy under which executives are expected to accumulate and retain specified levels of ownership of our equity securities until termination of employment, so as to further align the interests of management and shareholders. The Compensation Committee developed this policy based in part on an analysis of policies instituted at our peer competitors. Under the policy, executives have target ownership levels as follows:

Rank	Target Stock Ownership Level
CEO	The lesser of 150,000 shares or the equivalent value of 500% of base salary
Vice chairmen and executive vice presidents	The lesser of 30,000 shares or the equivalent value of 300% of base salary
Senior vice presidents	The lesser of 5,000 shares or the equivalent value of 100% of base salary

The policy provides that executives who have not achieved these levels of stock ownership are expected to retain the shares acquired upon exercising stock options or upon the vesting of restricted stock, restricted stock units or performance shares (other than shares used to pay the exercise price of options and withholding taxes) until the requirements are met.

The stock ownership levels of all persons subject to this policy are calculated on a quarterly basis. In determining an executive’s share ownership level, the following are included:

●	100% of shares held directly by the executive;
●	100% of shares held indirectly through our 401(k) Savings Plan or deferred compensation plan;
●	50% of unvested performance shares (assuming the target number of performance shares will vest); and
●	a number of shares with a market value equal to 50% of any unrealized appreciation in stock options, whether vested or unvested.

As of December 31, 2018, each of our named executive officers was in compliance with our stock ownership policy.

We have a securities trading policy that sets forth guidelines and restrictions applicable to employees’ and directors’ transactions involving our stock. Among other things, this policy prohibits our employees and directors from engaging in short-term or speculative transactions involving our stock, including purchasing our stock on margin, short sales of our stock (that is, selling stock that is not owned and borrowing shares to make delivery), buying or selling puts, calls or other derivatives related to our stock and arbitrage trading or day trading of our stock. Directors and executive officers are not allowed to pledge Company stock without the consent of the Company, and no shares beneficially owned by them are pledged.

Recapture/Forfeiture Provisions

Our Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or stock-based incentive compensation awarded after February 1, 2010 to members of our Management Committee or other officers who are subject to Section 16 of the Exchange Act when the Compensation Committee has determined that all of the following factors are present:

●	the award and/or payout of an award was predicated upon the achievement of financial results that were subsequently the subject of a restatement;
●	the employee engaged in fraud or willful misconduct that was a significant contributing factor in causing the restatement; and
●	a lower award and/or payout of an award would have been made to the employee based upon the restated financial results.

Incentive compensation is granted subject to the policy that, in each such instance described above, the Company will, to the extent permitted by applicable law and subject to the discretion and approval of the Compensation Committee, taking into account such facts and circumstances as it deems appropriate, including the costs and benefits of doing so, seek to recover the employee’s cash bonus and/or stock-based incentive compensation paid or issued to the employee in excess of the amount that would have been paid or issued based on the restated financial results. If the Compensation Committee determines, however, that, after recovery of an excess amount from an employee, the employee is nonetheless unjustly enriched, it may seek recovery of more than such excess amount up to the entire amount of the bonus or other incentive compensation.

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In addition, under the terms of our executive equity award agreements, in the event that the employment of an executive, including the named executive officers, is terminated for gross misconduct or for cause, as determined by the Compensation Committee, all outstanding vested and unvested awards are cancelled upon his or her termination.

Further, in connection with equity awards, the named executive officers and other recipients of equity awards are parties to an agreement that provides for the forfeiture of unexercised or unvested awards and the recapture by us of any compensatory value, including any amount included as compensation in his or her taxable income, that the former executive received or realized by way of payment, exercise or vesting during the period beginning 12 months prior to the date of termination of employment with us, and ending 12 months after the date of the termination of employment with us, if during the 12-month period following his or her termination, the executive:

●	fails to keep all confidential information strictly confidential;
●	uses confidential information to solicit or encourage any person or entity that is a client, customer, policyholder, vendor, consultant or agent of ours to discontinue business with us after accepting a position with a direct competitor;
●	is directly and personally involved in the negotiation or solicitation of the transfer of business away from us; or
●	solicits, hires or otherwise attempts to affect the employment of any person employed by us at any time during the last three months of the executive’s employment or thereafter, without our consent.

Shareholder Engagement

Management has had numerous conversations with investors about compensation and governance practices, and management has reported on those conversations to the Compensation Committee. Specifically, as described in “Shareholder Engagement” on page 19 of this Proxy Statement, during 2018, management contacted our largest shareholders and received feedback from beneficial owners of shares aggregating more than 40% of our outstanding shares. After considering our conversations with investors, in which shareholders were generally supportive of our compensation programs, as well as conversations with proxy advisory firms and the results of the shareholder advisory vote on executive compensation in 2018, where more than 84% of the shares voting “FOR” or “AGAINST” at the meeting voted in favor of the compensation paid to our named executive officers, the Compensation Committee concluded that our executive compensation programs are performing as intended and, consistent with the advice of its independent compensation consultant, determined not to make changes to the core structure of our executive compensation programs.

OUTREACH	TOPICS DISCUSSED	COMMUNICATION WITH THE BOARD
During 2018, management contacted our largest shareholders.	Key topics included: ✓Executive compensation ✓Board tenure, diversity, and structure ✓Workforce Diversity ✓Gender pay equity ✓Climate change

The Corporate Secretary – who participates in shareholder engagement – shares feedback with the Nominating and Governance Committee and the Compensation Committee, and this feedback is reported to the entire board by the Chairs of these committees.

50	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Compensation Committee Report

Total Direct Compensation for 2016-2018 (Supplemental Table)

The following table shows the base salary actually earned during each of the last three years as well as annual cash bonuses paid and equity awards granted to our named executive officers in February in respect of the immediately preceding performance year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)	Increase (Decrease) from Prior Year (%)
Alan D. Schnitzer	2018	1,000,000	5,200,000	9,000,000	15,200,000	9
Chairman and	2017	1,000,000	4,700,000	8,200,000	13,900,000	(9)
Chief Executive Officer	2016	1,000,000	5,200,000	9,000,000	15,200,000	67	(1)
Jay S. Benet	2018	807,989	2,320,000	2,175,000	5,302,989	(9	)(2)
Vice Chairman and former	2017	850,000	2,550,000	2,400,000	5,800,000	(7)
Chief Financial Officer	2016	825,096	2,775,000	2,625,000	6,225,096	(2)
Daniel S. Frey	2018	461,552	1,000,000	1,625,000	3,086,552	n/a
Executive Vice President and
Chief Financial Officer
William H. Heyman	2018	850,000	3,000,000	2,550,000	6,400,000	6
Vice Chairman and	2017	850,000	2,800,000	2,400,000	6,050,000	(7)
Chief Investment Officer	2016	825,096	3,050,000	2,625,000	6,500,096	(3)
Avrohom J. Kess(3)	2018	850,000	2,625,000	2,550,000	6,025,000	5
Vice Chairman and	2017	850,000	2,500,000	2,400,000	5,750,000	n/a
Chief Legal Officer
Gregory C. Toczydlowski	2018	700,000	2,300,000	1,750,000	4,750,000	n/a
Executive Vice President and President,
Business Insurance
(1)	2016 was Mr. Schnitzer’s first full year as CEO.
(2)	The decrease reflects Mr. Benet’s transition out of the role as CFO, effective September 1, 2018, and his continued service on the senior leadership team as Vice Chairman.
(3)	Mr. Kess’s compensation for 2016 is not included in this table because his employment with the Company did not commence until December 30, 2016. Accordingly, his 2016 compensation was primarily related to his recruitment to the Company and the forfeiture of his pension arrangements resulting from his relinquishment of his prior partnership interest, and accordingly is not meaningful for comparative purposes.

The Purpose Behind This Supplemental Table

This Supplemental Table has been included to provide investors with additional compensation information for the last three performance years. As part of reaching its compensation decisions for a performance year, the Compensation Committee refers to this data. Accordingly, this supplemental information enables investors to better understand the actions of the Compensation Committee with respect to total direct compensation for a performance year. This Supplemental Table is not, however, intended to be a substitute for the information provided in the “Summary Compensation Table” on page 52, which has been prepared in accordance with the SEC’s disclosure rules.

The Differences Between this Supplemental Table and the Summary Compensation Table

The information contained in this Supplemental Table differs substantially from the total direct compensation information contained in the “Summary Compensation Table” for the relevant year because the stock awards and option awards columns for a particular year in the “Summary Compensation Table” report awards actually granted in that fiscal year (not equity awards granted in respect of that performance year). For example, for 2018, the “Summary Compensation Table” includes awards made in February 2018 in respect of the 2017 performance year, but does not include awards made in February 2019 in respect of the 2018 performance year. On the other hand, the “2018” rows in the Supplemental Table presented above include stock-based grants made in February 2019 in respect of the 2018 performance year and not the stock-based grants made in February 2018 in respect of the 2017 performance year.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Donald J. Shepard (Chair)	Kenneth M. Duberstein	Philip T. Ruegger III
Janet M. Dolan	Clarence Otis Jr.

2019 Proxy Statement | The Travelers Companies, Inc.	51

Executive Compensation  |  Summary Compensation Table

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to our Chairman and Chief Executive Officer, our Vice Chairman and former Chief Financial Officer, our Executive Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2018. We refer to these individuals collectively as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Alan D. Schnitzer Chairman and Chief Executive Officer	2018	1,000,000	—	4,920,031	3,279,992	5,200,000	208,246	39,944	14,648,213
	2017	1,000,000	—	5,399,976	3,599,987	4,700,000	455,777	78,019	15,233,759
	2016	1,000,000	—	3,000,013	2,000,015	5,200,000	280,194	77,897	11,558,119
Jay S. Benet Vice Chairman and former Chief Financial Officer	2018	807,989	—	1,440,050	959,999	2,320,000	359,838	8,565	5,896,441
	2017	850,000	—	1,575,023	1,050,000	2,550,000	359,320	6,702	6,391,045
	2016	825,096	—	1,574,970	1,050,005	2,775,000	365,569	9,722	6,600,362
Daniel S. Frey Executive Vice President and Chief Financial Officer	2018	461,552	—	185,510	117,005	1,000,000	31,333	11,500	1,806,900
William H. Heyman Vice Chairman and Chief Investment Officer	2018	850,000	—	1,440,050	959,999	3,000,000	363,028	8,464	6,621,541
	2017	850,000	—	1,575,023	1,050,000	2,800,000	363,243	6,500	6,644,766
	2016	825,096	—	1,574,970	1,050,005	3,050,000	361,806	7,929	6,869,806
Avrohom J. Kess(6) Vice Chairman and Chief Legal Officer	2018	850,000	—	1,440,050	959,999	2,625,000	128,054	6,500	6,009,603
	2017	850,000	—	1,539,954	1,019,992	2,500,000	—	11,500	5,921,446
	2016	3,257	500,000	3,000,025	499,892	—	—	4,711,730	8,714,904
Gregory C. Toczydlowski Executive Vice President and President, Business Insurance	2018	700,000	—	1,050,037	699,998	2,300,000	97,870	7,370	4,855,275
(1)	The dollar amounts represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of an award is measured in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2018 included in the Company's Annual Report on Form 10-K filed with the SEC on February 14, 2019 (the “Form 10-K”), without taking into account estimated forfeitures. Stock awards for 2016 for Mr. Kess reflect restricted stock units with a grant date fair value of $3,000,025 and stock awards for 2017 for Mr. Kess include restricted stock units with a grant date fair value of $9,949. Stock awards for Mr. Frey include restricted stock units with a grant date fair value of $10,011. All other stock awards during the years presented reflect performance shares. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded. Assuming the highest level of performance is achieved (which would result in the vesting of 150% of the performance shares granted), the aggregate grant date fair value of the performance shares reflected in the table above would be:

Name	2018	2017	2016
Alan D. Schnitzer	$7,380,117	$8,099,965	$4,500,019
Jay S. Benet	$2,160,076	$2,362,534	$2,362,454
Daniel S. Frey	$263,249	n/a	n/a
William H. Heyman	$2,160,076	$2,362,534	$2,362,454
Avrohom J. Kess	$2,160,076	$2,295,067	n/a
Gregory C. Toczydlowski	$1,575,126	n/a	n/a

52	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Summary Compensation Table

The dividend equivalents attributable to performance shares are deemed “reinvested” in additional performance shares and will only be distributed upon the vesting, if any, of the performance shares in accordance with the performance share award terms. In accordance with the SEC's rules, dividend equivalents are not required to be reported because the value of such future dividends, as well as the value of future cash dividends on restricted stock units, are factored into the grant date fair value of the awards. For a discussion of specific stock awards granted during 2018, see “Grants of Plan-Based Awards in 2018” below and the narrative discussion that follows.
(2)	The dollar amounts represent the grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of a stock option award is measured in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2018 included in the Company's Form 10-K, without taking into account estimated forfeitures. For a discussion of specific stock option awards granted during 2018, see “Grants of Plan-Based Awards in 2018” below and the narrative discussion that follows.
(3)	Reflects annual cash incentive compensation paid in 2019 for performance year 2018, cash incentive compensation paid in 2018 for performance year 2017 and cash incentive compensation paid in 2017 for performance year 2016, respectively. For a discussion of the Company's annual cash bonus determinations, see “Compensation Discussion and Analysis—Compensation Elements and Decisions—Annual Cash Bonus”.
(4)	These amounts represent the aggregate change in actuarial present value of accumulated pension benefits for each of the years presented, using the same pension plan measurement date used for financial statement reporting purposes. We do not provide any of our executives with any above-market or preferential earnings on non-qualified deferred compensation. For additional information about pension benefits, see “Post-Employment Compensation—Pension Benefits for 2018” below.
(5)	For 2018, “All Other Compensation” for Mr. Schnitzer includes $9,657 for personal use of a Company car and driver and other ground transportation arrangements, calculated as described below, and $3,037 of personal security expenses incurred on his behalf pursuant to the Company's executive security program.
Pursuant to our security policy, in 2018, we provided a car and driver or other ground transportation arrangements to Mr. Schnitzer for business and personal travel. We calculated the incremental cost to us for the personal use of any Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive's duties) based on the operating costs, such as fuel and maintenance, related to such travel. Compensation and benefits for the employee drivers are not included in the calculation of incremental cost because the employee drivers are members of our security staff and, consistent with our executive security policy, we would have otherwise incurred such costs for business purposes, whether or not the driver was available to Mr. Schnitzer for personal travel. The incremental costs of personal trips using other ground transportation arrangements, such as car services, are valued at the actual cost to us.
Mr. Schnitzer uses Company aircraft for business and personal air travel as required by our security policy. Mr. Schnitzer reimburses the Company for personal travel on Company aircraft in an amount equal to the incremental cost to the Company associated with such travel up to the maximum amount legally payable under FAA regulations. Incremental costs in excess of the amount legally payable under FAA regulations in the amount of $14,898 is included in “All Other Compensation” for 2018.
In connection with his commencement of employment with the Company in 2016, Mr. Kess was awarded $4,700,000 in the form of a credit to a non-qualified deferred compensation account in recognition of the forfeiture by Mr. Kess of certain pension benefits at his prior employer. “All Other Compensation” for Mr. Kess in 2016 also includes legal expenses incurred in connection with the negotiation of his offer letter.
For more information about these perquisites, see “Compensation Discussion and Analysis—Other Compensation—Other Benefits”.
(6)	In connection with the commencement of his employment with the Company in December 2016, Mr. Kess was awarded a $500,000 cash bonus. Performance-based annual cash bonuses are reported in the “Non-Equity Incentive Plan Compensation” column.

2019 Proxy Statement | The Travelers Companies, Inc.	53

Executive Compensation  |  Grants of Plan-Based Awards in 2018

Grants of Plan-Based Awards in 2018

The following table provides information on stock awards and stock options granted in 2018 to each of our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards – Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold (#)	Target (#)	Maximum (#)
Alan D. Schnitzer	2/06/2018		17,466	34,931	52,397				4,920,031
	2/06/2018						162,927	140.85	3,279,992
		n/a
Jay S. Benet	2/06/2018		5,112	10,224	15,336				1,440,050
	2/06/2018						47,686	140.85	959,999
		n/a
Daniel S. Frey	2/06/2018		623	1,246	1,869				175,499
	2/06/2018						5,812	140.85	117,005
	9/14/2018					77			10,011
		n/a
William H. Heyman	2/06/2018		5,112	10,224	15,336				1,440,050
	2/06/2018						47,686	140.85	959,999
		n/a
Avrohom J. Kess	2/06/2018		5,112	10,224	15,336				1,440,050
	2/06/2018						47,686	140.85	959,999
		n/a
Greg C. Toczydlowski	2/06/2018		3,728	7,455	11,183				1,050,037
	2/06/2018						34,771	140.85	699,998
		n/a
(1)	Our annual Senior Executive Performance Plan does not include thresholds, targets or maximums that are determinable at the beginning of the performance year. For additional information regarding annual cash bonuses, see “Compensation Discussion and Analysis—Compensation Elements and Decisions—Annual Cash Bonus” above. The actual cash bonuses paid to our named executive officers are disclosed in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	Represents performance shares granted as part of the annual long-term equity grant with respect to performance year 2017. All performance shares were granted under the Company's 2014 Stock Incentive Plan. Performance shares represent the right to earn shares of our common stock based on our attainment of specified performance goals, as described above under “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares”. As described in more detail in that section, for awards granted in 2018, if our return on equity (as defined in the award agreement) over the three-year performance period meets the minimum threshold of 8%, then 50% of the number of performance shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period is 10%, then 100% of the number of shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period equals or exceeds 16%, then a maximum of 150% of the number of shares awarded and accumulated dividend equivalents will vest. The estimated future payouts of performance shares in the table above do not include additional shares that may be allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares, but the value of such additional shares is factored into the grant date fair values of the performance shares in the table above.
(3)	Represents restricted stock units granted to Mr. Frey in connection with him entering into a non-competition agreement with the Company at the time he was appointed CFO. The restricted stock units were granted under the Company's 2014 Stock Incentive Plan. The value of future cash dividends on restricted stock units is factored into the grant date fair values of the restricted stock units in the table above.
(4)	Represents stock options granted as part of the annual long-term equity grant with respect to performance year 2017. All stock options were granted under the Company's 2014 Stock Incentive Plan.
(5)	The amount represents the grant date fair value of stock and option awards measured in accordance with the guidance in FASB ASC Topic 718, utilizing the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2018 included in the Company's Form 10-K, without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded.

54	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2018

Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2018

Employment Arrangements

Mr. Schnitzer’s Employment Arrangement

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer pursuant to which he serves as our Chief Executive Officer with an annual base salary of $1 million. As described more fully in “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer’s Employment Letter”, if Mr. Schnitzer’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in his agreement), he would become entitled to receive specified additional benefits. Additionally, Mr. Schnitzer would be entitled to specified special protections with respect to his equity awards following a “change in control”.

Mr. Schnitzer used our corporate aircraft for business and personal travel in accordance with our security policy. See the detailed discussion regarding Mr. Schnitzer’s use of the corporate aircraft on page 46 of the “Compensation Discussion and Analysis—Other Compensation—Other Benefits—Personal Security” section.

Mr. Kess’s Offer Letter

On December 19, 2016, the Company entered into an offer letter with Mr. Kess, pursuant to which he serves as our Vice Chairman and Chief Legal Officer, with an annual base salary of $850,000. Mr. Kess is also eligible to receive an annual equity grant on terms and conditions similar to those applicable to other senior executives of the Company at the discretion of the Compensation Committee.

In recognition of his forfeiture of certain pension benefits under his previous employer’s plan, the offer letter entitled Mr. Kess to incentives on December 30, 2016 (the date he commenced employment), consisting of:

●	$500,000 in cash;
●	restricted stock units with a grant date value of $3,000,000 that vest in three equal annual installments on December 30, 2017, 2018 and 2019;
●	stock options with a grant date value of $500,000 that have an exercise price equal to the closing price per share of our common stock on December 30, 2016 ($122.42), and vest in three equal annual installments on December 30, 2017, 2018 and 2019; and
●	a credit of $4,700,000 in a deferred compensation account under our Deferred Compensation Plan (discussed under “Post-Employment Compensation—Non-Qualified Deferred Compensation for 2018—Deferred Compensation Plan” below).

In addition, on February 9, 2017, as contemplated by his offer letter, Mr. Kess was granted performance shares with a grant date value of $1,530,000 and stock options with a grant date value of $1,020,000. Mr. Kess was also awarded fully vested restricted stock units on January 13, 2017 with a grant date value of $10,000 as consideration for entering into a non-competition agreement with the Company.

See “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control” for a discussion of the provisions of Mr. Kess’s 2016 restricted stock unit award and 2016 and 2017 stock option awards in the event Mr. Kess’s employment is terminated for “cause” or he resigns without “good reason” (each as defined in his offer letter).

As described more fully in “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control”, Mr. Kess would become entitled to receive specified benefits under our severance plan upon a qualifying termination of his employment.

Terms of Equity-Based Awards

Vesting Schedule

Other than described above with respect to the stock options and restricted stock units granted to Mr. Kess in connection with his commencement of employment with the Company and the fully vested restricted stock units granted to Messrs. Kess and Frey in connection with their entering into non-competition agreements with the

2019 Proxy Statement | The Travelers Companies, Inc.	55

Executive Compensation  |  Option Exercises and Stock Vested in 2018

Company, stock option and restricted stock unit awards vest in full three years after the date of grant. Performance shares reflected in the tables and accumulated dividend equivalents vest at the end of a three-year performance period if, and to the extent, performance goals are attained, as more fully described above in “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares”.

Forfeiture and Post-Employment Treatment

Unvested shares underlying stock option, restricted stock unit and performance share awards are generally forfeited upon termination of employment except in specific cases for which different treatment is provided (see footnote (2) to the “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table” on page 64 for a discussion regarding different treatments).

Option Exercise Price

Stock options have an exercise price equal to the closing price of our common stock on the date of grant.

Dividends

Dividend equivalents attributable to performance shares are deemed “reinvested” in additional performance shares. The additional shares allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares will only be distributed upon the vesting, if any, of such performance shares in accordance with the performance share award terms. Cash dividends are paid with respect to restricted stock units at the same time and in the same amounts as are paid on shares of common stock.

Option Exercises and Stock Vested in 2018

The following table provides information regarding the values realized by our named executive officers upon the exercise of stock options and the vesting of stock awards in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Alan D. Schnitzer	69,575	5,821,953	33,140	3,968,554
Jay S. Benet	53,246	3,053,326	17,398	2,083,442
Daniel S. Frey	5,271	216,249	1,568	188,516
William H. Heyman	7,022	250,992	17,398	2,083,442
Avrohom J. Kess	—	—	8,169	970,232
Gregory C. Toczydlowski	28,975	2,573,493	9,941	1,190,538
(1)	Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.
(2)	Except as described below for Mr. Frey and Mr. Kess, the shares acquired upon vesting represent performance shares that are treated as vested on December 31, 2018, the last day of the relevant three-year performance period, including the following shares in respect of phantom dividend equivalents on such performance shares: Mr. Schnitzer (2,186 shares), Mr. Benet (1,147 shares), Mr. Frey (98 shares), Mr. Heyman (1,147 shares) and Mr. Toczydlowski (655 shares). With respect to Mr. Frey, amounts also include 77 restricted stock units granted pursuant to the terms of a non-competition agreement with the Company. These restricted stock units were fully vested on the grant date; however, shares underlying the units will not be distributed until the earlier of (a) six months after any future separation or (b) September 14, 2021. The amounts for Mr. Kess represent 8,169 shares acquired upon the vesting of restricted stock units that were granted in connection with his commencement of employment with the Company in December 2016, the terms of which are discussed above in “Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2018—Employment Arrangements—Mr. Kess’s Offer Letter”.
(3)	The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

56	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Outstanding Equity Awards at December 31, 2018

Outstanding Equity Awards at December 31, 2018

The following table provides information with respect to the option awards and stock awards held by the named executive officers at December 31, 2018.

	Option Awards							Stock Awards
												Equity Incentive Plan Awards:
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options(1) (#)				Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
		Exercisable		Unexercisable
Alan D. Schnitzer	2/07/2012	66,228		—		59.74	2/07/2022
	2/05/2013	53,246		—		78.65	2/05/2023
	2/04/2014	60,979		—		80.35	2/04/2024
	2/03/2015	66,522		—		106.04	2/03/2025
	2/02/2016	—		150,829		106.03	2/02/2026
	2/09/2017	—		222,901		118.78	2/09/2027
								2/09/2017				71,413	8,551,765
	2/06/2018	—		162,927		140.85	2/06/2028
								2/06/2018				53,657	6,425,439
Jay S. Benet	2/04/2014	60,979		—		80.35	2/04/2024
	2/03/2015	66,522		—		106.04	2/03/2025
	2/02/2016	—		79,185		106.03	2/02/2026
	2/09/2017	—		65,013		118.78	2/09/2027
								2/09/2017				20,829	2,494,312
	2/06/2018	—		47,686		140.85	2/06/2028
								2/06/2018				15,705	1,880,670
Daniel S. Frey	2/02/2016	—		6,787		106.03	2/02/2026
	2/09/2017	—		5,573		118.78	2/09/2027
								2/09/2017				1,786	213,879
	2/06/2018	—		5,812		140.85	2/06/2028
								2/06/2018				1,914	229,198
William H. Heyman	2/03/2015	59,500		—		106.04	2/03/2025
	2/02/2016	—		79,185		106.03	2/02/2026
	2/09/2017	—		65,013		118.78	2/09/2027
								2/09/2017				20,829	2,494,312
	2/06/2018	—		47,686		140.85	2/06/2028
								2/06/2018				15,705	1,880,670
Avrohom J. Kess	12/30/2016	20,238	(4)	10,120	(4)	122.42	12/30/2026
								12/30/2016	8,169	(5)	978,238
	2/09/2017	—		63,155		118.78	2/09/2027
								2/09/2017				20,234	2,423,019
	2/06/2018	—		47,686		140.85	2/06/2028
								2/06/2018				15,705	1,880,670
Gregory C. Toczydlowski	2/05/2013	23,405		—		78.65	2/05/2023
	2/04/2014	31,941		—		80.35	2/04/2024
	2/03/2015	38,013		—		106.04	2/03/2025
	2/02/2016	—		45,249		106.03	2/02/2026
	2/09/2017	—		43,342		118.78	2/09/2027
								2/09/2017				13,886	1,662,874
	2/06/2018	—		34,771		140.85	2/06/2028
								2/06/2018				11,452	1,371,322
(1)	Stock options are exercisable 100% on the third anniversary of the stock option award grant date, other than with respect to the stock options granted to Mr. Kess described in footnote (4) below.
(2)	The market value is based on the closing price on the NYSE of our common stock on December 31, 2018, the last trading day of 2018 ($119.75), multiplied by the number of outstanding performance shares or restricted stock units.

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Executive Compensation  |  Post-Employment Compensation

(3)	The number of shares reflected for each of the named executive officers represents the sum of (a) the maximum number of performance shares and (b) the additional shares that have been allocated to the named executive officer through December 31, 2018 as a result of the phantom reinvestment of dividend equivalents on the maximum number of performance shares. We have reflected the maximum number of performance shares for each named executive officer because (a) results for 2017 and 2018, the first and second year of the three-year performance period for the February 9, 2017 awards, were above target and (b) results for 2018, the first year of the three-year performance period for the February 6, 2018 awards, were also above target. The actual numbers of shares that will be distributed with respect to the 2017 and 2018 awards are not yet determinable. The awards granted on February 9, 2017 vest in proportion to actual performance over the three-year performance period ending on December 31, 2019, and the awards granted on February 6, 2018 vest in proportion to actual performance over the three-year performance period ending on December 31, 2020. For purposes of this column, fractional shares have been rounded to the nearest whole share. See the description of performance shares in the “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares” section.
(4)	Represents stock options granted to Mr. Kess in connection with his commencement of employment with the Company under the terms of his offer letter. The stock options become exercisable in three equal annual installments on the anniversaries of the grant date.
(5)	Represents restricted stock units granted to Mr. Kess in connection with his commencement of employment with the Company under the terms of his offer letter. The award vests in three equal annual installments on the anniversaries of the grant date.

Post-Employment Compensation

The Company has four active retirement plans:

●	A qualified 401(k) Savings Plan, which is referenced under “Compensation Discussion and Analysis—Other Compensation—Deferred Compensation” on page 46;
●	A qualified pension plan (the “Pension Plan”), which is discussed under “—Pension Benefits for 2018” below;
●	A non-qualified pension restoration plan that is a component of the Benefit Equalization Plan described below (the “Pension Restoration Plan”), which is discussed under “—Pension Benefits for 2018” below; and
●	A non-qualified deferred compensation plan (the “Deferred Compensation Plan”), which is discussed under “—Non-Qualified Deferred Compensation for 2018” below.

The Company has two inactive retirement plans from which benefits are still payable to one or more named executive officers but under which no additional benefits are being earned (other than earnings credits as described below):

●	A non-qualified pension plan maintained by TPC prior to the Merger that is a component of the Benefit Equalization Plan (the “TPC Benefit Equalization Plan”), which is discussed under “—Pension Benefits for 2018” below; and
●	A non-qualified deferred compensation plan maintained by The St. Paul prior to the Merger that is a component of the Benefit Equalization Plan (the “Executive Savings Plan”), which is discussed under “—Non-Qualified Deferred Compensation for 2018” below.

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Executive Compensation  |  Post-Employment Compensation

Pension Benefits for 2018

The following table provides information regarding the pension benefits for our named executive officers under the Company’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Alan D. Schnitzer	Pension Plan	11	129,574	—
	Pension Restoration Plan	11	1,757,067	—
Jay S. Benet	Pension Plan	28	711,148	—
	Pension Restoration Plan	28	3,059,407	—
	TPC Benefit Equalization Plan(3)	11	290,178	—
Daniel S. Frey	Pension Plan	16	192,937	—
	Pension Restoration Plan	16	226,593	—
William H. Heyman	Pension Plan	28	335,801	—
	Pension Restoration Plan	28	3,565,396	—
Avrohom J. Kess	Pension Plan	2	10,431	—
	Pension Restoration Plan	2	117,623	—
Gregory C. Toczydlowski	Pension Plan	29	323,224	—
	Pension Restoration Plan	29	1,290,646	—
	TPC Benefit Equalization Plan(3)	11	9,787	—
(1)	Credited service includes (as applicable) service for time worked at the Company plus TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and The St. Paul. Number of years of credited service represents actual years of service. We do not have a policy with respect to granting extra years of credited service.
(2)	For named executive officers who have not attained age 65, the present value of accumulated benefit is calculated by projecting the qualified and non-qualified cash-balance accounts reflected in the tables below forward to age 65 by applying a 4.01% interest rate (except for some sub-accounts which use a 6.00% rate) and then discounting back to December 31, 2018 using a discount rate of 4.39% for the Pension Plan and 4.33% for the Pension Restoration Plan and the TPC Benefit Equalization Plan. These are the same assumptions the Company uses for financial reporting purposes. See Note 14 to our financial statements for the fiscal year ended December 31, 2018 included in the Company’s Form 10-K.
(3)	Service under the TPC Benefit Equalization Plan was frozen as of January 1, 2002, and the plan was merged into the Benefit Equalization Plan as of January 1, 2009.

The Company's Pension Plan

The Company’s Pension Plan is a qualified defined benefit pension plan with a cash-balance formula or, for certain grandfathered participants, traditional final average pay formulas or grandfathered frozen cash-balance formulas. Each named executive officer participates in the cash-balance formula under which the named executive officer has a hypothetical account balance that grows with interest and pay credits each year. As of December 31, 2018, the named executive officers’ qualified pension account balances were as follows:

Name	Qualified Account Balance at December 31, 2018(1)
Alan D. Schnitzer	$135,335
Jay S. Benet	$711,148
Daniel S. Frey	$200,487
William H. Heyman	$335,801
Avrohom J. Kess	$11,000
Gregory C. Toczydlowski	$332,238
(1)	These dollar amounts represent the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2018” table above and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter’s cash-balance pension account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%.

Pay credits are calculated on an annual basis as a percentage of compensation, with the percentage determined based on the sum of age plus service at the end of the year under the following schedule:

Age + Service	Pay Credit
< 30	2.00%
30 - 39	2.50%
40 - 49	3.00%
50 - 59	4.00%
60 - 69	5.00%
> 69	6.00%

Service is calculated based on elapsed time with the Company plus any service with TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and The St. Paul. Pay credits are calculated by multiplying the appropriate pay credit percentage by the named executive

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officer’s compensation for the year, including base salary and bonus, up to the qualified plan compensation limit (which for 2018 was $275,000).

The pension plan benefit is subject to the qualified plan benefit limit (if applicable) under Internal Revenue Code income tax provisions.

The plan’s normal retirement age is 65. However, under the cash-balance formula, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us. Once separated from us, participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity, 100% joint and survivor annuity or a ten-year certain and life annuity. All payment forms are actuarially equivalent. Eligible part-time employees who are at least age 62 can apply for an in-service distribution from the plan, calculated as if they separated from us. There are no special early retirement benefits under the cash-balance formula, even in the case of an in-service distribution.

Under the plan, the benefits of some participants may be determined in whole or in part under transition benefit rules—that is, grandfathered benefit provisions.

The Company’s Benefit Equalization Plan (Non-Qualified Pension Plan Components)

The Benefit Equalization Plan consists of three components:

●	the Pension Restoration Plan (currently active);
●	the TPC Benefit Equalization Plan (currently inactive); and
●	the Executive Savings Plan (currently inactive; described under “—Non-Qualified Deferred Compensation for 2018” below).

The Benefit Equalization Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

Pension Restoration Plan (Non-Qualified Pension Plan)

The Pension Restoration Plan is a non-qualified pension restoration plan which provides non-qualified pension benefits on compensation and benefits in excess of the qualified plan compensation limit and the benefit limit (if applicable) under Internal Revenue Code income tax provisions. Benefits under the plan accrue, in the same manner as described above for the Company’s Pension Plan, for pay and benefits in excess of the compensation limit and the benefit limit (if applicable).

As of December 31, 2018, the named executive officers’ non-qualified pension account balances were as follows:

Name	Non-Qualified Account Balance at December 31, 2018(1)
Alan D. Schnitzer	$1,822,651
Jay S. Benet	$3,059,407
Daniel S. Frey	$234,039
William H. Heyman	$3,565,396
Avrohom J. Kess	$123,000
Gregory C. Toczydlowski	$1,342,643
(1)	These dollar amounts represent the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2018” table on page 59 and calculated as described in footnote (2) to that table.

The plan’s normal retirement age is 65. However, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us, subject to a six-month delayed payment requirement following separation. Once separated from us, participants will receive their benefit in ten annual installment payments (for account balances greater than $50,000) or a single lump sum payment (for balances equal to or less than $50,000). There are no special early retirement benefits. To the extent that a participant’s qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the Pension Restoration Plan.

TPC Benefit Equalization Plan (Non-Qualified Pension Plan)

The TPC Benefit Equalization Plan is a non-qualified pension plan. Benefit accruals were frozen as of January 1, 2002. As of January 1, 2009, the TPC Benefit Equalization Plan was merged into the Benefit Equalization Plan. Participants in the plan have cash-balance accounts that accrue interest credits but no pay credits. As of December 31, 2018, the named executive officers’ non-qualified account balances were as follows:

Name	Non-Qualified Account Balance at December 31, 2018(1)
Jay S. Benet	$290,178
Gregory C. Toczydlowski	$10,182
(1)	These dollar amounts represent the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2018” table on page 59 and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter’s account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%. A portion of a named executive officer’s benefit is determined under a prior grandfathered formula which includes an embedded interest credit rate of 6.00%. The plan’s normal retirement

60	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Post-Employment Compensation

age is 65. However, participants (all of whom are vested) are eligible to receive a distribution from the plan any time after becoming vested, attaining age 55 and separating from us. Participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity. All payment forms are actuarially equivalent. There are no special early retirement benefits. To the extent that a participant’s qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the TPC Benefit Equalization Plan.

Non-Qualified Deferred Compensation for 2018

The following table provides information regarding contributions, earnings and balances for our named executive officers under the active Deferred Compensation Plan, as well as under the Executive Savings Plan, which is closed to new deferrals. Under each of the plans, no Company “match” is currently made on amounts deferred, account balances are fully vested at all times, and the Company does not provide any opportunity for above-market or preferential earnings, nor does it provide any minimum internal rate of return. Additionally, the Deferred Compensation Plan and the Executive Savings Plan do not permit “hardship” withdrawals. The Deferred Compensation Plan and Executive Savings Plan are not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under each plan. Each of these plans is further described below.

Name	Non-Qualified Deferred Compensation Plan Name	Executive Contributions in 2018(1) ($)	Company Contributions in 2018 ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions in 2018 ($)	Aggregate Balance at 12/31/18(2) ($)
Alan D. Schnitzer	Deferred Compensation Plan	—	—	(368,791)	—	6,383,822
Jay S. Benet		—	—	—	—	—
Daniel S. Frey		—	—	—	—	—
William H. Heyman	Executive Savings Plan	—	—	(15,999)	—	402,472
Avrohom J. Kess	Deferred Compensation Plan	950,000	—	(104,531)	—	5,103,306
Gregory C. Toczydlowski		—	—	—	—	—
(1)	Of Mr. Kess’s contributions, $425,000 was reported as “Salary” in the “Summary Compensation Table” for 2018 and $525,000, which was otherwise payable in 2019 for performance year 2018, was reported as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” for 2018.
(2)	Of the totals in this column, the following amounts have been reported in the “Summary Compensation Table” for this year and for previous years.

Name	2018	Previous Years	Total
Alan D. Schnitzer	—	$4,000,000	$4,000,000
William H. Heyman	—	$214,220	$214,220
Avrohom J. Kess	$950,000	$4,700,000	$5,650,000

Deferred Compensation Plan

The Company’s Deferred Compensation Plan is a non-qualified plan that, in 2018, allowed each U.S. employee who is at the Vice President level or above to defer receipt of up to 50% of his or her salary and/or up to 100% of his or her annual bonus until a date or dates elected by the employee. Employees participating in the Deferred Compensation Plan elect the time and form of payout prior to the year in which the deferred amounts are earned. These elections are irrevocable.

Participants in the plan may receive distributions of deferred accounts in three situations: when the participant terminates employment or retires (in which case, payment will be made or commence six months after the date of the termination or retirement) or upon a distribution date the participant specifies in advance and that occurs while the participant is still an employee of the Company. If the participant’s balance is greater than $10,000, the participant may elect to receive retirement distributions and in-service distributions as a lump sum or in up to ten annual installments. All other distributions will be paid in a lump sum, unless distributions in installments have already begun.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan.

As of December 31, 2018, Mr. Schnitzer and Mr. Kess were the only named executive officers with account balances under the Deferred Compensation Plan, with balances as shown above.

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Executive Compensation  |  Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

Executive Savings Plan

The Executive Savings Plan is a grandfathered non-qualified excess deferral plan that has been a component of the Benefit Equalization Plan since it was established by The St. Paul in 1976. It includes salary deferrals and Company matching contributions made to the plan prior to the closing of the plan to any new deferrals as of January 1, 2005. Executives will receive distribution of their vested accounts upon termination of employment from the Company, with some accounts subject to a six-month delayed payment requirement following separation. Once separated from us, executives will receive their benefits in ten annual installment payments (for account balances greater than $50,000) or a single lump sum (for balances of $50,000 or less). Balances remaining at the time of the executive’s death will be paid in a lump sum, except that installment payments that have already begun will continue.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan.

As of December 31, 2018, Mr. Heyman was the only named executive officer with an account balance under the Executive Savings Plan, with a balance as shown above.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the named executive officers would have been entitled if a termination of employment or change in control occurred on the last business day of 2018.

The only agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment or change in control are:

●	Mr. Schnitzer’s employment letter, as described following the table;
●	the individual non-solicitation and non-disclosure agreements executed by members of our Management Committee (other than Mr. Schnitzer), as described below;
●	the non-competition agreements executed by all members of the Management Committee, as described below;
●	Mr. Kess’s offer letter, as described following the table;
●	the Company’s Executive Severance Plan; and
●	the terms of performance share and stock option awards.

The amounts shown in the table below do not include:

●	payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers (including welfare benefits that are provided to all U.S. retirees of the Company);
●	regular pension benefits under our Pension Plan, the Benefit Equalization Plan or the TPC Benefit Equalization Plan (see “Post-Employment Compensation—Pension Benefits for 2018” above); and
●	distributions of previously vested plan balances under our 401(k) Savings Plan, the Deferred Compensation Plan and the Executive Savings Plan (see the “Compensation Discussion and Analysis—Other Compensation—Deferred Compensation” section on page 46 for information about those plans generally and “Post-Employment Compensation—Non-Qualified Deferred Compensation for 2018” above for information about the Deferred Compensation Plan and the Executive Savings Plan).

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Executive Compensation  |  Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table

Named Executive Officer	Involuntary Termination Without “Cause” or, if Applicable, Voluntary Termination for “Good Reason” ($)	Additional Value if Involuntary Termination without “Cause” or, if Applicable, Voluntary Termination for “Good Reason” Follows a Change in Control ($)	Change in Control ($)	Voluntary Termination without “Good Reason”, including Voluntary Retirement ($)	Disability ($)	Death ($)
Alan D. Schnitzer
Cash Severance Payment(1)	19,174,997	—	—	7,274,997	—	—
Acceleration of Equity Awards(2)	—	12,726,471	—	—	2,285,588	7,508,604
Value of Continuing Benefits(3)	24,296	—	—	5,868	—	—
Total Termination Benefits	19,199,293	12,726,471	—	7,280,865	2,285,588	7,508,604
Jay S. Benet
Cash Severance Payment(1)	9,718,768	—	—	2,948,768	—	—
Acceleration of Equity Awards(2)	1,149,481	—	—	1,149,481	1,149,481	2,625,400
Value of Continuing Benefits(3)	10,038	—	—	4,703	—	—
Total Termination Benefits	10,878,287	—	—	4,102,952	1,149,481	2,625,400
Daniel S. Frey
Cash Severance Payment(1)	5,173,126	—	—	623,126	—	—
Acceleration of Equity Awards(2)	—	5,406	—	—	98,523	239,110
Value of Continuing Benefits(3)	7,507	—	—	2,172	—	—
Total Termination Benefits	5,180,633	5,406	—	625,298	98,523	239,110
William H. Heyman
Cash Severance Payment(1)	10,693,768	—	—	3,143,768	—	—
Acceleration of Equity Awards(2)	1,149,481	—	—	1,149,481	1,149,481	2,625,400
Value of Continuing Benefits(3)	9,474	—	—	4,139	—	—
Total Termination Benefits	11,852,723	—	—	4,297,388	1,149,481	2,625,400
Avrohom J. Kess
Cash Severance Payment(1)	9,900,012	—	—	3,162,512	—	—
Acceleration of Equity Awards(2)	1,039,498	—	—	—	61,260	2,484,282
Value of Continuing Benefits(3)	11,995	—	—	6,660	—	—
Total Termination Benefits	10,951,505	—	—	3,169,172	61,260	2,484,282
Gregory C. Toczydlowski
Cash Severance Payment(1)	8,187,509	—	—	2,337,509	—	—
Acceleration of Equity Awards(2)	—	42,042	—	—	662,858	1,670,914
Value of Continuing Benefits(3)	11,995	—	—	6,660	—	—
Total Termination Benefits	8,199,504	42,042	—	2,344,169	662,858	1,670,914
(1)	Cash Severance Payments:

●Under the terms of Mr. Schnitzer’s employment letter, severance payments in the event of an involuntary termination without “cause” or a voluntary termination for “good reason” (each as defined in his agreement and described below) are equal to two times his base salary at termination plus two times the greater of: (a) the average of his two most recent annual cash bonuses and (b) 250% of his base salary at the time of termination.
●Pursuant to the terms of the individual non-solicitation and non-disclosure agreements, each of the named executive officers is eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than “cause” or if they are asked to take a substantial demotion. All such named executive officers (other than Mr. Schnitzer) are eligible to receive a benefit equal to his total monthly cash compensation for at least 21 months (24 months for Messrs. Benet, Frey, Heyman and Toczydlowski due to each having at least 10 years of service with the Company). For each named executive officer (other than Mr. Schnitzer) total monthly cash compensation is equal to, at least, 1/12th

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Executive Compensation  |  Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

   of the executive’s annual base salary in effect at the time of his termination, plus the greater of (a) 1/12th of the average of the executive’s two most recent annual cash bonuses or (b) 1/12th of 125% of final annual base salary. Under Mr. Kess’s offer letter, Mr. Kess was treated as having received an annual bonus equal to the greater of his actual bonus or $3,000,000 for the two most recent annual bonus periods with respect to the calculation of his severance entitlements until such time as he received two payments under the Company’s annual incentive compensation plan. Since Mr. Kess had not yet received payment of his 2018 annual bonus (representing his second annual bonus payment since his commencement of employment) as of December 31, 2018, the annual bonus portion of his cash severance payments were calculated by reference to the deemed $3,000,000 annual bonus payments described in the preceding sentence.
●The cash severance payments listed assume that there would be no cutback of payments to avoid subjecting the executives to an excise tax under Section 280G of the Internal Revenue Code.
●The named executive officers, along with other members of our Management Committee, are each subject to a non-competition agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, including a termination due to voluntary termination without “good reason”, to impose a six-month non-compete period. Under the non-competition agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to receive a lump sum payment at the end of the period equal to the sum of (a) six months’ base salary plus (b) 50% of the executive’s average annual bonus for the prior two years plus (c) 50% of the aggregate grant date fair value of the executive’s average annual equity awards for the prior two years, and such amounts are included in this table. Under Mr. Schnitzer’s employment letter, the Company has elected to impose the six-month non-compete period and will make the corresponding payments if Mr. Schnitzer’s employment is terminated without “cause” or by him for “good reason” within 24 months following a “change of control”.

(2)	Acceleration of Equity Awards:

●“Acceleration of Equity Awards” is presented as the sum of the values as of the last business day of 2018 of the additional benefit from the acceleration of vesting, if any, of restricted stock units, stock options and performance shares that would have occurred as a result of termination under the different circumstances presented. Performance share awards for the 2016-2018 performance period are treated as vested as of the last business day of 2018, and are not included in this table because the vesting of these awards is reflected in the “Option Exercises and Stock Vested in 2018” table above and the shares are no longer reflected in the “Outstanding Equity Awards at December 31, 2018” table above.
●Mr. Schnitzer was not “retirement eligible” under current provisions in the applicable equity award grants as of the last business day of 2018 and, therefore, would have forfeited these awards in the event of voluntary termination but not termination of employment due to disability or death. In this case, vested stock options would remain exercisable for up to one year following the termination date due to disability or death. The terms of Mr. Schnitzer’s employment letter provided for acceleration of all outstanding equity awards (after giving effect to the conversion of his performance-vesting awards into time-vesting awards upon a change in control) in the event of a termination by the Company without “cause” or voluntary termination for “good reason” but only if such termination occurs within 24 months following a change in control of the Company. Mr. Schnitzer’s outstanding equity awards would also become fully vested in the event of a change in control if the ultimate parent or surviving entity does not assume the awards. The table above assumes the ultimate parent or surviving entity would assume the awards and therefore does not reflect an incremental value for this circumstance.
●Stock options and performance shares granted to all employees in 2017 and 2018 included “double triggered” vesting in the event of a termination by the Company without “cause” or voluntary termination for “good reason” that occurs within 24 months following a change in control of the Company (although Mr. Schnitzer’s vesting protection in connection with a change in control would continue to be governed by the terms of his employment letter as described above). In the case of the 2017 and 2018 stock option grants, any such termination would result in immediate accelerated vesting of the stock options. In the case of the 2017 and 2018 performance share grants, any such termination would result in a waiver of the service vesting conditions for such awards, but the ultimate vesting of the performance shares would remain subject to the achievement of the actual performance goals during the performance period (other than with respect to Mr. Schnitzer, whose performance shares would convert into time-vesting awards in connection with a change in control).
●For stock options, the additional benefit to the named executive officer resulting from the acceleration of vesting reflected in the table is the value that the named executive officer would receive if his employment terminated on the last business day of 2018. On the last business day of 2018, Messrs. Benet and Heyman were “retirement eligible”. Under the current provisions in their applicable option award grants, had Mr. Benet or Heyman terminated his employment as a result of voluntary retirement, disability or death on the last business day of 2018, each would have been entitled to acceleration of some or all of his outstanding unvested stock option awards. These vested stock options may be exercised for up to three years from the termination date (one year in the case of disability or death), but no later than the original option expiration date.
●The value of accelerated stock options, for purposes of this table, was determined by subtracting the exercise price of the original stock option from the closing stock price on the NYSE of $119.75 at December 31, 2018 and multiplying the result, if a positive number (in-the-money), by the number of option shares that would vest as a result of termination.
●Mr. Kess was not “retirement eligible” under current provisions in the applicable equity award agreement as of the last business day of 2018. However, for Mr. Kess, under the terms of his restricted stock unit and stock option awards granted to him in December 2016 and February 2017, any unvested portion of the awards will vest immediately if Mr. Kess’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in his offer letter as described below). In the event of disability, the sign-on stock option awards and the stock options granted in February 2017 would become immediately vested and remain exercisable for one year and the sign-on restricted stock unit award would continue to vest and would be distributed upon the regular vesting date for the award. Since the restricted stock units continue vesting and are not distributed on the date of disability, no value has been included in the table above under this circumstance. In the event of death, Mr. Kess’s stock option awards and restricted stock unit award would both become fully vested and the stock options would remain exercisable for up to one year. In the case of the performance shares granted to Mr. Kess in 2017, any involuntary termination of his employment without “cause” or voluntary termination for “good reason” would result in a waiver of the service vesting conditions for such award, but the ultimate vesting of Mr. Kess’s performance share grants would remain subject to the achievement of the actual performance goals during the performance period and, accordingly, no value has been included in the table above with respect to such performance share grant in connection with this termination scenario.

64	The Travelers Companies, Inc. | 2019 Proxy Statement

Executive Compensation  |  Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

●For all of the named executive officers who hold performance shares, in the event of a termination due to death, performance shares plus dividend equivalent shares allocated to date would vest immediately at 100% for 2017-2019 and 2018-2020 performance periods and would then be paid out on a pro-rated basis for the number of days worked in the performance period. The amounts reflected in “Acceleration of Equity Awards” is determined by multiplying the closing stock price of $119.75 on December 31, 2018 by the number of performance shares and related dividend equivalent shares that would be paid out upon death. In the event of disability or termination due to a qualifying retirement, a pro-rata portion of the performance shares and allocated dividend equivalent shares would vest according to their original vesting schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance periods have been met. In the event of any other termination circumstances, the performance shares and attributed dividend equivalent shares would be forfeited, other than as described above in connection with some terminations following a change in control or in the case of Mr. Kess’s 2017 performance share award. Accordingly, no acceleration of vesting of the performance shares has been included under any termination circumstances other than death (or in the case of a qualifying termination following a change in control in the case of Mr. Schnitzer’s performance shares) in the table above.

(3)	Value of Continuing Benefits:

●For Mr. Schnitzer, the value of continuing benefits as of the last business day of 2018 reflects two years of medical and dental premiums in the event of an involuntary termination without “cause” or a voluntary termination for “good reason”.
●For all of the named executive officers (other than Mr. Schnitzer) the value of continuing benefits as of the last business day of 2018 reflects the cash value of nine months of outplacement services under the Company’s Executive Severance Plan in the event of involuntary termination without “cause” or voluntary termination for “good reason”. If the named executive officer has not secured viable employment within nine months, these outplacement services may be extended, at the Company’s discretion, on a month-to-month basis for an additional cost to the Company of $630 per month.
●As discussed on page 47, the named executive officers, along with other members of our Management Committee, are each subject to a non-competition agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, to impose a six-month non-compete period. Under the non-competition agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive’s termination date during the six-month non-compete period or to payment of an equivalent amount, payable at the end of the period, and the value of these benefits (other than for Mr. Schnitzer) is reflected in the table above. In the case of Mr. Schnitzer, whose employment arrangement provides for the continuation of health benefits as explained above in this footnote (3) for a period longer than that specified in his non-competition agreement, no additional benefit is reflected with respect to his non-competition agreement in the case of voluntary termination for good reason or involuntary termination without cause.

Summary of Key Agreements

Mr. Schnitzer’s Employment Letter

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer, our Chairman and Chief Executive Officer.

If Mr. Schnitzer’s employment is terminated without “cause” or if he were to resign for “good reason” (each as defined in his employment agreement and summarized below), he would be entitled to severance payments totaling two times the sum of (a) his annual base salary and (b) his average annual bonus (defined as the greater of his average bonus payments for the two preceding years or 250% of his base salary). Additionally, Mr. Schnitzer would be entitled to receive up to 24 months of continued medical benefits.

Upon a “change in control” (as defined in Mr. Schnitzer’s Non-Competition Agreement), all of his then outstanding performance-vesting equity awards would convert into time-vesting awards based on actual performance through the end of the Company’s most recently completed fiscal year prior to the change of control (or based on deemed target level performance, in the case of awards outstanding for less than one year). Additionally, if Mr. Schnitzer’s employment is terminated within 24 months following such a change of control by us other than for “cause” or by him for “good reason”, Mr. Schnitzer would also be entitled to full vesting of his outstanding equity awards (after giving effect to the adjustments described above in the case of performance-based equity awards), and the Company will be deemed to have exercised its “non-competition option” under the non-competition agreement between the Company and Mr. Schnitzer, which will subject Mr. Schnitzer to a six-month covenant not to compete with the Company and require the Company to make a corresponding payment to Mr. Schnitzer as described more fully under “Compensation Discussion and Analysis—Non-Competition Agreements”.

The term “cause” is defined in his employment agreement as Mr. Schnitzer’s conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.

“Good reason” is generally defined in his agreement to include such situations as: (1) reduction in base salary, bonus opportunity or aggregate compensation opportunity; (2) a diminution in his title, duties or responsibilities; (3) a consequential, involuntary relocation of his principal place of business; or (4) a material breach by the Company or his employment agreement.

2019 Proxy Statement | The Travelers Companies, Inc.	65

Executive Compensation  |  Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

Mr. Kess’s Offer Letter

On December 19, 2016, the Company entered into an offer letter with Mr. Kess, our Vice Chairman and Chief Legal Officer.

Under the offer letter, in the event Mr. Kess’s employment is terminated prior to the final vesting date of the restricted stock unit, stock option and performance share awards granted to him in connection with his commencement of employment in December 2016 and in February 2017, either by the Company without “cause” or by Mr. Kess for “good reason” (each as defined in his offer letter and summarized below), the restricted stock units and stock options that are not yet vested at the time of such termination will vest immediately, the stock options will remain exercisable for a period of one year from the date of termination or resignation and the service vesting conditions applicable to such performance-share award will be waived (but the ultimate vesting of Mr. Kess’s February 2017 performance share grant would remain subject to the achievement of the actual performance goals during the performance period).

The term “cause” is defined in his offer letter as Mr. Kess’s conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.

“Good reason” is generally defined in his offer letter to include such situations as: (1) a material reduction in base salary or bonus opportunity (other than proportionate reductions that apply equally to all senior executives of similar rank); (2) a material diminution in his title, duties or responsibilities; (3) an involuntary relocation of his principal place of business of more than 30 miles; (4) reporting to someone other than the CEO or the Board; and (5) constructive discharge by the Company as defined in his Non-Solicitation and Non-Disclosure Agreement.

Severance under Non-Solicitation and Non-Disclosure Agreements

Each of the named executive officers listed in the table above (other than Mr. Schnitzer) is eligible to receive a severance benefit under his respective non-solicitation and non-disclosure agreement if asked to take a substantial demotion or if any of them is involuntarily terminated due to a reduction in force or for reasons other than “cause” as defined in the agreements. The severance benefit payable is equal to the executive’s total monthly cash compensation for 21 to 24 months, depending on his years of service with the Company, with the total monthly cash compensation equal to, at least, 1/12th of the executive’s annual base salary in effect at the time of the executive’s termination, plus the greater of (1) 1/12th of the average of the executive’s two most recent annual cash bonuses (with Mr. Kess being deemed to have received annual bonuses of not less than $3,000,000 until such time as he has received two annual cash bonuses) or (2) 1/12th of 125% of final annual base salary for any named executive officer serving as Vice Chairman or an Executive Vice President or equivalent. Following Mr. Kess’s receipt of his 2018 annual bonus payment in February 2019, the parenthetical provision described in clause (1) of the preceding sentence is no longer applicable.

Equity Recapture/Recoupment Provisions

The Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or equity-based incentive compensation awarded to a member of the Management Committee or other officers who are subject to Section 16 of the Exchange Act in specified circumstances relating to a restatement of Company financial results involving fraud or misconduct. In addition, in connection with equity awards, each recipient accepts the terms of an agreement that provides for the recapture by us of the equity awards during a one-year period following his or her departure, under specified circumstances. See “Compensation Discussion and Analysis—Recapture/Forfeiture Provisions” on page 49.

66	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Other Voting Items

Item 4	Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Overview

On February  6, 2019, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved an amendment to the Amended and Restated 2014 Stock Incentive Plan (as proposed to be amended, the “Amended Plan”), subject to approval by our shareholders at this Annual Meeting. If approved by shareholders, the Amended Plan will increase the number of shares authorized for issuance under the plan by 3,100,000  shares. Additionally, the Amended Plan reflects technical updates to remove certain provisions related to Section 162(m) of the Internal Revenue Code, which are no longer required in light of the 2017 Tax Cuts and Jobs Act.

The 2014 Stock Incentive Plan was originally approved by our shareholders on May 27, 2014, and was amended and restated by shareholders on May 19, 2016 and on May 18, 2017 (as so amended and restated, the “Existing Plan”). The Existing Plan is the Company’s only compensation plan under which equity-based awards may be made. As outlined in the Compensation Discussion and Analysis section of this Proxy Statement, equity-based incentive compensation is an integral part of our compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives and non-employee directors with those of our shareholders. The proposed amendment will permit the Company to reward the efforts of its employees and its non-employee directors and to attract new personnel by providing incentives in the form of stock-based awards, including options to purchase shares of Common Stock, restricted stock units, performance shares and other stock-based awards.

Importance of the Amended and Restated 2014 Stock Incentive Plan

If shareholders do not approve this amendment to the Existing Plan, the shares available for future awards under the plan will be exhausted and we will be unable to issue stock-settled equity awards and would be reliant on cash-settled awards.

An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:

●	Inhibit Pay for Performance and Alignment with Shareholders. As described above, with respect to our named executive officers and other senior employees of the Company, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards as we believe that aligns employee and shareholder interests and drives long-term value creation.
●	Result in Increased Cash Compensation. In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

Features of the Amended Plan Designed to Protect Shareholder Interests

The Amended Plan includes several features designed to protect shareholder interests and to reflect our compensation philosophy:

●	No “evergreen” provision (i.e., no automatic increase in the number of shares available under the plan).
●	No grants of below-market stock options or stock appreciation rights (“SARs”).
●	No repricing of stock options or SARs.
●	No payments of dividends or dividend equivalents on performance shares unless performance goals are satisfied and the underlying performance awards vest.
●	No payment of dividends or dividend equivalents on stock options or SARs.
●	Awards are subject to forfeiture/clawback pursuant to Company policy.
●	50% acquisition and completion of the transaction in order to trigger a change in control.

2019 Proxy Statement | The Travelers Companies, Inc.	67

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Number of Shares Subject to the Amended Plan

●	10,000,000 shares were approved by shareholders to be available for grant at the time the 2014 Stock Incentive Plan was initially adopted in 2014.
●	An additional 4,400,000 shares were approved by shareholders to be available for grant at the Company’s 2016 annual meeting of shareholders.
●	An additional 2,500,000 shares were approved by shareholders to be available for grant at the Company’s 2017 annual meeting of shareholders.
●	4,083,582 shares remain available for grant under the Existing Plan as of March 26, 2019.
●	If approved by shareholders, 3,100,000 additional shares would be made available for grant under the Amended Plan.
●	With respect to the equity awards granted in February 2019 in consideration of the 2018 performance year:
–	over 6,500 employees, more than 20% of our current employees, received a portion of their annual variable compensation in the form of equity-based awards;
–	less than 15% of the total grant date fair value was granted to our named executive officers; and
–	performance-based long-term stock incentives represented 59% of the total direct compensation for our current Chief Executive Officer and an average of more than 40% of the total direct compensation for our other named executive officers.

Share Usage Rate and Dilution

●	Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2018 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) was approximately 1.16%.
●	The potential dilution (calculated as defined below) resulting from issuing all of the 3,100,000 additional shares authorized under the Amended Plan, plus the 4,083,582 shares that remain available for grant as of March 26, 2019, and taking into account outstanding awards, would be 7.32% on a fully-diluted basis.

The following table provides detail regarding the potential dilution resulting from the Amended Plan as of the Record Date, March 26, 2019:

Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity plans (excluding securities reflected in column one)	Number of additional shares requested to be made available for grant	Shares of common stock outstanding as of March 26, 2019	Dilution
13,500,167(1)	4,083,582(2)	3,100,000(3)	261,900,537	7.32%(4)
(1)	Consists of the following grants outstanding under our Amended and Restated 2004 Stock Incentive Plan and the Existing Plan: (a) 10,427,815 stock options (b) 1,038,322 performance shares and accrued dividend equivalents (c) 1,642,785 restricted stock units (d) 291,673 director deferred stock awards and associated dividend equivalents and (e) 99,572 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors. No right to dividends or dividend equivalents is provided on outstanding stock options.
The weighted average exercise price of the 10,427,815 stock options outstanding as of March 26, 2019 was $111.62 and the weighted average remaining term was 6.85 years.
(2)	Represents shares that are available for grant under the Existing Plan as of March 26, 2019.
(3)	Represents additional shares that will be available for grant under the Amended Plan if the Amended Plan is approved by shareholders.
(4)	Dilution is calculated by dividing (a) the sum of (1) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (2) the 4,083,582 shares remaining available for grant under the Existing Plan as of March 26, 2019 and (3) the 3,100,000 additional shares requested to be made available for grant if this proposal is approved by shareholders by (b) the sum of (1), (2) and (3) above and the number of shares of Common Stock outstanding as of March 26, 2019.

68	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Stock Awards Granted under the Amended and Restated 2014 Stock Incentive Plan

No awards made under the Amended Plan prior to the date of the Annual Meeting were granted subject to shareholder approval of this proposal. The number and types of awards that will be granted under the Amended Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock units, performance shares, director deferred stock units and common stock units that have been granted to the named executive officers and the specified groups set forth below under the 2014 Stock Incentive Plan as of March 26, 2019. On March 26, 2019, the closing price of the underlying shares of our Common Stock traded on the NYSE was $134.98 per share.

Name and Principal Position	Stock Options	Restricted Stock Units	Performance Shares(1)	Director Deferred Stock Awards and Common Stock Units(2)
Alan D. Schnitzer Chairman and Chief Executive Officer	933,650	—	126,176	—
Jay S. Benet Vice Chairman	371,645	—	34,698	—
Daniel S. Frey Executive Vice President and Chief Financial Officer	57,216	77	10,193	—
William H. Heyman Vice Chairman and Chief Investment Officer	309,154	—	36,482	—
Avrohom J. Kess Vice Chairman and Chief Legal Officer	202,469	8,254	36,085	—
Gregory C. Toczydlowski Executive Vice President and President, Business Insurance	235,364	—	25,212	—
All executive officers as a group (12 persons)	2,943,035	15,939	364,005	—
All non-executive directors as a group (11 persons)	—	—	—	369,303
Each associate of the above-mentioned directors or executive officers	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—
All employees (other than executive officers) as a group (8,524 persons)	7,484,780	1,648,787	674,317	—
(1)	The number of shares represents the target number of shares that could be issued underlying the performance-based performance share awards. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the performance share awards.
(2)	Please see the “Non-Employee Director Compensation” section of this Proxy Statement for additional details regarding the non-employee director deferred stock awards and common stock units.

2019 Proxy Statement | The Travelers Companies, Inc.	69

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Summary of Material Terms of the Amended Plan

The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Annex B.

Purpose

The purposes of the Amended Plan are to: (1) attract and retain employees, non-employee directors, consultants and other service providers of the Company and its affiliates (“Eligible Persons”); (2) provide Eligible Persons with incentive-based compensation in the form of Company Common Stock; (3) attract and compensate non-employee directors for service as Board and committee members; (4) encourage decision making based upon long-term goals; and (5) align the interest of Eligible Persons with that of the Company’s shareholders by encouraging such persons to acquire a greater ownership position in the Company.

Types of Awards

The Amended Plan provides for grants of the following specific types of awards, and also permits other equity-based or equity-related awards (each, an “Award” and, collectively, “Awards”). Each Award will be evidenced by an award agreement (an “Award Agreement”), which will govern that Award’s terms and conditions.

Stock Options and Stock Appreciation Rights (“SARs”). A stock option entitles the recipient to purchase a share of Common Stock at an exercise price specified in the Award Agreement (including through net settlement or a cashless exercise through a broker facility, to the extent permitted by the Compensation Committee). The Amended Plan permits grants of stock options that qualify as “incentive stock options” under Section 422 of the Internal Revenue Code (“ISOs”) and nonqualified stock options. A SAR may entitle the recipient to receive shares of Common Stock, cash or other property on the exercise date having a value equal to the excess of the market value of the underlying shares of Common Stock on the exercise date over the exercise price specified in the Award Agreement. Stock options and SARs will become exercisable as and when specified in the Award Agreement, but not later than ten years after the date of grant. Vested and exercisable stock options and SARs that are in the money will generally be exercised automatically (through net settlement in the case of options) if they remain unexercised as of the Award expiration date. The Amended Plan provides that we may not reset the exercise price for previously granted stock options and SARs without obtaining shareholder approval and that we generally may not issue any stock options or SARs with an exercise price less than the closing trading price of a share of Common Stock on the NYSE on the date of grant. Grants of options and SARs are subject to the individual limits described below.

Restricted Stock and Restricted Stock Units (“RSUs”). Grants of restricted stock are shares of Common Stock that have been registered in the recipient’s name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement. The recipient of restricted stock has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the Award Agreement. An RSU represents an unfunded, unsecured obligation by the Company to deliver a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified in the Award Agreement. The conditions, vesting and forfeiture provisions for awards of restricted stock and RSUs are within the discretion of the Compensation Committee.

Performance Awards. Performance awards entitle a recipient to future payments of Common Stock or other property (including cash) based upon the attainment of performance conditions established in writing by the Compensation Committee. Payment is made in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee. The Award Agreement establishing a performance award may establish that a portion of an Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. The relevant Award Agreement will also provide for the timing of payment as determined by the Compensation Committee. Grants of performance awards are subject to the individual limits described below.

70	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

The performance conditions upon which performance Awards may be based include one or more of the following: earnings per share; earnings before interest and tax; net income; adjusted net income; operating income; stock price; total shareholder return; market share; return on equity; cash return on equity; achievement of profit, loss and/ or expense ratio; revenue targets; cash flows; book value; return on assets; return on capital; improvements in capital structure; revenues or sales; working capital; credit rating; improvement in workforce diversity; employee retention; closing of corporate transactions; customer satisfaction; or implementation, completion or attainment of products or projects. For purposes of defining performance conditions, the Compensation Committee may elect to exclude the impact of extraordinary or non-recurring items.

Other Stock-Based Awards. The Compensation Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and deferred stock units), alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee may from time to time in its sole discretion determine.

Dividends and Dividend Equivalent Rights. An Award may, if determined by the Compensation Committee, provide for the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award, which payments may be made either currently or credited to an account for the Award recipient and may be settled in cash or Common Stock. Under the Amended Plan, no payments will be made in respect of dividends or dividend equivalent rights on any performance-based Awards unless and until the corresponding portion of the underlying Award is earned, and no dividends or dividend equivalent rights may be granted with respect to stock options or SARs.

Administration

Awards may be granted by the Compensation Committee of the Board or a subcommittee of the Compensation Committee, or such other committee of the Board or the full Board. Unless otherwise determined by the Board, any such committee will consist of no less than two directors who are intended to qualify as “independent directors” within the meaning of Rule 303A of the NYSE’s Listed Company Manual and as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of the Committee’s authority over the administration of the Amended Plan, subject to certain exceptions.

The number of employees selected to receive Awards will likely vary from year to year. The Compensation Committee has the authority to determine the type and timing of Awards, to select the Award recipients and to determine the terms of each Award, including, among other things, any modifications of the Award, applicable restrictions and termination and vesting conditions. The Compensation Committee has the authority to establish terms of Awards relating to a recipient’s retirement, death, disability, leave of absence or termination of employment. The Compensation Committee also has the full and exclusive power to administer and interpret the Amended Plan and to adopt such administrative rules, regulations, procedures and guidelines governing the Amended Plan and the Awards as it may deem necessary in its discretion, from time to time.

Eligibility

Awards under the Amended Plan may be granted to employees, non-employee directors, consultants or other service providers with respect to the Company or its affiliates. As of December 31, 2018, there were approximately 17,200 such persons eligible, based on established criteria utilized by the Compensation Committee in determining awards. The Compensation Committee may also grant stock options, SARs, restricted stock, RSUs, performance awards or other Awards under the Amended Plan in substitution for, or in connection with the assumption of, existing options, SARs, restricted stock, RSUs, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Amended Plan to the extent the Compensation Committee at the time of the grant may deem appropriate.

2019 Proxy Statement | The Travelers Companies, Inc.	71

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Number of Shares Available for Issuance

The number of shares of Common Stock available and reserved for grant of Awards under the Amended Plan is 20,000,000, which may consist of shares that are authorized but unissued, or previously issued shares reacquired by the Company, or both. In addition, any shares subject to awards under the Amended and Restated 2004 Stock Incentive Plan that were outstanding as of May 27, 2014 (the date the 2014 Stock Incentive Plan was initially approved by shareholders) and subsequently expire, are cancelled, settled in cash or otherwise terminate without the issuance of shares of Common Stock will be available for award grants under the Amended Plan.

The Amended Plan provides that the following are not counted towards the maximum number of shares and are also available for future grants under the Amended Plan:

●	shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part;
●	shares that are used by an Award recipient (whether delivered by the recipient or retained by the Company pursuant to the recipient’s authorization) to pay the exercise price of stock options and shares used to pay withholding taxes on Awards generally; and
●	shares purchased by the Company in the open market using Option Proceeds (as defined in the Amended Plan); provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at fair market value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of Common Stock available for grant under the Amended Plan will not be reduced by shares subject to Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards granted by a business or entity that is merged into or acquired by the Company.

Limitations of Number of Shares Granted; Adjustments

No person may, in any three calendar year period, be granted Awards of stock options and SARs with respect to more than 3,000,000 shares of Common Stock under the Amended Plan, subject to adjustment as provided below.

No person may be granted, in any calendar year, performance Awards (1) in respect of more than 1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (2) having a maximum payment with a value greater than $15,000,000 (if the Award is not denominated in shares of Common Stock).

In the event of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, equity restructuring, distribution to shareholders other than regular cash dividends, or any similar transaction, the Compensation Committee is to make equitable adjustments to:

●	the maximum number and kind of shares available for issuance under the Amended Plan;
●	the maximum number of shares for which Awards may be granted during a specified period to any recipient; and
●	any other affected terms of Awards.

Repricing Prohibited

The Committee may not amend any stock option or SAR granted under the Amended Plan to decrease the exercise price or strike price thereof, or cancel a stock option or SAR (1) in exchange for a cash payment exceeding the fair market value of the shares covered by the Award over the corresponding exercise or strike price for such Award; or (2) in conjunction with the grant of any new stock option or SAR or other Award with a lower exercise price or strike price, or otherwise take any such action that would be treated under the rules of the NYSE as a “repricing” of such stock option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and rules of the NYSE.

Forfeiture/Clawback

Any Awards may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law, NYSE rules or as provided in the relevant Award Agreement.

72	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Change of Control

Upon a Change of Control (as defined in the Amended Plan), the Amended Plan does not provide for automatic vesting or acceleration; however, the Compensation Committee may, in its discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

●	provide for the purchase or cancellation of such Awards, for an amount of cash (if any) equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;
●	make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including acceleration of vesting); and/or
●	cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control.

The Compensation Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

Transferability; Deferrals

The Compensation Committee may permit (on such terms, conditions and limitations as it determines) an Award to be transferred or transferable to family members, charities or estate planning vehicles for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Internal Revenue Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a recipient otherwise than by will or by the laws of descent and distribution.

The Compensation Committee may require or permit award recipients to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Amended Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts.

Amendment and Termination

The Board may amend, suspend or terminate the Amended Plan or any portion thereof at any time, provided that, (1) no amendment shall be made without shareholder approval if such approval is necessary in order for the Amended Plan to continue to comply with the rules of the NYSE and (2) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the person to whom such Award was made. The Amended Plan will terminate on February 5, 2024, unless terminated prior to that date.

U.S. Federal Income Tax Treatment of Plan Awards

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Amended Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Non-Qualified Options. No taxable income is realized by a participant upon the grant of a stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock for which the option is exercised over the aggregate option exercise price. Income and payroll taxes are required to be withheld by the participant’s employer on the amount of ordinary income resulting to the participant from the exercise of a stock option. The amount recognized as income by the participant is generally deductible by the participant’s employer for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m). The participant’s tax basis in shares of Common Stock acquired by exercise of a stock option will be equal to the exercise price plus the amount taxable as ordinary income to the participant.

Upon a sale of the shares of Common Stock received by the participant upon exercise of the stock option, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that stock. The participant’s holding period for shares acquired upon the exercise of a stock option begins on the date of exercise of that stock option.

2019 Proxy Statement | The Travelers Companies, Inc.	73

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

If the participant pays the exercise price in full or in part by using shares of previously acquired Common Stock, the exercise will not affect the tax treatment described above, and no gain or loss generally will be recognized to the participant with respect to the previously acquired shares. The shares received upon exercise which are equal in number to the previously acquired shares used will have the same tax basis as the previously acquired shares surrendered to us and will have a holding period for determining capital gain or loss that includes the holding period of the shares used. The value of the remaining shares received by the participant will be taxable to the participant as compensation. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as compensation income, and the holding period will commence on the exercise date.

Incentive Stock Options. No taxable income is realized by a participant upon the grant or exercise of an ISO; however, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. If shares of Common Stock are issued to a participant after the exercise of an ISO and if no disqualifying disposition of those shares is made by that participant within two years after the date of grant or within one year after the receipt of those shares by that participant, then:

●	upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain, and
●	the Company will be allowed no deduction.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, that disposition would be a “disqualifying disposition”, and generally:

●	the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount realized on the disposition of the shares, over the option exercise price, and
●	the Company will be entitled to deduct that amount.

Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain and will not result in any deduction to us. If a participant pays the exercise price in full or in part with previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to us, and the shares issued in replacement of the shares used to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of Common Stock will have a basis of zero and a holding period that commences on the date the Common Stock is issued to the participant upon exercise of the ISO. If this exercise is effected using shares of Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares may be a disqualifying disposition of that Common Stock if the holding periods discussed above have not been met.

If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a nonqualified option. Subject to some exceptions for disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following a termination of employment.

Stock Appreciation Rights. Upon the exercise of a SAR, the participant will recognize compensation income in an amount equal to the cash received plus the fair market value of any Common Stock received from the exercise. The participant’s tax basis in the shares of Common Stock received on exercise of the SAR will be equal to the compensation income recognized with respect to the Common Stock. The participant’s holding period for shares acquired after the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the participant’s employer will generally be entitled to a deduction in the amount of the compensation income recognized by the participant, subject to the requirements of Section 162(m), if applicable.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Restricted stock that is subject to a substantial risk of forfeiture generally results in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the restricted stock at the time the restrictions lapse. However, if permitted by the Company, a recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to instead be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted shares of Common Stock that are not subject to a

74	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 4 - Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of RSUs, performance awards or other stock-based awards (other than restricted stock) will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of these cases, the Company will have a corresponding tax deduction at the same time the participant recognizes such income, subject to the limitations of Section 162(m), if applicable.

Registration with the SEC

If the amendment described in this Item 4 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s Common Stock to be registered pursuant to the Amended Plan, as soon as reasonably practicable following shareholder approval.

Your Board recommends you vote FOR the Amendment to The Travelers Companies, Inc.
Amended and Restated 2014 Stock Incentive Plan.

2019 Proxy Statement | The Travelers Companies, Inc.	75

Other Voting Items  |  Item 5 - Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

Item 5	Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

Trillium Asset Management, LLC, located at Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111, has advised us that they plan to introduce the following resolution on behalf of Trillium P21 Global Equity Fund. Trillium P21 Global Equity Fund is the beneficial holder of more than $2,000 of the Company’s common stock.

WHEREAS:

Travelers Companies states that “At Travelers, diversity is not just good business, it’s a business imperative” and “Diversity, and the ideas it brings, is essential for our success as an insurance company. Travelers values the unique abilities and talents each individual has to offer.”

However, Travelers Companies does not disclose workforce data, or disclose results of diversity initiatives. As a result, shareholders have insufficient information to determine if Travelers Companies has a diverse workforce or has been successful in expanding diversity into senior and executive roles.

Leading insurance companies such as MetLife, Aflac and Allstate Corporation provide details of diversity programs and policies, and disclose workforce statistics consistent with data provided to the Equal Employment Opportunity Commission (EEOC). Other financial services firms such as PNC, Bank of America, JPMorgan, and Bank of New York Mellon are also disclosing comprehensive workforce diversity statistics.

A growing body of empirical research indicates a significant positive relationship between firm value and the percentage of women and people of color in senior leadership roles. A McKinsey & Company report found that companies in the top quartile for gender or racial ethnicity are more likely to financially outperform national industry medians. Companies with greater ethnic diversity were 35 percent more likely to outperform. For every 10 percent increase in racial and ethnic diversity on the senior-executive team, earnings before interest and taxes rise 0.8 percent. Without detailed workforce diversity information investors cannot accurately evaluate Travelers’ commitment to diversity and progress over time.

Expanding workforce diversity requires policies and programs that attract and retain diversity in the workplace. A company’s family leave policies, for example, can play a role. McKinsey & Company reports that paid parental leave and the availability of on-site child care can significantly impact women’s ability to rise to higher productivity roles and therefore perpetuate a gender wage gap. The best performing companies on gender diversity have implemented gender neutral policies that improve the workplace for both men and women, according to McKinsey. These policies are also important to same-sex and adoptive parents.

Diversity benchmarks can help ensure companies hiring financial professionals, such as Travelers Companies, create competitive workforces. Companies that are publicly accountable to diversity goals are most likely to make rapid progress toward achieving their goals.

RESOLVED:

Shareholders request that Travelers Companies prepare a diversity report, at a reasonable cost and omitting confidential information, available to investors including:

1.	A chart identifying employees according to gender and race in major EEOC-defined job categories, listing numbers or percentages in each category;
2.	A description of policies/programs focused on increasing gender and racial diversity in the workplace.

Supporting Statement:

A report adequate for investors to assess strategy and performance can include a review of appropriate time-bound benchmarks for judging current and future progress, and details of policies and practices designed to reduce unconscious bias in hiring and to build mentorship.

76	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 5 - Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The Company has a long-standing commitment to diversity and inclusion and we recognize it as a business imperative. The Board of Directors oversees the Company’s diversity efforts and monitors the Company’s progress. The Company highlights its workplace diversity policies and efforts on its website, some of which are highlighted below. The Board of Directors does not believe that preparing an additional report describing these policies or identifying employees according to standardized EEOC-defined job categories would enhance the Company’s efforts to encourage diversity and create a diverse workforce. We believe the vast majority of our shareholders recognize this fact, as demonstrated by the outcome of a similar proposal submitted by the same proponent for consideration at the Company’s 2017 and 2018 annual shareholders’ meetings, where a substantial majority of the shares voting at the meetings did not support the proposal.

Travelers Commitment to Diversity and Inclusion

At Travelers, our greatest asset is our people. We recognize that in order to maintain our talent advantage, we must attract and retain the best talent from the broadest pool of talent. We also understand that we benefit from our differences in culture, ethnicity, national origin, race, color, religion, gender, gender identity, age, veteran status, socioeconomic background, disability and sexual orientation. By creating a welcoming environment that brings together people with different backgrounds and perspectives, we enable new ideas, innovation and a culture in which employees feel valued, respected and supported. Diverse experiences and viewpoints yield greater insights and better outcomes, raise the bar on individual and team performance and sharpen our focus on our customers.

As a result, diversity and inclusion is a business imperative for us, and consequently, we are committed to fostering a diverse and inclusive environment where all employees can develop and thrive.

Our diversity and inclusion efforts are led by our Chief Diversity & Inclusion Officer and our Diversity Council, which is chaired by our Chief Executive Officer and comprises 41 senior executives from across the Company. In 2018, we organized three additional working councils to focus on implementation of our diversity and inclusion priorities. These working councils are the Business Heads Working Council, which works to identify emerging trends impacting the diversity and inclusion agenda and partners with our Chief Diversity & Inclusion Officer and Chief Human Resources Officer to identify, agree upon and implement solutions to mitigate adverse impact; the Diversity Networks Working Council, which provides strategic direction and coaching to the leaders of our employee-led diversity networks; and the Field Leadership Working Council, which oversees the execution of our diversity and inclusion strategy in our field office locations, where approximately 70% of our employees are based.

As part of our commitment to diversity, we endeavor to:

●	Employ a diverse workforce to maintain our talent advantage. Travelers values the unique abilities and talents each individual brings to the organization and recognizes that we benefit in numerous ways from differences in culture, ethnicity, national origin, race, color, religion, gender, gender identity, age, veteran status, socioeconomic background, disability and sexual orientation. Maintaining our competitive advantages requires that we continue to have the best talent in the industry; to do that, we must hire, retain, and promote from the broadest possible talent pool.
●	Foster an inclusive environment for all employees. We foster an inclusive work environment to allow all employees to reach their full potential.
●	Provide learning and development opportunities to advance diverse leaders. We provide learning and development opportunities, including career planning and mentoring assistance, to help all employees prepare for advancement.
●	Explore diverse markets today to tap into tomorrow’s opportunities. We are dedicated to creating a pipeline of diverse candidates and have active talent acquisition strategies, including sourcing strategies and diverse slate requirements, to help us do so.

2019 Proxy Statement | The Travelers Companies, Inc.	77

Other Voting Items  |  Item 5 - Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

In addition to numerous programs and initiatives described in further detail below, we use metrics and analytics to measure, evaluate and act upon programs that impact the success of our people. We collect data to evaluate the progress of our diversity and inclusion initiatives. This data includes: employee census data regarding women and people of color; promotions; voluntary terminations; and employee turnover. We maintain a robust process to review, analyze and share that data with our Board and senior leaders on a regular basis. Our data demonstrates that we have made significant progress over the past decade. In each of the last ten years, we have increased the percentage of people of color in our workforce. As of December 31, 2018, women and people of color represented 55% and 24% of our U.S. workforce, respectively. We have also increased the percentage of women and people of color in management positions in each of the last ten years.

Board of Directors Oversight

The Board of Directors encourages diversity and inclusion within the Company and oversees the Company’s diversity and inclusion efforts. The Nominating and Governance Committee of the Board reviews the Company’s strategies to encourage and increase diversity within the Company and oversees the Company’s progress. The Nominating and Governance Committee meets on a regular basis with senior management, including our Chief Diversity & Inclusion Officer, to discuss our diversity and inclusion efforts and the results of those efforts.

Our Commitment in Action

Our commitment to diversity is reflected in the Company’s diversity initiatives, which include the following:

●	Inclusive Leadership Performance Objective. In recognition that managers throughout the Company have a responsibility to assist in building an inclusive culture, an Inclusive Leadership objective is included in all managers’ annual performance objectives. The Inclusive Leadership objective is to purposefully foster a work environment where all employees are included and appreciated and to attract, retain, engage and develop employees from all cultures and backgrounds. We advance our Inclusive Leadership objective through training, including Inclusive Leadership workshops.
●	Appreciating Differences Diversity Training. The Company requires all employees—at all levels and in all functions—to participate in a dynamic, interactive diversity education program to gain a true appreciation of differences and better understand how to leverage differences for shared success.
●	Diversity Speaks. The Company hosts a series of events for all employees called Diversity Speaks. The events are held with the mission of cultivating a culture that embraces the power of difference, a culture where individuality is honored and diverse perspectives benefit all employees, customers, agents and the communities in which we work and live. The events feature a combination of employees and external guest speakers who share personal stories and provide different experiences and viewpoints.
●	Unconscious Bias Training. We educate our employees on unconscious bias as part of our Appreciating Differences Diversity Training, as well as through Diversity Speaks events and Inclusive Leadership workshops. We believe that by helping our employees begin to recognize, acknowledge and minimize potential blind spots with respect to unconscious biases, we may facilitate more open and honest conversations.
●	Diversity Networks. In 2008, the Company created diversity networks. These networks are voluntary organizations led by a team of employees dedicated to fostering a diverse and inclusive work environment. Open to all employees, the networks aim to assist the Company in fostering the retention, development and success of our employees. The Company’s current diversity networks include, an Asian Diversity Network, Black/African American Diversity Network, disAbility Network, Hispanic/Latino Diversity Network, LGBT & Allies Diversity Network, Military and Veterans Diversity Network, Women’s Diversity Network and Young Professionals Diversity Network. Each network offers opportunities for members to be paired with a mentor. Membership across diversity networks in the United States exceeded 11,000 in 2018. The results of our recent employee engagement survey show that employees who are members of at least one diversity network have higher engagement scores than those who are not members.

78	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Voting Items  |  Item 5 - Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

●	Diverse Talent Pipeline. Travelers utilizes a variety of talent acquisition strategies focused on building a pipeline of diverse candidates, including sourcing strategies and diverse slate requirements. We have numerous initiatives and partner with many college diversity groups and other organizations to cultivate our pipeline of talent.
–	Travelers EDGE: Empowering Dreams for Graduation and Employment, a program started by the Company in 2007, is designed to increase access to higher education for underrepresented students. The program is aimed at:
■	Increasing the number of students from underrepresented communities attending college.
■	Helping those underrepresented students graduate from college.
■	Building awareness of careers in insurance and financial services among those underrepresented students.
As part of the Travelers EDGE program, the Company offers a combination of professional development and mentorship opportunities provided by Company employees, as well as internship opportunities at the Company, in order to build awareness of careers at Travelers and within the industry. In addition to other targeted recruiting practices, the Company seeks, through the Travelers EDGE program, to increase the number of historically underrepresented persons at the Company. Through 2018, over 480 students have been Travelers EDGE scholars.
–	We regularly participate in diversity and inclusion-focused industry forums and career fairs such as the Howard University F.I.R.M. Symposium, the Grace Hopper Celebration and Out & Equal Workplace Summit. In 2018, we hosted 55 students from the Howard University School of Business during the school’s week-long event, the Financial Services, Insurance and Risk Management (F.I.R.M.) Symposium in Hartford, Connecticut. In partnership with our Black/African American Diversity Network, local leaders and our leadership development program associates, we offered an interactive presentation to help students hone their networking skills, better understand the future workplace and ignite enthusiasm for careers at Travelers.
–	We have unique partnerships with several organizations, including Viability, Lifeworks and Disability:IN, that provide opportunities for people with disabilities. In 2018, Travelers joined the Autism @ Work Employer Roundtable, a group of employers committed to promoting the inclusion of people of all abilities in the workforce. We also partner with local nonprofit organizations such as Viability and LifeWorks to provide job training placement programs for individuals with disabilities.
–	As a signatory to a national Employer Support of the Guard and Reserve Statement of Support since 2016, we affirm our passion to foster a military-friendly culture. We partner with organizations that assist veterans in transitioning to civilian life, including American Corporate Partners, Team Rubicon, AcademyWomen, Veteran Recruiting, and Military Officers Job Opportunities.
–	In 2018, we kicked off an initiative to expand our efforts to be the leader in advocating for women in insurance. Through this program called SHE Travels – named to highlight Travelers’ support of the positive momentum of women in our industry – we aim to attract more women to careers in the insurance industry and to provide training, networking and mentorship opportunities to the women already in the industry.

Recognition as a Leader in Diversity

Our commitment to diversity and inclusion has been recognized by outside organizations. Recent recognitions include:

●	DiversityInc—Noteworthy Company
●	Disability:IN and the American Association of People with Disabilities—Best Places to Work for Disability Inclusion
●	Human Rights Campaign Foundation—Best Places to Work for LGBTQ Equality
●	Forbes Magazine—Best Employers for Diversity
●	GI Jobs—Top Military Friendly Employer
●	Just Capital/Forbes—Just 100 company
●	FTSE4Good Index Series

2019 Proxy Statement | The Travelers Companies, Inc.	79

Other Voting Items  |  Item 5 - Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

Data Requested

The shareholder proposal requests that we create a report showing, among other things, a chart identifying employees according to gender and race in major EEOC-defined job categories, listing number and percentages in each category. The Company files this information annually with the EEOC (Equal Employment Opportunity Commission) on a confidential Form EEO-1. This confidential standard form requires companies to categorize their workforce solely by gender and race according to EEOC-defined generalized job categories that are applied across a broad variety of industries and companies.

These generalized EEOC-defined job categories, which are designed to elicit data from a wide swath of companies in a variety of industries, do not take into account any company or industry specific job descriptions or responsibilities. In addition, the EEO-1 data is limited to gender and race, which does not reflect our more comprehensive and broad view of diversity. Our approach to diversity encompasses not only gender and race, but also ethnicity, culture, religion, disability, veteran status, sexual orientation, among others. Accordingly, we believe that providing a chart with standardized EEO-1 data would not provide shareholders with meaningful information regarding diversity and inclusion as Travelers thinks about it.

Summary

In summary, the Company remains fully committed to our ongoing efforts to promote diversity and foster an inclusive environment for all employees throughout the Company, and we do not believe that this shareholder proposal would advance those goals.

For the above reasons, your Board recommends you vote AGAINST this proposal.

80	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Share Ownership Information

Other Information

Share Ownership Information

Directors and Executive Officers

The following table shows, as of March 26, 2019, the beneficial ownership of our common stock by each director and director nominee of the Company, each of the named executive officers, and all directors, director nominees and executive officers of the Company as a group.

	Number of Shares or Units Beneficially Owned as of March 26, 2019(1)
Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of March 26, 2019(3)	Stock Equivalent Units(4)	Total Stock-Based Ownership(5)
Alan D. Schnitzer	148,684	331,576	—	480,260
Jay S. Benet	102,934	206,686	—	309,620
Daniel S. Frey	796	6,787	—	7,583
William H. Heyman	243,729	135,185	—	378,914
Avrohom J. Kess	8,444	20,238	—	28,682
Gregory C. Toczydlowski	13,464	115,203	—	128,667
Alan L. Beller	—	—	—	—
John H. Dasburg	—	—	36,189	36,189
Janet M. Dolan	—	—	274	274
Kenneth M. Duberstein	3,761	—	3,497	7,258
Patricia L. Higgins	100	—	—	100
William J. Kane	778	—	—	778
Clarence Otis Jr.	—	—	—	—
Philip T. Ruegger III	20,110	—	—	20,110
Todd C. Schermerhorn	—	—	—	—
Donald J. Shepard	—	—	—	—
Laurie J. Thomsen	2,480	—	1,188	3,668
All Directors and Executive Officers as a group (23 persons)(6)	682,733	1,193,512	41,148	1,917,393
(1)	Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to the shares owned. As of March 26, 2019, (A) no director or executive officer beneficially owned 1% or more of the outstanding common stock of the Company, and (B) the directors and executive officers of the Company as a group beneficially owned approximately 0.73% of the outstanding common stock of the Company (including common stock they can acquire within 60 days).
(2)	Included are (A) common shares owned outright; (B) common shares held in our 401(k) Savings Plan; (C) shares held by family members of the following: Mr. Schnitzer—14,340 shares held by his spouse and 93 shares held by Mr. Schnitzer as custodian for his children (Mr. Schnitzer disclaims beneficial ownership of these 93 shares); Mr. Heyman—2,256, shares held by his spouse; and Ms. Thomsen—200 shares held by her spouse; and (D) the following shares which are held in trust: Mr. Benet—16,191 shares held in trusts; Mr. Heyman—250 shares held in trust for his stepson for which Mr. Heyman is the trustee (Mr. Heyman disclaims beneficial ownership of these shares); and Ms. Thomsen—125 shares held in trust for which Ms. Thomsen is a nominal trustee.
(3)	The number of shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 26, 2019.
(4)	All non-employee directors hold deferred stock units granted under the Amended and Restated 2004 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors or the legacy deferred stock plan of either St. Paul or TPC. This column lists those deferred stock units that would be distributed to directors in the form of shares of common stock within 60 days if any of them were to have retired as a director on March 26, 2019. In addition, each director holds deferred stock units and common stock units which are not reflected in the table above because the units would not be distributed to directors in the form of common stock until at least six months following his or her retirement as a director. See footnote (2) to the “Non-Employee Director Compensation—Director Compensation for 2018” table on page 24 for detail regarding each director’s common stock units and deferred stock unit holdings as of December 31, 2018.

2019 Proxy Statement | The Travelers Companies, Inc.	81

Other Information  |  Share Ownership Information

(5)	These amounts are the sum of the number of shares shown in the prior columns. As of March 26, 2019, non-employee directors also hold deferred stock units and common stock units which are not reflected in the table above because the units will be distributed to directors in the form of common stock more than 60 days following their retirement as a director. The table below reflects the directors’ equity holdings in the Company, including these deferred and common stock units.

	Shares Owned	Stock Equivalent Units
Name	Directly and Indirectly	Vested	Unvested	Total
Beller	—	30,444	2,658	33,102
Dasburg	—	74,299	1,271	75,570
Dolan	—	42,985	2,658	45,643
Duberstein	3,761	60,437	1,271	65,469
Higgins	100	30,444	2,658	33,202
Kane	778	12,256	2,658	15,692
Otis	—	2,571	2,658	5,229
Ruegger	20,110	8,174	2,658	30,942
Schermerhorn	—	3,139	2,658	5,797
Shepard	—	34,024	2,658	36,682
Thomsen	2,480	44,050	2,658	49,188

(6)	Includes an aggregate of 16,566 shares of common stock beneficially owned by these individuals in trust and 17,161 shares of common stock held by family members.

5% Owners

The following table provides information about shareholders known to us to beneficially own more than 5% of our outstanding common stock.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Stock		Percent of Company Common Stock
The Vanguard Group
100 Vanguard Boulevard, Malvern, PA 19355	22,537,789	(1)	8.51	%(1)
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	21,075,932	(2)	8.0	%(2)
State Street Corporation
State Street Financial Center,
One Lincoln Street, Boston, MA 02111	17,715,481	(3)	6.7	%(3)

(1)	As of December 31, 2018 and as reported on Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2019, The Vanguard Group had (1) sole voting power with respect to 311,759 shares of common stock, (2) shared voting power with respect to 78,877 shares of common stock, (3) sole dispositive power with respect to 22,153,014 shares of common stock and (4) shared dispositive power with respect to 384,775 shares of common stock.
(2)	As of December 31, 2018 and as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 7, 2019, BlackRock, Inc. had sole voting power with respect to 17,854,806 shares of common stock and (2) sole dispositive power with respect to 21,075,932 shares of common stock held by BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, National Association, BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited, BlackRock Life Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG and FutureAdvisor, Inc.
(3)	As of December 31, 2018 and as reported on Schedule 13G filed by State Street Corporation with the SEC on February 14, 2019, State Street Corporation had (1) shared voting power with respect to 10,829,512 shares of common stock and (2) shared dispositive power with respect to 17,711,494 shares of common stock held by SSGA Funds Management, Inc., State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Trust Company, State Street Global Advisors Singapore Ltd, State Street Global Advisors GmbH, State Street Global Advisors Asia Ltd, State Street Global Advisors Limited (UK), State Street Global Advisors Ltd (Canada) and State Street Global Advisors Ireland Limited.

82	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  CEO Pay Ratio

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Our executive officers, directors, chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and on written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during 2018.

CEO Pay Ratio

As required by Section 953(B) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Schnitzer, our Chief Executive Officer. For 2018, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our company (other than Mr. Schnitzer) was $95,238;
●	The annual total compensation of Mr. Schnitzer was $14,660,092; and
●	Based on the foregoing, the ratio of the annual total compensation of Mr. Schnitzer to the median of the annual total compensation of all employees was 154 to 1.

In addition to the required ratio, we also provide the following supplemental information regarding the relationship of the annual total compensation of our full-time U.S. employees who worked for us for the entire year and the annual total compensation of Mr. Schnitzer. For 2018:

●	The median of the annual total compensation of full-time employees of our company (other than Mr. Schnitzer) in the United States who worked for us for the entire year was $107,644; and
●	Based on the foregoing and the above annual total compensation of Mr. Schnitzer, the ratio of the annual total compensation of Mr. Schnitzer to the median of the annual total compensation of our full-time employees in the U.S. who worked for us for the entire year was 136 to 1.

As discussed below, these calculations include Company-paid benefits. We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees and also offer 401(k) Savings Plan matching contributions and pension benefits. In addition, because we provide pension benefits to all our U.S. employees, these calculations also include year-over-year change in pension value, calculated in accordance with SEC disclosure rules.

Identifying the Median Employee for Purposes of the Required Ratio

There have been no changes in our employee population or employee compensation arrangements in our last completed fiscal year that we believe would significantly impact our pay ratio disclosure. Accordingly, as permitted under the SEC’s disclosure rules, we are using the same median employee as we used for purposes of our 2017 pay ratio.

In accordance with SEC rules, we selected December 31, 2017, which is the last day of our fiscal year, as the date upon which we would identify the “median employee”.

We determined that, as of December 31, 2017, we had approximately 31,100 full-time, part-time and temporary employees. These employees were located primarily in the United States, Canada, the United Kingdom, Ireland and Brazil. For purposes of calculating our median employee compensation, we excluded approximately 1,200 individuals from three separate jurisdictions. Of the excluded individuals, 1,033 were located in the United Kingdom, 119 were located in Brazil and 55 were located in Ireland. As a result of this de minimis exemption, our employee population for purposes of calculating our median employee compensation is reduced to approximately 29,900.

In order to identify the median employee, we used annual total compensation, as that term is defined in Item 402(c) (2)(x) of Regulation S-K, as our compensation measure. We included perquisites and personal benefits for each employee, whether or not the amount exceeded $10,000 in the aggregate. We also included the change in pension value for participants in our tax-qualified defined benefit plan with a cash-balance formula but excluded the change in pension value for grandfathered participants accruing benefits under a final average pay formula. We excluded

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the change in pension value for grandfathered participants because of the complexity of calculating change in pension value for such participants and the limited number of such participants. We consistently applied this compensation measure to our employee population.

Because our employees are predominantly located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying our median employee.

In addition, in identifying our median employee, we did not annualize the compensation of all permanent employees included in the employee population who were employed as of December 31, 2017 but did not work for us or our consolidated subsidiaries for the entire fiscal year.

Identifying the Median Employee for Purposes of the Supplemental Ratio

We are using the same median employee for purposes of the supplemental ratio as we did for our supplemental ratio in 2017. We identified such employee in the same manner as we did for the required ratio except:

●	We excluded all of our non-U.S. employees;
●	We excluded U.S. employees who were employed as of December 31, 2017 but did not work for us or our consolidated subsidiaries for the entire calendar year; and
●	We excluded part-time U.S. employees who were employed as of December 31, 2017.

Calculating the Median Employee’s Total Compensation

In order to determine the compensation of the median employee for purposes of the required ratio and for the supplemental ratio, we combined all of the elements of each employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $95,238 for the required ratio and $107,644 for the supplemental ratio. For purposes of the foregoing, we included personal benefits that in aggregate were less than $10,000 and, as described above, compensation under non-discriminatory benefit plans and year-over-year change in pension value.

Calculating Mr. Schnitzer’s Total Compensation

Mr. Schnitzer’s annual total compensation for 2018, above, differs from the amount reported in the “total” column in the “Summary Compensation Table” because it includes compensation under benefit plans that do not discriminate in favor of our executive officers and are available generally to all salaried employees, which amounts are excluded from the amount reported in the “Summary Compensation Table”.

General Information About the Meeting

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting of Shareholders to be held on May 22, 2019, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record or hold shares through our 401(k) Savings Plan, you may vote by granting a proxy. Specifically, you may vote:

●

By Internet—You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or proxy card in order to vote by Internet.

●

By Telephone—You may submit your proxy by using a touch-tone telephone to dial (800) 690-6903 and following the recorded instructions. You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.

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Other Information  |  General Information About the Meeting

●

By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What constitutes a quorum?

A majority of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by “broker non-votes”, as described below, are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 261,900,537 shares of the Company’s common stock were outstanding, and each share is entitled to one vote at the Annual Meeting.

Who is entitled to vote?

Shareholders as of the close of business on March 26, 2019 may vote at the Annual Meeting. You have one vote for each share of common stock held by you as of the Record Date, including shares:

●	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);
●	Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares; and
●	Credited to your account in the Company’s 401(k) Savings Plan.

What are the voting deadlines if I do not attend the Annual Meeting?

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 21, 2019 for the voting of shares held by shareholders of record or held in street name and at 11:59 p.m. (Eastern Daylight Time) on May 20, 2019 for the voting of shares held by current and former employees through the Company’s 401(k) Savings Plan.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 21, 2019.

Mailed proxy cards with respect to shares held by current and former employees through the Company’s 401(k) Savings Plan must be received no later than May 20, 2019.

May I revoke my proxy or change my vote?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:

●	Sending a written statement that you wish to revoke your proxy to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 21, 2019;
●	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 21, 2019;
●	Submitting a properly signed proxy card with a later date that is received no later than May 21, 2019; or
●	Attending the Annual Meeting and voting in person.

If you are a current or former employee and hold shares through Travelers’ 401(k) Savings Plan, you may change your vote and revoke your proxy by any of the first three methods listed if you do so no later than 11:59 p.m. (Eastern Daylight Time) on May 20, 2019. You cannot, however, revoke or change your proxy with respect to shares held through Travelers’ 401(k) Savings Plan after that date, and you cannot vote those shares in person at the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

What is a “broker non-vote” and how does it affect voting on each item?

A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. See below for a discussion of which proposals permit discretionary voting by brokers and the effect of a broker non-vote.

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Other Information  |  General Information About the Meeting

What if I receive more than one Notice or Proxy Card about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

How do I vote my shares in person at the Annual Meeting?

First, as discussed below, you must satisfy the requirements for admission to the Annual Meeting. Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Shares held by current and former employees through the Company’s 401(k) Savings Plan cannot be voted in person at the Annual Meeting.

What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of The Travelers Companies, Inc. stock, such as a bank or brokerage account statement.

Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes. Representatives of American Election Services, LLC will act as inspectors of election.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Morrow Sodali LLC to solicit proxies. We expect to pay Morrow Sodali LLC a fee of $15,000 plus reasonable expenses for these services.

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Other Information  |  General Information About the Meeting

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Item	Vote Required	Voting Options	Board Recommendation(2)	Broker Discretionary Voting Allowed(3)	Impact of Abstain Vote
Item 1 – Election of the 10 director nominees listed in this Proxy Statement	Majority of votes cast–“FOR” must exceed “AGAINST” votes(1)	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 – Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019	Majority of votes present in person or represented by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Item 3 – Non-binding vote to approve executive compensation		“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Item 4 – Amendment to the Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan		“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Item 5 – Shareholder proposal relating to a diversity report, including EEOC data, if presented at the Annual Meeting		“FOR” “AGAINST” “ABSTAIN”	“AGAINST”	No	“AGAINST”
(1)	In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Governance Guidelines further provide that the Nominating and Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Cumulative voting in the election of directors is not permitted.
(2)	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
(3)	A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the 10 director nominees disclosed in this Proxy Statement. A broker non-vote will have no effect on Items 2, 3, 4 and 5 unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item as described in the column “Vote Required” above, then a broker non-vote will have the same effect as a vote “AGAINST.”

What is “householding” and how does it affect me?

SEC rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Travelers Investor Relations Department, 485 Lexington Avenue, 3140-NY08EX, New York, New York 10017, 917-778-6877.

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Other Information  |   Shareholder Proposals for 2020 Annual Meeting and Equity Compensation Plan Information

Shareholder Proposals for 2020 Annual Meeting

If any shareholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, at the Company’s principal executive office located at 485 Lexington Avenue, New York, New York 10017. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2020 Annual Meeting Proxy Statement and form of proxy to be made available in April 2020, a proposal must be received by our Corporate Secretary on or before December 7, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Our bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or, if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting.

Our bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders meeting, are posted on our website at www.travelers.com under “For Investors: Corporate Governance: Amended and Restated Bylaws”.

For information regarding submission of a director nominee using the Company’s proxy access bylaw, see “Governance of Your Company—Director Nominations—Proxy Access” in this Proxy Statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 regarding the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	12,070,725	(2)	$106.83 per share	(3)	6,690,568	(4)
(1)	In addition to the 2014 Stock Incentive Plan, also included are The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, as amended (the “2004 Incentive Plan”), which was replaced by the 2014 Stock Incentive Plan, and certain plans for employees in the United Kingdom and the Republic of Ireland and The Travelers Deferred Compensation Plan for Non-Employee Directors. Shares delivered under these plans are issued pursuant to the 2004 Incentive Plan and the 2014 Stock Incentive Plan.
(2)	Total includes (i) 9,069,162 stock options, (ii) 1,045,050 performance shares and dividend equivalents accrued thereon (assuming issuance of 100% of performance shares granted), (iii) 1,648,048 restricted stock units, (iv) 281,495 director deferred stock awards and dividend equivalents accrued thereon and (v) 26,970 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors.
(3)	The weighted average exercise prices for both the 2004 Incentive Plan and the 2014 Stock Incentive Plan relate only to stock options. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration and also does not include common stock units credited to the deferred compensation accounts of certain non-employee directors at fair market value in lieu of cash compensation at the election of such directors.
(4)	These shares are available for grant as of December 31, 2018 under the 2014 Stock Incentive Plan pursuant to which the Compensation Committee of the Board of Directors may make various stock-based awards including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, deferred stock units, performance awards and other stock-based or stock-denominated awards with respect to the Company’s common stock. This includes 10 million shares initially authorized for issuance under the 2014 Stock Incentive Plan and an additional 2.5 million shares and 4.4 million shares authorized by shareholders in May 2017 and May 2016, respectively, and shares subject to awards under the 2004 Incentive Plan and the 2014 Stock Incentive Plan that expired, were cancelled, forfeited, settled in cash or otherwise terminated without the issuance of shares.

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Other Information  |  Other Business

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Wendy C. Skjerven
Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.travelers.com and click on “SEC Filings” under “Financial Information” under the “For Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary The Travelers Companies, Inc. 485 Lexington Avenue New York, NY 10017

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Other Information  |  Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions

Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions

Core income is consolidated net income excluding the after-tax impact of net realized investment gains (losses) and the effect of a change in tax laws and tax rates at enactment date. Core income per diluted share is core income on a per diluted common share basis.

Return on equity is the ratio of net income less preferred dividends to average shareholders’ equity for the periods presented. Average shareholders’ equity is (a) the sum of total shareholders’ equity excluding preferred stock at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Core return on equity is the ratio of core income less preferred dividends to adjusted average shareholders’ equity for the periods presented. Adjusted shareholders’ equity is shareholders’ equity excluding net unrealized investment gains (losses), net of tax, included in shareholders’ equity, net realized investment gains (losses), net of tax, for the period presented, the effect of a change in tax laws and tax rates at enactment (excluding the portion related to net unrealized investment gains (losses)), and preferred stock. Adjusted average shareholders’ equity is (a) the sum of adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Average annual core return on equity over a period is the ratio of: (a) the sum of core income less preferred dividends for the periods presented to (b) the sum of the adjusted average shareholders’ equity for all years in the period presented.

In the opinion of the Company’s management, core income, core income per diluted share and core return on equity are important indicators of how well management creates value for its shareholders through its operating activities and its capital management. Financial statement users also consider core income when analyzing the results and trends of insurance companies. These measures exclude net realized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. Internally, the Company’s management uses core income, core income per diluted share and core return on equity to evaluate financial performance against historical results and establish performance targets on a consolidated basis.

Book value per share is total common shareholders’ equity divided by the number of common shares outstanding. Adjusted book value per share is total common shareholders’ equity excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses. In the opinion of the Company’s management, it is important to measure profitability excluding the results of investing activities, which are managed separately from the insurance business. This measure is used to assess business performance and as a tool in making business decisions. Underwriting gain, excluding the impact of catastrophes and net favorable prior year loss reserve development, is the underwriting gain (loss) adjusted to exclude claims and claim adjustment expenses, reinstatement premiums and assessments related to catastrophes and loss reserve development related to time periods prior to the current year. In the opinion of the Company’s management, this measure is meaningful to users of the financial statements to understand the Company’s periodic earnings and the variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophes and loss reserve development. This measure is also referred to as underlying underwriting margin or underlying underwriting gain.

A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada. Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical or radiological events, cyber attacks, explosions and infrastructure failures. Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount. Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence. A catastrophe

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Other Information  |  Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions

may result in the payment of reinsurance reinstatement premiums and assessments from various pools.

The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company. Additionally, an aggregate threshold is applied for international business across all reportable segments. The threshold for 2018 ranged from approximately $18 million to $30 million of losses before reinsurance and taxes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years. In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income, and changes in claims and claim adjustment expense reserve levels from period to period.

We have included the following tables to provide a reconciliation or a calculation of the above terms used in this Proxy Statement: (i) net income to core income less preferred dividends, (ii) shareholders’ equity to adjusted shareholders’ equity, which are components of the return on equity and core return on equity ratios, (iii) calculation of return on equity and core return on equity, (iv) net income per diluted share to core income per diluted share, (v) book value per share to adjusted book value per share and (vi) components of net income.

RECONCILIATION OF NET INCOME TO CORE INCOME LESS PREFERRED DIVIDENDS

	Twelve Months Ended December 31,
($ in millions, after-tax)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216	$3,622
Adjustments:
Net realized investment gains	(93)	(142)	(47)	(2)	(51)	(106)	(32)	(36)	(173)	(22)
Impact of TCJA(1) at enactment	—	129	—	—	—	—	—	—	—	—
Core Income	2,430	2,043	2,967	3,437	3,641	3,567	2,441	1,390	3,043	3,600
Less: Preferred dividends	—	—	—	—	—	—	—	1	3	3
Core income, less preferred dividends	$2,430	$2,043	$2,967	$3,437	$3,641	$3,567	$2,441	$1,389	$3,040	$3,597

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO ADJUSTED SHAREHOLDERS’ EQUITY

	As of December 31,
($ in millions)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
Shareholders’
equity	$22,894	$23,731	$23,221	$23,598	$24,836	$24,796	$25,405	$24,477	$25,475	$27,415	$25,319
Net unrealized
investment
(gains)/losses,
net of tax	113	(1,112)	(730)	(1,289)	(1,966)	(1,322)	(3,103)	(2,871)	(1,859)	(1,856)	146
Net realized
investment
(gains)/losses,
net of tax	(93)	(142)	(47)	(2)	(51)	(106)	(32)	(36)	(173)	(22)	271
Impact of TCJA
at enactment	—	287	—	—	—	—	—	—	—	—	—
Preferred stock	—	—	—	—	—	—	—	—	(68)	(79)	(89)
Adjusted
shareholders’
equity	$22,914	$22,764	$22,444	$22,307	$22,819	$23,368	$22,270	$21,570	$23,375	$25,458	$25,647
(1)	Tax Cuts and Jobs Act of 2017 (“TCJA”)

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Other Information  |  Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions

CALCULATION OF RETURN ON EQUITY AND CORE RETURN ON EQUITY

	Twelve Months Ended December 31,
($ in millions, after-tax)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income, less
preferred dividends	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473	$1,425	$3,213	$3,619
Average
shareholders’ equity	22,843	23,671	24,182	24,304	25,264	25,099	25,192	25,075	26,601	26,902
Return on equity	11.0%	8.7%	12.5%	14.2%	14.6%	14.6%	9.8%	5.7%	12.1%	13.5%
Core income, less
preferred dividends	$2,430	$2,043	$2,967	$3,437	$3,641	$3,567	$2,441	$1,389	$3,040	$3,597
Adjusted average
shareholders’ equity	22,814	22,743	22,386	22,681	23,447	23,004	22,158	22,806	24,285	25,777
Core return
on equity	10.7%	9.0%	13.3%	15.2%	15.5%	15.5%	11.0%	6.1%	12.5%	14.0%

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO CORE INCOME PER DILUTED SHARE

	Twelve Months Ended
	December 31,
	2018	2017
Diluted income per share
Net income	$9.28	$7.33
Adjustments:
Net realized investment gains, after-tax	(0.34)	(0.51)
Impact of TCJA at enactment	—	0.46
Core income	$8.94	$7.28

RECONCILIATION OF BOOK VALUE PER SHARE TO ADJUSTED BOOK VALUE PER SHARE

($ in millions)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
Book value per share	$86.84	$87.46	$83.05	$79.75	$77.08	$70.15	$67.31	$62.32	$58.47	$52.54	$43.12
Less: Net unrealized investment gains/
(losses), net of tax	(0.43)	4.10	2.61	4.36	6.10	3.74	8.22	7.31	4.28	3.56	(0.25)
Adjusted book value per share	$87.27	$83.36	$80.44	$75.39	$70.98	$66.41	$59.09	$55.01	$54.19	$48.98	$43.37

A-3	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions

COMPONENTS OF NET INCOME
	Twelve Months Ended December 31,
($ in millions, after-tax)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007
Underwriting gain
excluding the impact
of catastrophes
and net favorable
prior year reserve
development
(underlying
underwriting gain)	$1,522	$1,239	$1,265	$1,446	$1,430	$1,277	$888	$451	$715	$866	$995	$1,457
Impact of catastrophes	(1,355)	(1,267)	(576)	(338)	(462)	(387)	(1,214)	(1,669)	(729)	(297)	(919)	(109)
Impact of net
favorable prior year
reserve development	409	378	510	617	616	552	622	473	818	868	1,000	351
Underwriting gain/(loss)	576	350	1,199	1,725	1,584	1,442	296	(745)	804	1,437	1,076	1,699
Net investment income	2,102	1,872	1,846	1,905	2,216	2,186	2,316	2,330	2,468	2,290	2,299	2,915
Other, including
interest expense	(248)	(179)	(78)	(193)	(159)	(61)	(171)	(195)	(229)	(127)	(180)	(114)
Core income	2,430	2,043	2,967	3,437	3,641	3,567	2,441	1,390	3,043	3,600	3,195	4,500
Net realized investment
gains/(losses)	93	142	47	2	51	106	32	36	173	22	(271)	101
Impact of TCJA
at enactment	—	(129)	—	—	—	—	—	—	—	—	—	—
Net income	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216	$3,622	$2,924	$4,601

The following terms are also used in this Proxy Statement and are defined as follows:

●	Book value per share growth is the percentage change in book value per share over the specified time period.
●	Adjusted book value per share growth is the percentage change in adjusted book value per share over the specified time period.
●	Total shareholder return is the percentage change in the stock price and the cumulative amount of dividends, assuming dividend reinvestment, from the stock price at the beginning of the specified period.

2019 Proxy Statement | The Travelers Companies, Inc.	A-4

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

1. Purpose. The purposes of The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) are (i) to attract and retain Eligible Persons by providing competitive compensation opportunities, (ii) to provide Eligible Persons with incentive-based compensation in the form of Company Common Stock, (iii) to attract and compensate non-employee directors for service as Board and committee members, (iv) to encourage decision making based upon long-term goals, and (v) to align the interest of Eligible Persons with that of the Company’s shareholders by encouraging such persons to acquire a greater ownership position in the Company.

2. Definitions. Wherever used herein, the following terms shall have the respective meanings set forth below:

“Award” means an award to a Participant made in accordance with the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Company” means The Travelers Companies, Inc.

“Committee” means the Compensation Committee of the Board, or a subcommittee of that committee, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify as “independent directors” within the meaning of Rule 303A of the New York Stock Exchange, ~~as “outside directors” within the meaning of Section 162(m) of the Code,~~ and as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

“Common Stock” means the common stock of the Company.

“Change of Control” means the first to occur of (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then-outstanding Common Stock, other than pursuant to a purchase of Common Stock from the Company; (ii) individuals who constitute the Board on the effective date of this Plan, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; (iii) any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions) to any person or group other than Permitted Holders; or (v) the consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same proportion as their ownership of the voting power of the Company immediately prior to such Transaction. Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder (“Code Section 409A”), no Change of Control shall be deemed to have occurred upon an event described in clauses (i) through (v) above that would have the effect of changing the time of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

“Eligible Person” means an employee, non-employee director, consultant or other service provider with respect to the Company or its affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, as of a specified date, unless otherwise determined by the Committee, the closing trading price of a share of Common Stock on the New York Stock Exchange or on any national securities exchange on which the shares of Common Stock are then listed, or if the shares were not traded on such date, then on the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“ISO” means an incentive stock option as defined in Section 422 of the Code.

B-1	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

“Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of a stock option granted under the Plan plus the tax benefit that could be realized by the Company as a result of such stock option exercise, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of such stock option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated) times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid with shares.

“Participant” means an Eligible Person who is selected by the Committee to participate in the Plan.

“Permitted Holder” means (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Performance Conditions” may, for purposes of Awards under the Plan, include one or more of: earnings per share, earnings before interest and tax, net income, adjusted net income, operating income, stock price, total shareholder return, market share, return on equity, cash return on equity, achievement of profit, loss and/or expense ratio, revenue targets, cash flows, book value, return on assets or return on capital, improvements in capital structure, revenues or sales, working capital, credit rating, improvement in workforce diversity, employee retention, closing of corporate transactions, customer satisfaction, or implementation, completion or attainment of products or projects. Such Performance Conditions may be based on the attainment of levels set for such financial measures with respect to the Company or any subsidiary, division, business unit, or any combination thereof and may be set as an absolute measure or relative to a designated peer group or index of comparable companies. Such Performance Conditions shall be set and defined by the Committee ~~within the time period prescribed by Section 162(m) of the Code~~, and for purposes of defining such Performance Conditions, the Committee may elect to exclude the impact of certain extraordinary or non-recurring items. Unless specifically determined by the Committee at the time a Performance Condition is set, the satisfaction of any Performance Condition shall be determined by eliminating the impact of any change in accounting rules which becomes effective following the time such Performance Condition is set.

“Prior Plan” means the Company’s Amended and Restated 2004 Stock Incentive Plan.

“Prior Plan Award” means an equity award granted under the Prior Plan which remains outstanding as of the effective date of this Plan.

3. Shares Subject to the Plan. Subject to adjustment as provided in Section 20, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall be ~~16,900,000~~20,000,000. The shares of Common Stock issued under the Plan may come from authorized and unissued shares or shares purchased in the open market. No Participant may, in any consecutive three calendar year period, be granted Awards of stock options and stock appreciation rights under Sections 7 and 8 of the Plan, respectively, with respect to more than 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 20.

Shares of Common Stock subject to an Award granted under this Plan or a Prior Plan Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part, shall thereafter again be available for grant under the Plan. If the exercise price of any stock option is satisfied by delivering shares of Common Stock to the Company (by tender of such shares or attestation) or by authorizing the Company to retain shares of Common Stock, only the number of shares of Common Stock delivered to the Participant net of shares of Common Stock delivered to the Company (by tender or attestation) or retained by the Company shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax or other withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. Shares of Common Stock purchased by the Company on the open market using Option Proceeds shall also be available for grant under the Plan; provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at Fair Market Value on the date of exercise of the stock option giving rise to such Option Proceeds.

2019 Proxy Statement | The Travelers Companies, Inc.	B-2

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

In addition, the number of shares of Common Stock available for grant under the Plan shall not be reduced by shares subject to Awards granted upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by (or whose assets are acquired by) the Company.

4. Administration.

4.1 Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to:

(i) determine the type and timing of Awards to be granted under the Plan;

(ii) select Award recipients and determine the extent of their participation;

(iii) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant’s retirement, death, disability, leave of absence or termination of employment; and

(iv) waive vesting or forfeiture conditions with respect to outstanding Awards.

The Committee’s right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

4.2 Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award document, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award document and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration and interpretation of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and subsidiaries and all Participants.

4.3 Delegation of Authority. To the extent permitted under applicable law, the Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not subject to the reporting requirements of Section 16(a) of the Exchange Act or “covered employees” described in Section 162(m) of the Code.

5. Eligibility. The Committee shall determine which Eligible Persons shall be eligible to receive Awards. No Eligible Person shall have at any time the right to receive an Award, or having been selected for an Award, to receive any further Awards.

The Committee may also grant stock options, stock appreciation rights, restricted stock, performance awards or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

6. Awards. Awards under the Plan may consist of: non-qualified stock options, ISOs, stock appreciation rights, restricted stock, performance awards and any other stock-based awards, including deferred stock units.

7. Stock Options.

7.1 Types of Options. Stock options granted under the Plan may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code, as determined by the Committee and evidenced by the document governing the Award.

7.2 ISOs. The terms and conditions of any ISO shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee. At the discretion of the Committee, ISOs may be granted to any employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code (each, a “Subsidiary”). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price for such ISO is at least one-hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the

B-3	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. The maximum number of shares of Common Stock available under the Plan for issuance as ISOs shall be the full number of shares reserved for issuance under Section 3 hereof.

All stock options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award document expressly states that the stock option is intended to be an ISO. If a stock option is intended to be an ISO, and if for any reason such stock option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such stock option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such stock option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.

7.3 Exercise Price and Period. The Committee shall establish the exercise price, which price (other than for substitute options pursuant to Section 5 or options intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant. Each stock option may be exercised in whole or in part on the terms provided in the Award document. The Committee also shall establish the period during which a stock option is exercisable, provided that in no event may a stock option be exercisable for a period of more than ten (10) years from the date of grant.

When a stock option is no longer exercisable, it shall be deemed to have lapsed or expired.

7.4 Manner of Exercise. The exercise price of each share as to which a stock option is exercised and, if requested, the amount of any federal, state, local or foreign withholding taxes, shall be paid in full at the time of such exercise. For purposes of this Section 7.4, the exercise date of a stock option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) below. The exercise of any stock option shall be contingent on and subject to such payment of the exercise price and withholding taxes, or the arrangement for the satisfaction of such payments in a manner satisfactory to the Committee. Such payment shall be made in any of the following forms:

(i) in cash (including check, bank draft or money order),

(ii) by delivery of shares of Common Stock owned by the Participant (by tender of such shares or by attestation) having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested, subject to (A) the shares so delivered having such characteristics as are required, if necessary, in order to avoid adverse accounting consequences to the Company on account of use of such shares to pay the exercise price and (B) such other guidelines for the tender of Common Stock as the Committee may establish,

(iii) if approved by the Committee in the related Award document or other action by the Committee, authorization of the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested (i.e., a “net settlement” arrangement),

(iv) subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, or

(v) such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock, retention of shares and such other consideration.

The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock option in consideration of a cash payment in an amount not greater than the excess, if any, of the aggregate Fair Market Value (on the date of such cancellation) of the shares subject to the stock option over the aggregate exercise price of such stock option; provided, however, that the Participant’s consent is not required for such a cancellation pursuant to Section 13 hereof.

7.5 Automatic Exercise in Certain Circumstances. Notwithstanding Sections 7.3 and 7.4 of the Plan, to the extent that any portion of a vested and exercisable stock option remains unexercised as of the close of business on the expiration date of the stock option (either the originally scheduled expiration date or such earlier date on which the stock option would otherwise expire pursuant to the applicable Award documents in connection with a termination of employment other than due to gross misconduct or cause) (the “Automatic Exercise Date”), the entire vested and exercisable portion of such stock option will be exercised

2019 Proxy Statement | The Travelers Companies, Inc.	B-4

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

on the Automatic Exercise Date without any further action by the Participant to whom the stock option was granted (or the person or persons to whom the stock option may have been transferred in accordance with Section 15 of the Plan and any applicable Award documents), but only if (i) the Fair Market Value per share of Common Stock on the Automatic Exercise Date is at least $0.01 greater than the per share exercise price of the stock option, and (ii) no suspension of the automatic option exercise program described under this Section 7.5 is then in effect. The aggregate exercise price for any option exercise under this Section 7.5 and any related withholding taxes will be paid by the Company retaining from the total number of shares of Common Stock as to which the stock option is being exercised a number of shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate exercise price plus the applicable withholding taxes. Consistent with Section 26 of the Plan, the Committee shall have the authority to limit or modify the applicability of this provision to Participants who are foreign nationals or employed outside of the United States, or both. Because the responsibility for exercising a stock option rests with the Participant, and because the exercise procedure described in this Section 7.5 is provided only as a convenience to Participants, neither the Committee, the Company nor any of its directors, officers, employees or agents shall incur any liability to any Participant if a stock option expires unexercised because an exercise pursuant to this Section 7.5 fails to occur for any reason.

8. Stock Appreciation Rights. An Award of a stock appreciation right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the stock appreciation right all or a portion of the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date of exercise of the stock appreciation right over a specified strike price, which price (other than for substitute stock appreciation rights pursuant to Section 5 or stock appreciation rights intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant of the stock appreciation right or the date of grant of a previously granted related stock option, as determined by the Committee in its discretion. A stock appreciation right may be granted in connection with a previously or contemporaneously granted stock option, or independent of any stock option. If issued in connection with a previously granted related stock option, the Committee shall impose a condition that the exercise of the stock appreciation right cancels the related stock option and exercise of the related stock option cancels the stock appreciation right, and the other terms of the stock appreciation right shall be identical in all respects to the terms of the related stock option except for the medium of payment. Each stock appreciation right may be exercised in whole or in part on the terms provided in the Award document. Stock appreciation rights granted independent of any stock option shall be exercisable for such period as specified by the Committee; provided that, in no event may a stock appreciation right be exercisable for a period of more than ten (10) years. When a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable agreement, upon exercise of a stock appreciation right, payment to the Participant shall be made in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock as promptly as practicable after such exercise. The Award document may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares of Common Stock) may be made in the event of the exercise of a stock appreciation right. The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock appreciation right in consideration of a cash payment in an amount not in excess of the difference between the aggregate Fair Market Value (on the date of such cancellation) of any shares subject to the stock appreciation right and the aggregate strike price of such Shares; provided, however, that the Participant’s consent is not required for such a cancellation in connection with the purchase of such stock appreciation right pursuant to Section 13 hereof. The automatic exercise provisions described under Section 7.5 with respect to stock options shall apply on a similar basis with respect to stock appreciation rights.

9. Restricted Stock. Restricted stock may be granted in the form of actual shares of Common Stock, which shall be evidenced by a certificate with an appropriate legend, or in uncertificated direct registration form, registered in the name of the Participant but held by the Company until the end of the restricted period, as determined by the Committee. As a condition to the receipt of an award of restricted stock in the form of actual shares of Common Stock, a Participant may be required to execute any stock powers, escrow agreements or other documents as may be determined by the Committee. Any conditions, limitations, restrictions, vesting and forfeiture provisions shall be established by the Committee in its discretion.

The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an Award of restricted stock, to the extent vested, for an amount equal to the aggregate Fair Market Value of such shares on the date of purchase. Awards of restricted stock

B-5	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

may provide the Participant with dividends or dividend equivalents (pursuant to Section 17) and voting rights, if in the form of actual shares, prior to vesting. With respect to Awards of restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such Awards.

10. Performance Awards. Performance awards may be in the form of performance shares valued with reference to a share of Common Stock or performance units valued with reference to an amount of property (including cash) other than shares of Common Stock. Performance awards may also be granted in the form of any other stock-based Award. Performance awards shall entitle a Participant to future payments based upon the attainment of Performance Conditions established in writing by the Committee. Payment shall be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee. The Award document establishing a performance award may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. With respect to Awards of restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such performance awards. The Award document shall also provide for the timing of payment.

Following the conclusion or acceleration of the period of time designated for attainment of the Performance Conditions, the Committee shall determine the extent to which the Performance Conditions have been attained and shall then cause to be delivered to the Participant (i) a number of shares of Common Stock equal to the number of performance shares or the value of such performance units determined by the Committee to have been earned, and/or (ii) cash equal to the Fair Market Value of such number of performance shares or the value of performance units, as the Committee shall elect or as shall have been stated in the applicable Award document. In no event may performance awards be granted to a single Participant in any calendar year (i) in respect of more than 1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (ii) having a maximum payment with a value greater than $15,000,000 (if the Award is denominated in other than shares of Common Stock).

11. Other Stock-Based Awards. The Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and restricted or deferred stock units), to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. With respect to such Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting and payment of such Awards in accordance with Section 10.

12. Award Documents. Each Award under the Plan shall be evidenced by an Award document (which may consist of a term sheet or an agreement, and may be provided in electronic form) setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may, in its discretion, place terms in the Award documents that provide for the acceleration of any time periods relating to the exercise or realization of any Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee, in connection with a Change of Control.

13. Change of Control. The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i) provide for the purchase or cancellation of such Awards, for an amount of cash, if any, equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

(ii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including the acceleration of vesting); and/or

(iii) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

14. Withholding. The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or

2019 Proxy Statement | The Travelers Companies, Inc.	B-6

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by any of the methods pursuant to which the exercise price of a stock option may be paid pursuant to Section 7. Any satisfaction of tax obligations through the withholding of shares may only be up to the statutory minimum tax rate. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

15. Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative in the case of disability) may exercise a stock option or stock appreciation right, or receive payment with respect to restricted stock, a performance award or any other Award. The Committee may permit (on such terms, conditions and limitations as it determines), an Award of restricted stock, stock options, stock appreciation rights, performance shares or performance units or other Awards to be transferred or transferable to family members, charities or estate planning vehicles, in each case, for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

16. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts. Any such rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

17. Dividends and Dividend Equivalents. An Award (other than a stock option or stock appreciation right) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after the Common Stock subject to the Award is earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee; provided, however, that in the case of any performance-based Awards, any associated dividends or dividend equivalent payments will not be paid unless and until the corresponding portion of the underlying Award is earned. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

18. No Right to Awards or Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as expressly provided herein or in any Award document entered into hereunder.

19. Rights as a Shareholder. Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 17.

20. Adjustment of and Changes in Common Stock. Except as otherwise provided under Section 13 or as separately addressed pursuant to Section 17, in the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing the Committee shall cause there to be made a substitution or adjustment, as it determines to be equitable in order to prevent a dilution or enlargement of rights relative to other shareholders of Common Stock, to (i) the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock or other securities to which such Awards are subject, and the exercise or strike price of

B-7	The Travelers Companies, Inc. | 2019 Proxy Statement

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, (ii) the maximum number of Shares for which Awards may be granted during a specified period to any Participant, and/or (iii) any other affected terms of such Awards; provided, in each case, that no such adjustment shall be authorized under this Section 20 to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In either case, any such substitution or adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number. In no event shall an outstanding stock option or stock appreciation right be amended for the sole purpose of decreasing the exercise price or strike price thereof, except in accordance with Section 21 of the Plan.

21. Amendment; Repricing. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with the rules of the New York Stock Exchange ~~or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Code~~, and (ii) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the Participant to whom such Award was made; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards to meet the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants). Except for adjustments pursuant to Section 20, in no event may any stock option or stock appreciation right granted under the Plan be amended to decrease the exercise price or strike price thereof, as the case may be, or be cancelled (i) in exchange for a cash payment exceeding the excess (if any) of the Fair Market Value of shares covered by such stock option or stock appreciation right over the corresponding exercise price or strike price for such Award or (ii) in conjunction with the grant of any new stock option or stock appreciation right or other Award with a lower exercise price or strike price, as the case may be, or otherwise be subject to any action that would be treated under the rules of the New York Stock Exchange as a “repricing” of such stock option or stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and rules of the New York Stock Exchange.

22. Government and Other Regulations. The obligation of the Company to settle Awards in Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

23. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any subsidiary or affiliate of the Company except as otherwise specifically provided in such other plan.

24. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota applicable to contracts made and performed wholly within such state by residents thereof.

25. Effective Date. This Plan (prior to the amendments and restatements thereof) was originally approved by the Board on February 5, 2014, subject to approval by the Company’s shareholders, and ~~will become~~ became effective upon the date of such shareholder approval. Subject to earlier termination pursuant to Section 21, the Plan shall terminate on February 5, 2024. No Award may be granted under the Plan after February 5, 2024, but Awards theretofore granted may extend beyond that date.

26. Foreign Eligible Persons. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions

2019 Proxy Statement | The Travelers Companies, Inc.	B-8

Other Information  |  Annex B: The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

27. Compliance with Code Section 409A.

27.1 Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

27.2 Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

27.3 General Compliance with Code Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Code Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). The Company shall use commercially reasonable efforts to implement the provisions of this Section 27 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 27.

28. Awards Subject to the Plan. In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

29. Fractional Shares. Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

30. Severability. If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

31. Forfeiture/Clawback. Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

B-9	The Travelers Companies, Inc. | 2019 Proxy Statement

485 LEXINGTON AVENUE
NEW YORK, NY 10017

YOU HAVE THREE WAYS TO VOTE:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, date and return your proxy card in the postage-paid envelope that has been provided to you or return it to The Travelers Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2019.

If you are a current or former employee voting shares held under Travelers' 401(k) Savings Plan, however, your vote with respect to those plan shares must be received by 11:59  p.m.  Eastern  Daylight Time on May 20, 2019. Please consult the separate voting instructions provided for persons holding shares through a Company employee benefit or compensation plan.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Travelers Companies, Inc. in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E62548-Z74468-Z74467-P20012	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE TRAVELERS COMPANIES, INC.
The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.
1.	Election of the ten directors listed below.
	Nominees:		For	Against	Abstain
	1a.	Alan L. Beller	☐	☐	☐
	1b.	Janet M. Dolan	☐	☐	☐
	1c.	Patricia L. Higgins	☐	☐	☐
	1d.	William J. Kane	☐	☐	☐
	1e.	Clarence Otis Jr.	☐	☐	☐
	1f.	Philip T. Ruegger III	☐	☐	☐
	1g.	Todd C. Schermerhorn	☐	☐	☐
	1h.	Alan D. Schnitzer	☐	☐	☐
	1i.	Donald J. Shepard	☐	☐	☐
	1j.	Laurie J. Thomsen	☐	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as The Travelers Companies, Inc. independent registered public accounting firm for 2019.	☐	☐	☐

3.	Non-binding vote to approve executive compensation.	☐	☐	☐

4.	Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.

5.	Shareholder proposal relating to a diversity report, including EEOC data, if presented at the Annual Meeting of Shareholders.	☐	☐	☐

IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

NOTE: Please sign exactly as the name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2019: the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

For driving directions to the Annual Meeting, please see the "Notice of Internet Availability of Proxy Materials - FAQs" posted on our website at www.travelers.com under "For Investors".

E62549-Z74468-Z74467-P20012

THE TRAVELERS COMPANIES, INC.
Proxy Solicited on Behalf of the Board of Directors of The Travelers Companies, Inc.
for the Annual Meeting of Shareholders, May 22, 2019

The signer(s) hereby constitute(s) and appoint(s) Alan D. Schnitzer, Avrohom J. Kess and Wendy C. Skjerven, and each of them, the signer(s) true and lawful agents and proxies, with full power of substitution in each, to represent the signer(s) at the Annual Meeting of Shareholders of The Travelers Companies, Inc. to be held on May 22, 2019 at 9:00 a.m. (Eastern Daylight Time) and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of stock of The Travelers Companies, Inc. held of record by the signer(s) at the close of business on March 26, 2019 as the signer(s) would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and AGAINST Proposal 5. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE